                                  EXHIBIT 2.1

                         AGREEMENT AND PLAN OF MERGER

                                 BY AND AMONG

                          PREMIERE TECHNOLOGIES, INC.

                           PTEK MERGER CORPORATION

                          VOICE-TEL ENTERPRISES, INC.

                                      AND

                THE STOCKHOLDERS OF VOICE-TEL ENTERPRISES, INC.

                           Dated as of April 2, 1997

                               TABLE OF CONTENTS

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PARTIES..................................................................................................................      1

PREAMBLE.................................................................................................................      1

ARTICLE 1 - TRANSACTIONS AND TERMS OF MERGER.............................................................................      1

      1.1     Merger.....................................................................................................      1
      1.2     Time and Place of Closing..................................................................................      1
      1.3     Effective Time.............................................................................................      2

ARTICLE 2 - TERMS OF MERGER..............................................................................................      2

      2.1     Charter....................................................................................................      2
      2.2     Bylaws.....................................................................................................      2
      2.3     Directors and Officers.....................................................................................      2

ARTICLE 3 - MANNER OF CONVERTING SHARES..................................................................................      2

      3.1     Conversion of Shares.......................................................................................      2
      3.2     Anti-Dilution Provisions...................................................................................      4
      3.3     Shares Held by VTE or Premiere.............................................................................      5
      3.5     Fractional Shares..........................................................................................      5
      3.6     Stock Options..............................................................................................      5

ARTICLE 4 - EXCHANGE OF SHARES...........................................................................................      6

      4.1     Exchange Procedures........................................................................................      6
      4.2     Rights of Former VTE Stockholders..........................................................................      7
      4.3     Escrow Agreement...........................................................................................      7
      4.4     Legending of Securities; Pooling Restrictions..............................................................      8

ARTICLE 5 - REPRESENTATIONS AND WARRANTIES OF VTE AND THE STOCKHOLDERS...................................................      8

      5.1     Organization, Standing, and Power..........................................................................      8
      5.2     Authority of VTE; No Breach By Agreement...................................................................      9
      5.3     Authority of Stockholders; No Breach By Agreement..........................................................     10
      5.4     Capital Stock..............................................................................................     10
      5.5     VTE Subsidiaries...........................................................................................     11
      5.6     Financial Statements.......................................................................................     12
      5.7     Absence of Undisclosed Liabilities.........................................................................     12
      5.8     Absence of Certain Changes or Events.......................................................................     12
      5.9     Tax Matters................................................................................................     12
      5.10    Assets.....................................................................................................     14
      5.11    Intellectual Property......................................................................................     15
      5.12    Environmental Matters......................................................................................     17
      5.13    Compliance with Laws.......................................................................................     17
      5.14    Labor Relations............................................................................................     18
      5.15    Employee Benefit Plans.....................................................................................     18
      5.16    Material Contracts.........................................................................................     20
      5.17    Legal Proceedings..........................................................................................     21
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      5.18    Reports....................................................................................................     21
      5.19    Franchise Matters..........................................................................................     21
      5.20    VTE Products and Services..................................................................................     24
      5.21    System Performance.........................................................................................     25
      5.22    Statements True and Correct................................................................................     26
      5.23    Accounting and Regulatory Matters..........................................................................     26
      5.24    State Takeover Laws........................................................................................     26
      5.25    Charter Provisions.........................................................................................     26
      5.26    Investment Intention.......................................................................................     26
      5.27    Board Recommendation.......................................................................................     27
      5.28    Amway Matters..............................................................................................     27

ARTICLE 6 - REPRESENTATIONS AND WARRANTIES OF PREMIERE...................................................................     28

      6.1     Organization, Standing, and Power..........................................................................     28
      6.2     Authority; No Breach By Agreement..........................................................................     28
      6.3     Capital Stock..............................................................................................     29
      6.4     Premiere Subsidiaries......................................................................................     30
      6.5     SEC Filings; Financial Statements..........................................................................     30
      6.6     Absence of Undisclosed Liabilities.........................................................................     31
      6.7     Absence of Certain Changes or Events.......................................................................     31
      6.8     Compliance With Laws.......................................................................................     31
      6.9     Legal Proceedings..........................................................................................     32
      6.10    Statements True and Correct................................................................................     32
      6.11    Accounting, and Regulatory Matters.........................................................................     33

ARTICLE 7 - CONDUCT OF BUSINESS PENDING CONSUMMATION.....................................................................     33

      7.1     Affirmative Covenants of VTE...............................................................................     33
      7.2     Negative Covenants of VTE..................................................................................     33
      7.3     Covenants of Premiere......................................................................................     35
      7.4     Adverse Changes in Condition...............................................................................     35
      7.5     Reports....................................................................................................     36

ARTICLE 8 - ADDITIONAL AGREEMENTS........................................................................................     36

      8.1     [Reserved].................................................................................................     36
      8.2     Exchange Listing...........................................................................................     36
      8.3     Applications; Antitrust Notification.......................................................................     36
      8.4     Filings with State Offices.................................................................................     36
      8.5     Agreement as to Efforts to Consummate......................................................................     37
      8.6     Investigation and Confidentiality..........................................................................     37
      8.7     Press Releases.............................................................................................     37
      8.8     Certain Actions............................................................................................     38
      8.9     Stockholder Releases.......................................................................................     38
      8.10    Accounting Treatment.......................................................................................     38
      8.11    State Takeover Laws........................................................................................     39
      8.12    Charter Provisions.........................................................................................     39
      8.14    NonCompetition, Nonsolicitation and Nondisclosure..........................................................     39
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ARTICLE 9 - CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE............................................................     41

      9.1     Conditions to Obligations of Each Party....................................................................     41
      9.2     Conditions to Obligations of Premiere......................................................................     43
      9.3     Conditions to Obligations of VTE and the Stockholders......................................................     44

ARTICLE 10 - INDEMNIFICATION.............................................................................................     45

      10.1    Agreement of Indemnitors to Indemnify......................................................................     45
      10.2    Procedures for Indemnification.............................................................................     46
      10.3    Third Party Claims.........................................................................................     47
      10.4    Limitations as to Amount...................................................................................     48
      10.5    Tax Effect and Insurance...................................................................................     49
      10.6    Subrogation.................................................................................................    49
      10.7    Arbitration.................................................................................................    49
      10.8    Exclusivity................................................................................................     50

ARTICLE 11 - TERMINATION.................................................................................................     50

      11.1    Termination................................................................................................     50
      11.2    Effect of Termination......................................................................................     51

ARTICLE 12 - MISCELLANEOUS...............................................................................................     51

      12.1    Definitions................................................................................................     51
      12.2    Expenses...................................................................................................     64
      12.3    Brokers and Finders........................................................................................     64
      12.4    Entire Agreement...........................................................................................     64
      12.5    Amendments.................................................................................................     64
      12.6    Waivers....................................................................................................     64
      12.7    Assignment.................................................................................................     65
      12.8    Notices....................................................................................................     65
      12.9    Governing Law..............................................................................................     66
      12.10   Counterparts................................................................................................    66
      12.11   Captions; Articles and Sections.............................................................................    67
      12.12   Interpretations.............................................................................................    67
      12.13   Enforcement of Agreement....................................................................................    67
      12.14   Severability................................................................................................    67
      12.15   Survival....................................................................................................    67

SIGNATURES...............................................................................................................     68
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

                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------


          THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of April 2, 1997, by and among PREMIERE TECHNOLOGIES, INC. ("Premiere"), a Georgia corporation; PTEK MERGER CORPORATION ("Sub"), a Delaware corporation and wholly-owned subsidiary of Premiere; VOICE-TEL ENTERPRISES, INC. ("VTE"), a Delaware corporation; and the stockholders of VTE set forth on the signature pages hereof (each a "Stockholder" and collectively the "Stockholders").


                                    PREAMBLE
                                    --------

          This Agreement provides for the acquisition of VTE by Premiere pursuant to the merger of Sub with and into VTE. At the effective time of such merger, the outstanding shares of the capital stock of VTE shall be converted into shares of the common stock of Premiere (except as provided herein). As a result, stockholders of VTE shall become stockholders of Premiere and VTE shall continue to conduct its business and operations. The transactions described in this Agreement are subject to the expiration of the required waiting period under the HSR Act and the satisfaction of certain other conditions described in this Agreement. It is the intention of the parties to this Agreement that the Merger for federal income tax purposes shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code, and for accounting purposes shall qualify for treatment as a pooling of interests.

          Certain terms used in this Agreement are defined in Section 121 of this Agreement.

          NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants, and agreements set forth herein, the parties agree as follows:


                                  ARTICLE 1
                       TRANSACTIONS AND TERMS OF MERGER
                       --------------------------------

          1.1  MERGER. Subject to the terms and conditions of this Agreement, at
               ------
the Effective Time, Sub shall be merged with and into VTE in accordance with the provisions of Section 251 of the DGCL and with the effect provided in Section 259 of the DGCL (the "Merger"). VTE shall be the Surviving Corporation resulting from the Merger and shall continue to be governed by the Laws of the State of Delaware. The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective Boards of Directors of VTE, Sub and Premiere.

          1.2  TIME AND PLACE OF CLOSING.  The closing of the transactions
               -------------------------
contemplated hereby (the "Closing") will take place at 9:00 A.M. on the date that the Effective Time occurs (or the immediately preceding day if the Effective Time is earlier than 9:00 A.M.), or at such other time as the Parties, acting through their authorized officers, may mutually agree. The Closing shall be held at the offices of Alston & Bird LLP, Atlanta, Georgia, or at such other location as may be mutually agreed upon by the Parties.

          1.3  EFFECTIVE TIME.  The Merger and other transactions contemplated
               --------------
by this Agreement shall become effective on the date and at the time the Certificate of Merger reflecting the Merger shall become effective with the Secretary of State of the State of Delaware (the "Effective Time").

          1.4  TAX-FREE REORGANIZATION.  The Parties intend to adopt this
               -----------------------
Agreement as a tax-free plan of reorganization and to consummate the Merger in accordance with the provisions of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code. In this regard, Premiere represents that it currently intends, and that on the Effective Date it will intend, to continue VTE's historic business or use a significant portion of VTE's business assets in a business within the meaning of Treasury Regulation Section 1.368-1(d).


                                   ARTICLE 2
                                TERMS OF MERGER
                                ---------------

          2.1  CHARTER.  The Certificate of Incorporation of VTE in effect
               -------
immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until duly amended or repealed.

          2.2  BYLAWS.  The Bylaws of VTE in effect immediately prior to the
               ------
Effective Time shall be the Bylaws of the Surviving Corporation until duly amended or repealed.

          2.3  DIRECTORS AND OFFICERS.  The directors of VTE in office
               ----------------------
immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the directors of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation. The officers of VTE in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the officers of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation.


                                   ARTICLE 3
                          MANNER OF CONVERTING SHARES
                          ---------------------------

          3.1  CONVERSION OF SHARES.  Subject to the provisions of this Article
               --------------------
3, at the Effective Time, by virtue of the Merger and without any action on the part of Premiere, VTE, or the stockholders of the foregoing, the shares of the following corporations shall be converted as follows:

          (a) Each share of Premiere Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

          (b) Each share of Sub Common Stock issued and outstanding immediately prior to the Effective time shall cease to be outstanding and shall be converted into one share of VTE Common Stock.

          (c) Each share of VTE Common Stock (excluding shares held by any VTE Entity or any Premiere Entity, and excluding shares held by stockholders who perfect their statutory dissenters' rights as provided in Section 3.4) issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be converted into and exchanged for:

               (i) the number of shares of Premiere Common Stock (rounded to the nearest hundredth of a share) determined by dividing the product of
       (A) either (1) .77 if the Amway Convertible Note is converted or (2) .71 if the Amway Convertible Note is not converted and (B) the Per Share Purchase Price, by the Average Closing Price (the "Firm Exchange Ratio");

               (ii) (subject to the provisions of Section 4.3) the number of shares of Premiere Common Stock (rounded to the nearest hundredth of a share) determined by dividing the product of .1 and the Per Share Purchase Price by the Average Closing Price (the "General Escrow Exchange Ratio");

               (iii) (subject to the provisions of Section 4.3) the number of shares of Premiere Common Stock (rounded to the nearest hundredth of a share) determined by dividing the product of (A) either (1) .13 if the Amway Convertible Note is converted or (2) .19 if the Amway Convertible
       Note is not converted and (B) the Per Share Purchase Price, by the Average Closing Price (the "Specific Escrow Exchange Ratio" and, together with the Firm Exchange Ratio and the General Exchange Ratio, the "Exchange Ratio").

           (d) For purposes of the calculation under 3.1(c):

               (i) the Per Share Purchase Price shall mean that value obtained by dividing the VTE Purchase Price by the number of shares of VTE Common Stock issued and outstanding immediately prior to the Effective Time;

               (ii) the VTE Purchase Price shall mean $17,750,000 , less (A) the
                                                       ----------   ----
       positive amount, if any, by which the aggregate level of Consolidated Indebtedness of VTE at November 30, 1996 (excluding the Amway Convertible Note, but including the $110,000 balance on VTE's line of credit with National City Bank) exceeds $8,491,000, (B) the positive amount, if any, by which the aggregate amount expended, incurred or committed by VTE to purchase or redeem any shares of VTE

       Common Stock after November 30, 1996 (including purchases and redemptions contemplated in Section 9.2(k)) exceed $1,347,000, (C) the positive amount, if any, by which the aggregate amounts expended, incurred or committed by VTE and VTNLP or any of their Subsidiaries from May 1, 1995 though and including the Effective Time for fees and expenses of attorneys, accountants, investment bankers, and other consultants and travel, entertainment, printing and other out of pocket costs associated with the actions taken and transactions considered pursuant to the engagement by VTE of Salomon Brothers Inc. described on Schedule 3.1(d) of the VTE Disclosure Memorandum, including, without limitation, the transactions contemplated with the parties described on Schedule 3.1(d) of the VTE Disclosure Memorandum, exceed $1,500,000, (D) except to the extent specifically reflected in the adjustments to the VTE Purchase Price pursuant to clauses (B) or (C) above or to the extent specifically reflected in the adjustments to the VTN Purchase Price under Section 3.1(d) of the VTN Merger Agreement, the aggregate amount paid, payable or otherwise incurred or to be incurred in connection with satisfying the obligations of VTE and the Stockholders or the conditions precedent to the obligation of Premiere, in each case, whether contained in this Agreement or in any agreement, certificate or instrument entered into or delivered in connection herewith, including, without limitation, satisfying the conditions set forth in Section 9.2(i) and resolving the claim referred to in Section 9.2(m), and (E) .77 times the aggregate principal balance of the Amway Convertible Note if the Amway Convertible
       Note is not converted; and

               (iii) the Average Closing Price shall mean the average of the daily last sale prices for the shares of Premiere Common Stock for the twenty (20) consecutive trading days on which such shares are actually traded as over-the-counter securities and quoted on the Nasdaq National Market (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source selected by Premiere) ending at the close of trading on the second trading day immediately preceding the Closing Date); provided, that for purposes of this calculation, the Average Closing Price shall be deemed to equal (i) $30.50 in the event the Average Closing Price is greater than $30.50 or (ii) $22.50 in the event the Average Closing Price is less than $22.50 (together, $30.50 and $22.50 are referred to as the "Average Closing Price Limitations").

     3.2  ANTI-DILUTION PROVISIONS.  In the event Premiere changes the number of
          ------------------------
shares of Premiere Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, or similar recapitalization with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be after the Exchange Ratio has been determined in accordance with Section 3.1(c). In that event, prior to the Effective Time, (i) the Exchange Ratio and the Average Closing Price Limitations shall be proportionately adjusted to the effect of the stock split, stock dividend or recapitalization on the outstanding shares of Premiere Common Stock, and (ii) if necessary, the anticipated Effective Time shall be postponed for an appropriate period of time agreed upon by the parties in order for the Average Closing Price to reflect the market effect of such stock split, stock dividend, or similar recapitalization. Notwithstanding the foregoing, Premiere covenants not to effect a stock split, stock dividend or recapitalization prior to the Effective Time.

     3.3  SHARES HELD BY VTE OR PREMIERE.  Each of the shares of VTE Common
          ------------------------------
Stock held by any VTE Entity or by any Premiere Entity shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

     3.4  [RESERVED]

     3.5  FRACTIONAL SHARES.   Notwithstanding any other provision of this
          -----------------
Agreement, each holder of shares of VTE Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Premiere Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Premiere Common Stock multiplied by the Average Closing Price used to establish the Exchange Ratio.. No such holder will be entitled to dividends, voting rights, or any other rights as a stockholder in respect of any fractional shares.

     3.6  STOCK OPTIONS.
          -------------

     (a) As of the Effective Time, each of the stock options listed in Section 5.4(b) of the VTE Disclosure Memorandum (the "VTE Stock Options") which is outstanding as of the date hereof and has not expired as of the Effective Time shall be assumed by Premiere and converted into an option (or a new substitute option shall be granted) to purchase the number of shares of Premiere Common Stock (rounded down to the nearest whole share) equal to the number of shares of VTE Common Stock subject to the VTE Stock Option multiplied by the Exchange Ratio at an exercise price per share of Premiere Common Stock (rounded to the nearest penny) equal to the former exercise price per share of VTE Common Stock under such option immediately prior to the Effective Time divided by the Exchange Ratio; provided, however, that in the case of any VTE Stock Option to
                --------  -------
which Section 421 of the Code applies by reason of its qualification under
Section 422 of the Code, the conversion formula shall be adjusted, if necessary, to comply with Section 424(a) of the Code, provided however, no adjustment shall be made which could, in the reasonable opinion of Arthur Andersen LLP, preclude pooling of interests accounting treatment for the Merger. Except as provided above, the converted or substituted options for Premiere Common Stock shall be subject to substantially the same terms and conditions (including, without limitation, expiration date, vesting and exercise provisions) as were applicable to VTE Stock Options immediately prior to the Effective Time. Premiere acknowledges that all outstanding VTE Stock Options specifically disclosed herein will become fully vested immediately prior to the Effective Time in accordance with the terms of the agreements relating thereto, except to the
                                                              -------------
extent that any such vesting would preclude pooling of interest accounting
--------------------------------------------------------------------------
treatment for the Merger.
------------------------

     (b) Premiere agrees that (i) within fifteen (15) days after the Effective Time it will cause to be filed one or more registration statements on Form S-8 under the Securities Act, or amendments to its existing registration statements on Form S-8 or amendments to such other registration statements as may be available, in order to register the Premiere Common Stock issuable upon exercise of the aforesaid converted VTE Stock Options (the "Underlying Stock"), provided, however, that no such Form S-8 is required to be filed if Premiere has registered sufficient shares under its current S-8 to cover all the Underlying Stock plus all shares underlying stock options currently outstanding and issuable not otherwise exempt from registration, and
(ii) at or prior to the Effective Time, Premiere shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Premiere Common Stock for delivery upon exercise of the options substituted pursuant to this Section 3.6. The consummation of the Merger shall not be treated as a termination of employment for purposes of the VTE Option Plans.


                                   ARTICLE 4
                              EXCHANGE OF SHARES
                              ------------------

     4.1  EXCHANGE PROCEDURES.  At the Effective Time, Premiere and VTE shall
          -------------------
cause SunTrust, as the exchange agent selected by Premiere (the "Exchange Agent") to mail to each holder of record of a certificate or certificates which represented shares of VTE Common Stock immediately prior to the Effective Time (the "Certificates") or, at the election of the respective Stockholders, deliver to the Stockholder or his or its duly appointed representative at the Closing appropriate transmittal materials and instructions (which shall specify that delivery shall be effected, and risk of loss and title to such Certificates shall pass, only upon proper delivery of such Certificates to the Exchange Agent). The Certificate or Certificates of VTE Common Stock so delivered shall be duly endorsed as the Exchange Agent may require. In the event of a transfer of ownership of shares of VTE Common Stock represented by Certificates that are not registered in the transfer records of VTE, the consideration provided in
Section 3.1 may be issued to a transferee if the Certificates representing such shares are delivered to the Exchange Agent, accompanied by all documents required to evidence such transfer and by evidence reasonably satisfactory to the Exchange Agent that any applicable stock transfer taxes have been paid. If any Certificate shall have been lost, stolen, mislaid or destroyed, upon receipt of (i) an affidavit of that fact from the holder claiming such Certificate to be lost, mislaid, stolen or destroyed, (ii) such bond, security or indemnity as Premiere and the Exchange Agent may reasonably require and (iii) any other documents necessary to evidence and effect the bona fide exchange thereof, the Exchange Agent shall issue to such holder the consideration into which the shares represented by such lost, stolen, mislaid or destroyed Certificate shall have been converted. The Exchange Agent may establish such other reasonable and customary rules and procedures in connection with its duties as it may deem appropriate. On or promptly following the Effective Time, each holder of shares of VTE Common Stock (other than shares to be canceled pursuant to Section 3.3 or as to which statutory dissenters' rights have been perfected as provided in
Section 3.4) issued and outstanding at the Effective Time shall surrender the Certificate or Certificates representing such shares to the Exchange Agent and shall promptly upon surrender thereof (and at the Closing if so requested by the Stockholder) receive in exchange therefor the consideration provided in Section 3.1, together with all undelivered dividends or distributions in respect of such shares (without interest thereon) pursuant to Section 4.2. To the extent required by Section 3.5, each holder of shares of VTE Common Stock issued and outstanding at the Effective Time also shall receive, upon surrender of the Certificate or Certificates, cash in lieu of any fractional share of Premiere Common Stock to which such holder may be otherwise entitled (without interest). Premiere shall not be obligated to deliver the certificates for or other consideration to which any former holder of VTE Common Stock is entitled as a result of the Merger until such holder surrenders such holder's Certificate or Certificates for exchange as provided in this Section
4.1. Any other provision of this Agreement notwithstanding, neither Premiere nor the Exchange Agent shall be liable to a holder of VTE Common Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property, escheat or similar Law. Adoption of this Agreement by the stockholders of VTE shall constitute ratification of the appointment of the Exchange Agent.

     4.2  RIGHTS OF FORMER VTE STOCKHOLDERS.  At the Effective Time, the stock
          ---------------------------------
transfer books of VTE shall be closed as to holders of VTE Common Stock immediately prior to the Effective Time and no transfer of VTE Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 4.1, each Certificate theretofore representing shares of VTE Common Stock (other than shares to be canceled pursuant to Sections 3.3 and 3.4) shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Sections 3.1 and 3.5 in exchange therefor,. To the extent permitted by Law, former stockholders of record of VTE shall be entitled to vote after the Effective Time at any meeting of Premiere stockholders the number of whole shares of Premiere Common Stock into which their respective shares of VTE Common Stock are converted, regardless of whether such holders have exchanged their Certificates for certificates representing Premiere Common Stock in accordance with the provisions of this Agreement. Whenever a dividend or other distribution is declared by Premiere on the Premiere Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares of Premiere Common Stock issuable pursuant to this Agreement, but no dividend or other distribution payable to the holders of record of Premiere Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any Certificate until such holder surrenders such Certificate for exchange as provided in Section 4.1. However, upon surrender of such Certificate, both the Premiere Common Stock certificate (together with all such undelivered dividends or other distributions without interest) and any undelivered dividends and cash payments payable hereunder (without interest) shall be delivered and paid with respect to each share represented by such Certificate.

     4.3  ESCROW AGREEMENT.  In connection with the Closing, Premiere and the
          ----------------
Stockholders shall have executed and delivered to the other an escrow agreement (the "General Escrow Agreement"), which shall be in the form of Exhibit 1 and another escrow agreement (the "Specific Escrow Agreement"), which shall be in the form of Exhibit 2. The shares of Premiere Common Stock to be issued pursuant to Section 3.1(c)(ii) shall be issued and held by SunTrust, as escrow agent pursuant to the terms of the General Escrow Agreement, and the shares of Premiere Common Stock to be issued pursuant to Section 3.1(c)(iii) shall be issued and held by SunTrust, as escrow agent pursuant to the terms of the Specific Escrow Agreement.

     4.4  LEGENDING OF SECURITIES; POOLING RESTRICTIONS.  Each certificate for
          ---------------------------------------------
Premiere Common Stock to be issued to the Stockholders as part of the Purchase Price shall bear the following legend:

     "The securities represented hereby have not been registered under the Securities Act of 1933, as amended, and may not be offered, sold, transferred or otherwise disposed of unless registered with the Securities and Exchange Commission of the United States and the securities regulatory authorities of applicable states or unless an exemption from such registration is available."

Because the Merger will be accounted for using the pooling-of-interests method of accounting, each Stockholder agrees that such Stockholder will not sell, transfer or otherwise reduce such Stockholder's risks relative to the shares of VTE Common Stock held by such Stockholder, except as contemplated by this Agreement and will not sell, transfer or otherwise reduce such Stockholder's risk relative to the shares of Premiere Common Stock to be received by each Stockholder upon consummation of the Merger until such time as Premiere notifies the undersigned that the requirements of SEC Accounting Series Release Nos. 130 and 135 ("ASR 130 and 135") have been met. Each Stockholder understands that ASR 130 and 135 relate to publication of financial results of post-Closing combined operations of Premiere and VTE covering a period of at least 30 days of post-Closing combined operating results. Premiere agrees that it will publish such results within 45 days after the end of the first fiscal quarter of Premiere containing the required period of post-Closing combined operations and that it will notify the undersigned promptly following such publication. Premiere shall be entitled to place restrictive legends on the shares of Premiere Common Stock issued to the Stockholders pursuant to the Merger to enforce the foregoing restrictions.


                                   ARTICLE 5
          REPRESENTATIONS AND WARRANTIES OF VTE AND THE STOCKHOLDERS
          ----------------------------------------------------------

       The Stockholders and VTE, jointly and severally, hereby represent and warrant to Premiere as follows (provided that Amway, as a Stockholder of VTE, makes only the representations and warranties in Section 5.28 and unless otherwise noted, for purposes of this Article 5, the term "Stockholder" does not include Amway):

     5.1  ORGANIZATION, STANDING, AND POWER.  VTE is a corporation duly
          ---------------------------------
organized, validly existing, and in good standing under the Laws of the State of Delaware, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its Assets. VTE is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a VTE Material Adverse Effect. The minute book and other organizational documents for VTE have been made available to Premiere for its review and, except as disclosed in Section 5.1 of the VTE Disclosure Memorandum, are true and complete in all material respects as in effect as of the date of this Agreement and accurately reflect in all material respects all amendments thereto and all proceedings of the Board of Directors and stockholders thereof.

     5.2  AUTHORITY OF VTE; NO BREACH BY AGREEMENT.
          ----------------------------------------

          (a) VTE has the corporate power and authority necessary to execute, deliver, and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of VTE, subject to the approval of this Agreement by the holders of a majority of the outstanding shares of VTE Common Stock, which is the only stockholder vote required for approval of this Agreement and consummation of the Merger by VTE. Subject to such requisite stockholder approval, this Agreement represents a legal, valid, and binding obligation of VTE, enforceable against VTE in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

          (b) Neither the execution and delivery of this Agreement by VTE, nor the consummation by VTE of the transactions contemplated hereby, nor compliance by VTE with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of VTE's Certificate of Incorporation or Bylaws or the certificate or articles of incorporation or bylaws of any VTE Subsidiary or any resolution adopted by the board of directors or the stockholders of any VTE Entity, or (ii) except as disclosed in Section 5.2 of the VTE Disclosure Memorandum, constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any VTE Entity under, any Contract or Permit of any VTE Entity, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a VTE Material Adverse Effect, or, (iii) subject to receipt of the requisite Consents referred to in Section 91(b), constitute or result in a Default under, or require any Consent pursuant to, any Law or Order applicable to any VTE Entity or any of their respective material Assets (including any Premiere Entity or any VTE Entity becoming subject to or liable for the payment of any Tax or any of the Assets owned by any Premiere Entity or any VTE Entity being reassessed or revalued by any Taxing authority).

          (c) Other than notices under the HSR Act and a Certificate of Merger with the Secretary of State of the State of Delaware, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by VTE of the Merger and the other transactions contemplated in this Agreement.

     5.3  AUTHORITY OF STOCKHOLDERS; NO BREACH BY AGREEMENT.
          -------------------------------------------------

          (a) Each of the Stockholders has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and the Stockholders' Closing Documents and to perform its obligations under this Agreement and the Stockholders' Closing Documents. This Agreement represents a legal, valid, and binding obligation of each Stockholder, enforceable against each Stockholder in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought). Upon the execution and delivery by the Stockholders of the Stockholders' Closing Documents, the Stockholders' Closing Documents will constitute the legal, valid, and binding obligations of each Stockholder, enforceable against each Stockholder in accordance with their respective terms.

          (b) Neither the execution and delivery of this Agreement by any Stockholder, nor the consummation by any Stockholder of the transactions contemplated hereby, nor compliance by any Stockholder with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of VTE's Certificate of Incorporation or Bylaws or the certificate or articles of incorporation or bylaws of any VTE Subsidiary or the governing instruments of any Stockholder that is not a natural person, or (ii) except as disclosed in Section 5.3 of the VTE Disclosure Memorandum, constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any VTE Entity under, any Contract or Permit of any VTE Entity, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a VTE Material Adverse Effect, or, (iii) subject to receipt of the requisite Consents referred to in Section 9.1(b), violate any Law or Order applicable to any Stockholder or to any VTE Entity or any of their respective material Assets.

          (c) Other than notices under the HSR Act, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by the Stockholders of the transactions contemplated in this Agreement.

     5.4  CAPITAL STOCK.
          -------------

          (a) The authorized capital stock of VTE consists of 3,000 shares of VTE Common Stock, of which (i) 2,500 are designated as Class A shares and of which 330 shares are issued and outstanding as of the date of this Agreement and not more than 425.75 shares (assuming the VTE Options are not exercised before the Effective Time) will be issued and outstanding at the Effective Time, and (ii) 500 shares are designated as Class B shares and of which 37.5 shares are issued and outstanding as of the date of this Agreement and not more than 37.5 shares will be issued and outstanding at the Effective Time. All of the issued and outstanding shares of capital stock of VTE are duly and
   validly issued and outstanding and are fully paid and nonassessable.   None
   of the outstanding shares of capital
   stock of VTE has been issued in violation of any preemptive rights of the current or past stockholders of VTE or of the Securities Laws or any state blue sky or securities Laws.

          (b) Except as set forth in Section 5.4(a) or as disclosed in Section 5.4(b) of the VTE Disclosure Memorandum, there are no shares of capital stock or other equity securities of VTE outstanding and no outstanding Equity Rights relating to the capital stock of VTE. Each of the Stockholders is the owner of all right, title and interest (legal and beneficial) in and to that number or amount of Shares set forth next to his name in Section 5.4(a) of the VTE Disclosure Memorandum, free and clear of all Liens. Collectively, the Stockholders own all right, title and interest (legal and beneficial) in and to all of the issued and outstanding shares of VTE's capital stock. Except as specifically contemplated by this Agreement, no Person has any Contract or any right or privilege (whether pre-emptive or contractual) capable of becoming a Contract for the purchase from the Stockholders of any of the Shares, or any Contract or Equity Right for the purchase, subscription or issuance of any securities of VTE.

     5.5  VTE SUBSIDIARIES. VTE has disclosed in Section 5.5 of the VTE
          ----------------
Disclosure Memorandum all of the VTE Subsidiaries that are corporations (identifying its jurisdiction of incorporation, each jurisdiction in which it is qualified and/or licensed to transact business, and the number of shares owned and percentage ownership interest represented by such share ownership) and all of the VTE Subsidiaries that are general or limited partnerships, limited liability companies, or other non-corporate entities (identifying the Law under which such entity is organized, each jurisdiction in which it is qualified and/or licensed to transact business, and the amount and nature of the ownership interest therein). Except as disclosed in Section 5.5 of the VTE Disclosure Memorandum, VTE or one of its wholly-owned Subsidiaries owns all of the issued and outstanding shares of capital stock (or other equity interests) of each VTE Subsidiary. No capital stock (or other equity interest) of any VTE Subsidiary is or may become required to be issued (other than to another VTE Entity) by reason of any Equity Rights, and there are no Contracts by which any VTE Subsidiary is bound to issue (other than to another VTE Entity) additional shares of its capital stock (or other equity interests) or Equity Rights or by which any VTE Entity is or may be bound to transfer any shares of the capital stock (or other equity interests) of any VTE Subsidiary (other than to another VTE Entity). There are no Contracts relating to the rights of any VTE Entity to vote or to dispose of any shares of the capital stock (or other equity interests) of any VTE Subsidiary. All of the shares of capital stock (or other equity interests) of each VTE Subsidiary held by a VTE Entity are fully paid and nonassessable and are owned by the VTE Entity free and clear of any Lien. Except as disclosed in
Section 5.5 of the VTE Disclosure Memorandum, each VTE Subsidiary is a corporation, and each such Subsidiary is duly organized, validly existing, and (as to corporations) in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease, and operate its Assets and to carry on its business as now conducted. Each VTE Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a VTE Material Adverse Effect. The minute book and other organizational documents for each VTE Subsidiary have been made available to Premiere for its review, and, except as disclosed in Section 5.5 of the VTE Disclosure Memorandum, are true and complete in all material respects as in effect as of the date of this Agreement and accurately reflect in all material respects all amendments thereto and all proceedings of the Board of Directors and stockholders thereof.

     5.6  FINANCIAL STATEMENTS.  Each of the VTE Financial Statements
          --------------------
(including, in each case, any related notes) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements), and fairly presented in all material respects the consolidated financial position of VTE and its Subsidiaries as at the respective dates and the consolidated results of operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect.

     5.7  ABSENCE OF UNDISCLOSED LIABILITIES.  No VTE Entity has any Liabilities
          ----------------------------------
that are reasonably likely to have, individually or in the aggregate, a VTE Material Adverse Effect, except Liabilities which are accrued or reserved against in the consolidated balance sheet of VTE as of December 31, 1996 included in the VTE Financial Statements delivered prior to the date of this Agreement or reflected in the notes thereto. No VTE Entity has incurred or paid any Liability since December 31, 1996, except for such Liabilities incurred or paid (i) in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a VTE Material Adverse Effect or (ii) in connection with the transactions contemplated by this Agreement. Except as disclosed in Section 5.7 of the VTE Disclosure Memorandum, no VTE Entity is directly or indirectly liable, by guarantee, indemnity, or otherwise, upon or with respect to, or obligated, by discount or repurchase agreement or in any other way, to guarantee or assume any Liability of any Person for any amount in excess of $10,000.

     5.8  ABSENCE OF CERTAIN CHANGES OR EVENTS.  Since December 31, 1996, except
          ------------------------------------
as disclosed in the VTE Financial Statements delivered prior to the date of this Agreement or as disclosed in Section 5.8 of the VTE Disclosure Memorandum, (i) there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a VTE Material Adverse Effect, and (ii) the VTE Entities have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of VTE provided in Article 7.

     5.9  TAX MATTERS.
          -----------

          (a) All Tax Returns required to be filed by or on behalf of any of the VTE Entities have been timely filed (including without limitation Tax Returns filed in accordance with extensions granted) or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before December 31, 1996, and on or before the date of the most recent fiscal year end immediately preceding the Effective Time, and all Tax

   Returns filed are complete and accurate in all material respects. All Taxes shown on filed Tax Returns have been paid. As of the date of this Agreement, there is no audit examination, deficiency, or refund Litigation with respect to any Taxes, except as reserved against in the VTE Financial Statements delivered prior to the date of this Agreement or as disclosed in Section 5.9 of the VTE Disclosure Memorandum. VTE's federal income Tax Returns have been audited by the IRS and accepted through December 31, 1991. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid. There are no Liens with respect to Taxes upon any of the Assets of the VTE Entities, except for any such Liens which are not reasonably likely to have a VTE Material Adverse Effect.

          (b) None of the VTE Entities has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

          (c) The provision for any Taxes due or to become due for any of the VTE Entities for the period or periods through and including the date of the most recent VTE Financial Statements that has been made and is reflected on such VTE Financial Statements is sufficient to cover all such Taxes.

          (d) Deferred Taxes of the VTE Entities have been provided for in accordance with GAAP.

          (e) None of the VTE Entities is a party to any Tax allocation or sharing agreement and none of the VTE Entities has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was VTE) has any Liability for Taxes of any Person (other than VTE and its Subsidiaries) under Treasury Regulation
   Section 1.1502-6 (or any similar provision of state, local or foreign Law) as a transferee or successor or by Contract or otherwise.

          (f) Each of the VTE Entities is in compliance with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws.

          (g) Except as disclosed in Section 5.9 of the VTE Disclosure Memorandum, none of the VTE Entities has made any payments, is obligated to make any payments, or is a party to any Contract that could obligate it to make any payments that could be disallowed as a deduction under Section 280G or 162(m) of the Code.

          (h) Except as disclosed in Section 5.9 of the VTE Disclosure Memorandum, no VTE Entity has or has had in any foreign country a permanent establishment, as defined in any applicable tax treaty or convention between the United States and such foreign country.

     5.10 ASSETS.
          ------

          (a) Except as disclosed in Section 5.10 of the VTE Disclosure Memorandum or as disclosed or reserved against in the VTE Financial Statements delivered prior to the date of this Agreement, the VTE Entities have good and marketable title, free and clear of all Liens, to all of their respective Assets, except for any such Liens or other defects of title which are not reasonably likely to have a VTE Material Adverse Effect. All tangible properties used in the businesses of the VTE Entities are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with VTE's past practices.

          (b) All items of inventory of the VTE Entities reflected on the most recent balance sheet included in the VTE Financial Statements delivered prior to the date of this Agreement and prior to the Effective Time consisted and will consist, as applicable, of items of a quality and quantity usable and saleable in the ordinary course of business and conform to generally accepted standards in the industry in which the VTE Entities are a part.

          (c) The accounts receivable of the VTE Entities as set forth on the most recent balance sheet included in the VTE Financial Statements delivered prior to the date of this Agreement or arising since the date thereof are valid and genuine; have arisen solely out of bona fide sales and deliveries of goods, performance of services and other business transactions in the ordinary course of business consistent with past practice; are not subject to valid defenses, set-offs or counterclaims; and are collectible within 90 days after billing at the full recorded amount thereof less, in the case of accounts receivable appearing on the most recent balance sheet included in the VTE Financial Statements delivered prior to the date of this Agreement, the recorded allowance for collection losses on such balance sheet. The allowance for collection losses on such balance sheet has been determined in accordance with GAAP.

          (d) All Assets which are material to VTE's business on a consolidated basis, held under leases or subleases by any of the VTE Entities, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect.

          (e) The VTE Entities currently maintain insurance similar in amounts, scope, and coverage to that maintained by other peer organizations. None of the VTE Entities has received notice from any insurance carrier that (i) any policy of insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. There are presently no claims for amounts exceeding in any individual case $10,000 pending under such policies of insurance and no notices of claims in excess of such amounts have been given by any VTE Entity under such policies.

                     (f) The Assets of the VTE Entities include all Assets required to operate the business of the VTE Entities as presently conducted.

               5.11  INTELLECTUAL PROPERTY
                     ---------------------

                     (a) Section 5.11(a)(i) of the VTE Disclosure Memorandum sets forth (i) a brief description of each VTE Intellectual Property Right, and (ii) with respect to each VTE Intellectual Property Right registered or capable of registration with any Regulatory Authority or for which an application for registration has been filed with any Regulatory Authority, the names of the jurisdictions covered by the applicable registration or application, if any. Section 5.11(a)(ii) of the VTE Disclosure Memorandum identifies and provides a brief description of each Intellectual Property Right licensed to any VTE Entity by any Person (except for any Intellectual Property Right that is licensed to any VTE Entity under any third party software license generally available to the public at a cost of less than Ten Thousand Dollars ($10,000)), and identifies the license agreement under which such Intellectual Property Right is being licensed to such VTE Entity. No VTE Entity is in Default under any such license agreements. Except as set forth in Section 5.11(a)(iii) of the VTE Disclosure Memorandum, the VTE Entities have, and following consummation of the transactions contemplated hereby, shall have valid and marketable title to all VTE Intellectual Property Rights used in or reasonably necessary for the conduct of their business free and clear of all liens and other encumbrances, except for third party Intellectual Property Rights licensed to any such VTE Entity, as to which it has a valid right to use with respect to such VTE Intellectual Property Rights. No present or former employee or owner of any VTE Entity and no other Person owns or has any proprietary, financial or other interest, direct or indirect, in whole or in part, in any Intellectual Property Right which any VTE Entity owns, possesses or uses in its operations as now or heretofore conducted. All personnel, including employees, agents, consultants, and contractors, who have contributed to or participated in the conception and development of any VTE Intellectual Property Right (i) have been party to a "work-for-hire" relationship with a VTE Entity that has accorded the VTE Entity full, effective, and exclusive original ownership of all tangible and intangible property thereby arising with respect to such VTE Intellectual Property Right, and/or (ii) have executed appropriate instruments of assignment or license in favor of a VTE Entity as assignee that have conveyed to a VTE Entity full, effective, and exclusive ownership or use of all tangible and intangible property thereby arising with respect to such VTE Intellectual Property Right. Except as set forth in Section 5.11(a)(iv) of the VTE Disclosure Memorandum, no VTE Entity is obligated to make any material payment to any Person for the use of any VTE Intellectual Property Right. Except as set forth in Section 5.11(a)(v) of the VTE Disclosure Memorandum, no VTE Entity has developed jointly with any other Person any VTE Intellectual Property Right with respect to which such other Person has any rights. Each VTE Entity is the owner of or has a license to any Intellectual Property Right sold or licensed to a third party by such VTE Entity in connection with such VTE

        Entity's business operations, and such VTE Entity has the right to convey by sale or license any Intellectual Property Rights so conveyed.

                     (b) Except as set forth in Section 5.11(b) of the VTE Disclosure Memorandum, each VTE Entity has taken all reasonable and customary measures and precautions necessary to protect and maintain the confidentiality and secrecy of all VTE Intellectual Property Rights (except VTE Intellectual Property Rights whose value would be unimpaired by public disclosure) and otherwise to maintain and protect the value of all VTE Intellectual Property Rights. Except as set forth in Section 5.11(b) of the VTE Disclosure Memorandum, no VTE Entity has disclosed or delivered, or permitted the disclosure or delivery to any Person of the source code, or any portion or aspect of the source code, of any VTE Intellectual Property Rights.

                     (c) No VTE Entity is infringing, misappropriating or making any unlawful use of, and no VTE Entity has at any time infringed, misappropriated or made any unlawful use of, and, except as set forth in
        Section 5.11(c) of the VTE Disclosure Memorandum, no VTE Entity has received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of, any Intellectual Property Right owned or used by any other Person. To the Knowledge of VTE, no other Person is infringing, misappropriating or making any unlawful use of, and no Intellectual Property Right owned or used by any other Person infringes or conflicts with, any VTE Intellectual Property Right.

                     (d) The VTE Intellectual Property Rights constitute all the Intellectual Property Rights reasonably deemed necessary to enable any VTE Entity to conduct its business in the manner in which such business has been and is being conducted. No VTE Entity has licensed any of the VTE Intellectual Property Rights to any Person on an exclusive basis and, except as set forth in Section 5.11(d) of the VTE Disclosure Memorandum, no VTE Entity has entered into any covenant not to compete or Contract limiting its ability to exploit fully any of the VTE Intellectual Property Rights or to transact business in any market or geographical area or with any Person.

                     (e) Except as disclosed in Section 5.11(e) of the VTE Disclosure Memorandum, every officer, director, or employee of any VTE Entity is a party to a Contract which requires such officer, director or employee to assign any interest in any Intellectual Property Right to any VTE Entity and to keep confidential any trade secrets, proprietary data, customer information, or other business information of any VTE Entity, and no such officer, director or employee is party to any Contract with any Person other than a VTE Entity which requires such officer, director or employee to assign any interest in any Intellectual Property Right to any Person other than a VTE Entity or to keep confidential any trade secrets, proprietary data, customer information, or other business information of any Person other than a VTE Entity. Except as disclosed in Section 5.11(e) of the VTE Disclosure Memorandum, no officer, director or employee of any VTE Entity is party to any Contract which restricts or prohibits such officer, director or employee from engaging in activities competitive with any Person, including any VTE Entity.

               5.12  ENVIRONMENTAL MATTERS.
                     ---------------------

                     (a) Each VTE Entity, its Participation Facilities, and its Operating Properties are, and have been, in compliance with all Environmental Laws, except for violations which are not reasonably likely to have, individually or in the aggregate, a VTE Material Adverse Effect.

                     (b) There is no Litigation pending or, to the Knowledge of VTE, threatened before any court, governmental agency, or authority or other forum in which any VTE Entity or any of its Operating Properties or Participation Facilities (or VTE in respect of such Operating Property or Participation Facility) has been or, with respect to threatened Litigation, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release, discharge, spillage, or disposal into the environment of any Hazardous Material, whether or not occurring at, on, under, adjacent to, or affecting (or potentially affecting) a site owned, leased, or operated by any VTE Entity or any of its Operating Properties or Participation Facilities, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a VTE Material Adverse Effect, nor is there any reasonable basis for any Litigation of a type described in this sentence, except such as is not reasonably likely to have, individually or in the aggregate, a VTE Material Adverse Effect.

                     (c) During the period of (i) any VTE Entity's ownership or operation of any of their respective current properties, (ii) any VTE Entity's participation in the management of any Participation Facility, or (iii) any VTE Entity's holding of a security interest in a Operating Property, there have been no releases, discharges, spillages, or disposals of Hazardous Material in, on, under, adjacent to, or affecting (or potentially affecting) such properties, except such as are not reasonably likely to have, individually or in the aggregate, a VTE Material Adverse Effect. Prior to the period of (i) any VTE Entity's ownership or operation of any of their respective current properties,
        (ii) any VTE Entity's participation in the management of any Participation Facility, or (iii) any VTE Entity's holding of a security interest in a Operating Property, there were no releases, discharges, spillages, or disposals of Hazardous Material in, on, under, or affecting any such property, Participation Facility or Operating Property, except such as are not reasonably likely to have, individually or in the aggregate, a VTE Material Adverse Effect.

               5.13  COMPLIANCE  WITH  LAWS.   Except as disclosed in Section
                     ----------------------
5.13 of the VTE Disclosure Memorandum, since January 1, 1986, each VTE Entity has had in effect all Permits necessary for it to own, lease, or operate its material Assets and to carry on its business as it has been, and as it is currently, conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a VTE Material Adverse Effect, and there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a VTE Material Adverse Effect. Except as disclosed in Section 5.13 of the VTE Disclosure Memorandum, none of the VTE Entities:

                     (a) is in Default under any of the provisions of its Certificate of Incorporation or Bylaws (or other governing instruments);

                     (b) is in Default under any Laws, Orders, or Permits applicable to its business or employees conducting its business, except for Defaults which are not reasonably likely to have, individually or in the aggregate, a VTE Material Adverse Effect; or

                     (c) since January 1, 1993, has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any VTE Entity is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a VTE Material Adverse Effect, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a VTE Material Adverse Effect, or (iii) requiring any VTE Entity to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or to adopt any Board resolution or similar undertaking.

Copies of all material reports, correspondence, notices and other documents relating to any inspection, audit, monitoring or other form of review or enforcement action by a Regulatory Authority have been made available to Premiere.

               5.14  LABOR RELATIONS.  No VTE Entity is the subject of any
                     ---------------
Litigation asserting that it or any other VTE Entity has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it or any other VTE Entity to bargain with any labor organization as to wages or conditions of employment, nor is any VTE Entity party to any collective bargaining agreement, nor is there any strike or other labor dispute involving any VTE Entity, pending or threatened, or to the Knowledge of VTE, is there any activity involving any VTE Entity's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

               5.15  EMPLOYEE BENEFIT PLANS.
                     ----------------------

                     (a) VTE has disclosed in Section 5.15 of the VTE Disclosure Memorandum, and has delivered or made available to Premiere prior to the execution of this Agreement copies in each case of, all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plan, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including "employee benefit plans" as that term is defined in
        Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any VTE Entity or ERISA Affiliate thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, the "VTE Benefit Plans"). Any of the VTE Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, other than those plans described in Section 201(2) of ERISA, is referred to herein as a "VTE ERISA Plan." No VTE ERISA Plan is subject to Title IV of ERISA. Section
        5.15 of the VTE Disclosure Memorandum sets forth a list and brief description of each VTE Benefit Plan, including a designation of whether such VTE Benefit Plan is a VTE ERISA Plan.

                     (b) Except as described in Section 5.15(b) of the VTE Disclosure Memorandum, all VTE Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws the breach or violation of which are reasonably likely to have, individually or in the aggregate, a VTE Material Adverse Effect. Each VTE ERISA Plan which is intended to be qualified under
        Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service, and VTE is not aware of any circumstances likely to result in revocation of any such favorable determination letter. No VTE Entity has engaged in a transaction with respect to any VTE Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject any VTE Entity to a Tax imposed by either Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA.

                     (c) Within the six-year period preceding the Effective Time, no Liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by any VTE Entity with respect to any ongoing, frozen, or terminated single-employer plan or the single-employer plan of any ERISA Affiliate, which Liability is reasonably likely to have a VTE Material Adverse Effect. No VTE Entity has incurred any withdrawal Liability with respect to a multiemployer plan under Subtitle B of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate), which Liability is reasonably likely to have a VTE Material Adverse Effect. No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any VTE Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof.

                     (d) Except as disclosed in Section 5.15 of the VTE Disclosure Memorandum, no VTE Entity has any Liability for retiree health and life benefits under any of the VTE Benefit Plans and there are no restrictions on the rights of such VTE Entity to amend or terminate any such retiree health or benefit Plan without incurring any Liability thereunder, which Liability is reasonably likely to have a VTE Material Adverse Effect.

                     (e) Except as disclosed in Section 5.15 of the VTE Disclosure Memorandum, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director or any employee of any VTE Entity from any VTE Entity under any VTE Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any VTE Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit, where such payment, increase, or acceleration is reasonably likely to have, individually or in the aggregate, a VTE Material Adverse Effect.

                     (f) The actuarial present values of all accrued deferred compensation entitlements (including entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of any VTE Entity and their respective beneficiaries, other than entitlements accrued pursuant to funded retirement plans subject to the provisions of Section 412 of the Internal Revenue Code or Section 302 of ERISA, have been fully reflected on the VTE Financial Statements to the extent required by and in accordance with GAAP.

               5.16  CERTAIN CONTRACTS.  Except as disclosed in Section 5.16 of
                     -----------------
the VTE Disclosure Memorandum or otherwise reflected in the VTE Financial Statements, none of the VTE Entities, nor any of their respective Assets, businesses, or operations, is a party to, or is bound or affected by, or receives benefits under, (i) any employment, severance, termination, consulting, or retirement Contract providing for aggregate payments to any Person in any calendar year in excess of $50,000, (ii) any Contract relating to the borrowing of money by any VTE Entity or the guarantee by any VTE Entity of any such obligation (other than Contracts evidencing trade payables), (iii) any Contract which prohibits or restricts any VTE Entity from engaging in any business activities in any geographic area, line of business or otherwise in competition with any other Person, (iv) any Contract between or among VTE Entities, Stockholders, any director, officer or employee of any VTE Entity and/or Related Persons, (v) any Contract involving Intellectual Property Rights (other than Contracts entered into in the ordinary course with customers and "shrink-wrap" software licenses), (vi) any Contract relating to the provision of data processing, network communication, or other technical services to or by any VTE Entity, (vii) any Contract relating to the purchase or sale of any goods or services (other than Contracts entered into in the ordinary course of business and involving payments under any individual Contract not in excess of $100,000),
(ix) any Contract providing VTE with the right to purchase or redeem any VTE Common Stock or other Equity Rights in VTE, (x) any other Contract or amendment thereto that would be required to be filed as an exhibit to a Form 10-K, if such form were required to be filed by VTE with the SEC as of the date of this Agreement, (xi) any Contract relating to indebtedness for borrowed money, (xii) any Contract relating to the lease of personal property, (xiii) any Contract relating to the lease of real property, and (xiv) any Contract relating to the development of strategic alternatives for, raising capital for, or selling VTE (together with all Contracts referred to in Sections 5.10, 5.15(a) and 5.19, the "VTE Contracts"). With respect to each VTE Contract disclosed pursuant to item
(xi) of the preceding sentence, Section 5.16 of the VTE Disclosure Memorandum sets forth, with respect to each item of indebtedness, (A) the obligee, (B) the obligor, (C) principal amount outstanding as of the date hereof, (D) the interest rate, (E) payment schedule, (F) the maturity date, (G) collateral securing such indebtedness, (H) the name(s) of any third party guarantor(s), (I) a brief description of any Defaults which have not been cured, (J) the amount of any prepayment penalty or premium, and (K) any third party Consents to the transactions contemplated herein which are required pursuant to the terms of such VTE Contract. With respect to each VTE Contract disclosed pursuant to items
(xii) and (xiii) of this Section 5.16, Section 5.16 of the VTE Disclosure Memorandum sets forth, with respect to each such lease, (R) the lessor (S) the lessee, (T) Assets subject to such lease, (V) expiration date of current term, (V) payment schedule, (W) the terms of any purchase option, (X) a brief description of any Defaults which have not been cured, (Y) the amount of any prepayment penalty or premium and (Z) any third party Consents to the transactions contemplated herein which are required pursuant to the terms of such VTE Contract. With respect to each Contract to which any VTE Entity is a party or by which it is bound and except as disclosed in Section 5.16 of the VTE Disclosure Memorandum: (i) the Contract is in full force and effect; (ii) no VTE Entity is in Default thereunder, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a VTE Material Adverse Effect;
(iii) no VTE Entity has repudiated or waived any material provision of any such Contract; and (iv) no other party to any such Contract is, to the Knowledge of VTE, in Default in any respect or has repudiated or waived any material provision thereunder. All of the indebtedness of any VTE Entity for money borrowed is prepayable at any time by such VTE Entity without penalty or premium.

               5.17  LEGAL PROCEEDINGS.  Except as set forth in Section 5.17 of
                     -----------------
the VTE Disclosure Memorandum, there is no Litigation instituted or pending, or, to the Knowledge of VTE, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any VTE Entity, or against any partner, director, employee or employee benefit plan of any VTE Entity, or against any Asset, interest, or right of any of them, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any VTE Entity. Section 5.17 of the VTE Disclosure Memorandum contains a summary of all Litigation as of the date of this Agreement to which any VTE Entity is a party and which names a VTE Entity as a defendant or cross-defendant or for which, to the knowledge of VTE, any VTE Entity has any potential Liability.

               5.18  REPORTS.  Since January 1, 1993, or the date of
                     -------
organization if later, each VTE Entity has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with Regulatory Authorities. As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

               5.19  FRANCHISE MATTERS
                     -----------------

                     (a) Section 5.19(a) of the VTE Disclosure Memorandum contains a true and complete copy of each form or version, currently in effect with any Franchisee or other Person, of (i) Franchise Agreement,
        (ii) SRA, and (iii) NAP Agreement.

                     (b) Section 5.19(b) of the VTE Disclosure Memorandum contains a true and complete list setting forth as to each Franchise:
        (i) the legal name of the Franchise; (ii) the date of the Franchise
        Agreement: (iii) the version of Franchise Agreement entered into with respect to the Franchise and a description of any material variances to such version contained in the Franchise Agreement in effect for such Franchise; (iv) the geographic boundaries of Protected Territory provided under the Franchise Agreement; (v) the number of Sales Territories in effect for such Franchise; (vi) the location of each VTE Center owned and/or operated pursuant to such Franchise; (vii) the royalty rate in effect for such Franchise; (viii) the legal name of the holder of any SRA related to the Franchise; (ix) whether a NAP Agreement is in effect for the Franchise; (x) whether the Franchise was previously owned by another Person and, if so, the name of the prior owner and the date of transfer to the current Franchisee; (xi) whether the Franchisee or any other Person has requested Consent to transfer the Franchise and, if so, the date of such request and the identity of the proposed transferee; and (xii) whether, at any time since January 1, 1994, the Franchisee (A) has received from VTE a notice of financial or other Default under the Franchise Agreement, and if so, the date and nature of such notice, or (B) has notified VTE that it considers VTE in Default under the Franchise Agreement or otherwise in violation of any Contract or Law related to the Franchise, and, if so, the date and the nature of such notice.

                    (c) Section 5.19(c) of the VTE Disclosure Memorandum contains a true and complete list of each Person that has proposed to purchase from VTE or, to the Knowledge of VTE, from another Franchisee, a Franchise, setting forth, with respect thereto, a description of the relevant Franchise, including the Protected Territory (other than proposals that have been consummated or terminated).

                    (d) Section 5.19(d) of the VTE Disclosure Memorandum contains a true and complete list of each Franchise that, at any time since January 1, 1994, has been terminated or not renewed, setting forth as to each such Franchise the reason for such termination or nonrenewal. Except as set forth on Section 5.19(d) of the VTE Disclosure Memorandum, VTE received with respect to each such termination or nonrenewal a release from the relevant Franchisee with respect to all obligations or Liabilities of VTE to such Franchisee.

                    (e) Section 5.19(e) of the VTE Disclosure Memorandum contains a true and complete list setting forth as to each SRA: (i) the legal name of the Person holding rights as representative under the SRA;
        (ii) the date of the SRA; (iii) the version of SRA and any material variances from such version contained in the SRA; (iv) the identity of each Franchise covered by the SRA; (v) the rate currently in effect under the SRA; (vi) the termination date of the SRA; (vii) whether the SRA was previously held by another Person and, if so, the name of the previous owner and the date of transfer to the current holder of the SRA; and (viii) whether, at any time since January 1, 1994, the owner of the SRA (A) has received from VTE a notice of Default under the SRA, and, if so, the date and nature of such notice, or (B) to the Knowledge of VTE, has received from any Franchisee serviced under the SRA a notice of Default, and, if so, the date and nature of such notice.

                    (f) Section 5.19(f) of the VTE Disclosure Memorandum identifies each Franchisee or other Person who has a Contract with VTE for the acquisition of additional Franchise rights or the expansion of such Franchisee's Protected Territory, which list includes (i) the name of the Franchisee or other Person; (ii) the terms and duration of the Contract; (iii) a description of the expansion area; and (iv) whether such arrangement may be terminated by VTE by notice to the other party. Except as listed or described in Section 5.19(f) of the VTE Disclosure Memorandum, no Franchisee's Protected Territory is shared in whole or in part with any other Franchisee.

                    (g) Section 5.19(g) of the VTE Disclosure Memorandum sets forth a true and complete list and description of the terms of all Contracts with independent sales representatives or agents with respect to the sale or development of Franchises and all territorial development, broker's and master franchise agreements or any other Contracts under which VTE has authorized any Person to sell or promote Franchises or licenses on behalf of VTE or agreed to rebate or share amounts receivable under any Franchise Agreement. Except as set forth in
        Section 5.19(g) of the VTE Disclosure Memorandum, each such Contract may be terminated by VTE without Liability to the other party to the Contract.

                    (h) Section 5.19(h) of the VTE Disclosure Memorandum contains a true, complete and correct copy of the current form of operating manual or other document containing all written, and an accurate description of all other material, operating policies, codes and requirements imposed on Franchisees by VTE pursuant to the Franchise Agreements. Except as disclosed in Section 5.19(h) of the VTE Disclosure Memorandum, (i) all Franchisees are operating under the form of operating manual or other document attached to Section 5.19(h) of the VTE Disclosure Memorandum and (ii) such operating manual and other documents comply in all material respects with the requirements of the related Franchise Agreements and relevant Laws and are substantially consistent with the descriptions thereof in the relevant Franchise Offering Circulars and related advertising and marketing material.

                    (i) Section 5.19(i) of the VTE Disclosure Memorandum contains a true, complete and correct copy of: (i) the by-laws and other organization and governance documents relating the NAP and the NAP Board; (ii) the names, affiliations and term of office of each member of the NAP Board; (iii) each Contract with a national account in effect pursuant to the NAP; (iv) the balance sheet of the NAP as of December 31, 1996 and a statement of operations of the NAP for the years ended December 31, 1996 and 1995, setting forth a full and fair description of the Assets and Liabilities of the NAP and the results of operations of the NAP at and for the periods presented.

                    (j) Except as set forth in Section 5.19(j) of the VTE Disclosure Memorandum, VTE has complied in all material respects with all Laws in connection with the offer and sale of Franchises or business opportunities and, in connection therewith, has filed all necessary notices or other documents, made all necessary disclosures and taken all other necessary actions and has received all necessary Consents under applicable Law. Section 5.19(j) of the VTE Disclosure Memorandum contains a true and complete list of all jurisdictions in which VTE is registered for the purpose of offering and selling Franchises. VTE has heretofore made available for review by Premiere correct and complete copies of all registrations, advertising or promotional materials, franchise agreements and license agreements filed with any Regulatory Authority or otherwise used by VTE in connection with the offer, sale and operation of Franchises or business opportunities in any jurisdiction. VTE has not, in any of the aforementioned documents (including, without limitation, offering circulars or disclosure documents), made any untrue statement of a material fact, or omitted to state any fact necessary to make the statements made by VTE, taken as a whole, not misleading, in connection with the other or sale of any franchise or business opportunity. Except as set forth in Section 5.19(j) of the VTE Disclosure Memorandum, Vte did not provide earnings claims, as defined in the Uniformed Franchise Offering Circular Guidelines, in any franchise offering circular or disclosure document, and has no knowledge that earnings claims were prepared by, or were provided to Franchisees by others on behalf of VTE. Except as set forth in Section 5.19(j) of the VTE Disclosure Memorandum, no Franchisee has alleged, orally or in writing, to VTE that VTE has acted improperly regarding (y) disparate treatment among Franchisees or (z) providing prospective Franchisees with inaccurate or incorrect earnings claims that violate relevant Law.

               5.20  VTE PRODUCTS AND SERVICES. Except as set forth in Section
                     -------------------------
5.20 of the VTE Disclosure Memorandum the VTE Products and Services conform in all material respects with any specification, documentation, performance standard, representation or statement made or provided with respect thereto by or on behalf of any VTE Entity, and there has not been during the last three (3) years any claim made against any VTE Entity by any customer of any VTE Entity or, to the Knowledge of VTE, any customer of a Franchisee, by any Franchisee or by any other Person alleging that any VTE Product and Service (including each version thereof that has been licensed or otherwise made available by any VTE Entity to any Person) does not conform in all material respects with any specification, documentation, performance standard, representation or statement made or provided by or on behalf of any VTE Entity, and, to the Knowledge of VTE, there is not a reasonable basis for any such claim. Notwithstanding the generality of the foregoing, all VTE Products and Services offered or distributed by any VTE Entity, the NAP or VTE to each of Amway, its distributors and customers, NAP customers and the Franchisees or any other VTE customer, conform as of the date hereof to the current and future performance standards and service levels applicable thereto, including without limitation, those set forth in the Contracts listed in Section 5.20 of the VTE Disclosure Memorandum, without imposition of any performance credits or other penalties and otherwise in accordance with the terms of such Contracts. No product liability or warranty claims which individually or in the aggregate could exceed the reserves therefor on the VTE Financial Statements have been communicated in writing to or threatened in writing against any VTE Entity. The VTE Products and Services, as of the date hereof, during and after the calendar year 2000 A.D., include design, function and performance capabilities such that the VTE Products and Services shall not abnormally end and/or have invalid and/or incorrect results from and/or performance or functional degradation because of the then-current date. The design and function of the VTE Products and Services shall ensure year 2000 A.D. and shall include, but not be limited to, date data century recognition, calculations that accommodate same century and multicentury formulas and date values, and date data interface values that reflect the century.

               5.21  SYSTEM PERFORMANCE.
                     ------------------

                     (a) The Network as currently equipped and maintained is Reliably Handling an average of 70,000 messages per day (with an average length of 120 seconds) which are transmitted from one Hub to another ("Multi-Hub Messages") in combination with an average of 100,000 messages per day which are transmitted from a Service Center to a single Hub and back to another Service Center ("Single-Hub Messages"). The Network as currently equipped and maintained is Reliably Handling peak loads of 7,200 Multi-Hub Messages per hour in combination with 10,800 Single-Hub Messages per hour. The Network is capable, without additional equipment, without an upgrade of software or hardware, and without material degradation of delivery times or other Network performance, of Reliably Handling an average of 280,000 Multi-Hub Messages per day in combination with an average of 400,000 Single-Hub Messages per day, as well as peak loads of 28,800 Multi-Hub Messages per hour in combination with 43,200 Single-Hub Messages per hour. The Network may be improved, at a total capital expenditure of no more than $4,500,000 based on current prices offered by suppliers, so that it is capable of Reliably Handling an average of 650,000 Multi-Hub Messages per day in combination with an average of 1,000,000 Single-Hub Messages per day, as well as peak loads of 65,000 Multi-Hub Messages per hour in combination with 100,000 Single-Hub Messages per hour.

                     (b) Each Service Center operated by VTE or a Franchisee as currently equipped and maintained is capable of Reliably Handling an average of 100 Single-Hub and Multi-Hub Messages (combined) per hour, in combination with 700 messages per hour which are delivered from a sender to a recipient within the same Service Center and are not transmitted to a Hub ("Non-Hub Messages"). Twenty percent (20%) of the Service Centers operated by VTE or its Franchisees as currently equipped and maintained are capable of Reliably Handling an average of 300 Single-Hub and Multi-Hub Messages (combined) per hour, in combination with 2,100 Non-Hub Messages per hour. Each Service Center equipped with one fully loaded Centigram AIP voice mail server (with all port card slots filled and running version 5.0 VoiceMemo software), one NIB, and one ACC Nile Router connected to a Hub with a T1 line, is capable of Reliably Handling an average of 400 Single-Hub and Multi-Hub Messages (combined) per hour, in combination with 2,800 Non-Hub Messages per hour. Each Service Center operated by VTE or a Franchisee as currently equipped and maintained operates such that during the busiest hour of operation, nor more than 2 out of every 100 callers will receive a busy condition or signal referred to as "All Trunks Busy" or ATB. Each Service Center operated by VTE or a Franchisee as currently equipped and maintained has sufficient message storage capacity to provide the maximum number and length of messages allowed and the number of days retained to which every customer entitled to use the Service Center is currently entitled, and an additional reserve storage capacity over and above that maximum amount by 10%.

                     (c) The Network and Hubs as currently equipped and maintained are capable of meeting the "Network Transmission Standards" and the other performance requirements set forth in the Agreement among VTELP, the NAP and VTE contained in the Grand Solution Documents for all periods through set forth therein.

               5.22  STATEMENTS TRUE AND CORRECT.  No statement, certificate,
                     ---------------------------
instrument, or other writing furnished or to be furnished by any VTE Entity or any Affiliate thereof to Premiere pursuant to this Agreement or any other document, agreement, or instrument delivered pursuant hereto herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All documents that any VTE Entity or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

               5.23  ACCOUNTING AND REGULATORY MATTERS. No VTE Entity or any
                     ---------------------------------
Stockholder or any Affiliate thereof has taken or agreed to take any action or has any Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the Merger from qualifying for pooling-of-interests accounting treatment, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.

               5.24  STATE TAKEOVER LAWS. Each VTE Entity and each Stockholder
                     -------------------
has taken all necessary action to exempt the transactions contemplated by this Agreement from, or if necessary to challenge the validity or applicability of, any applicable "moratorium," "fair price," "business combination," "control share," or other anti-takeover Laws (collectively, "Takeover Laws").

               5.25  CHARTER PROVISIONS. Each VTE Entity and each Stockholder
                     ------------------
has taken all action so that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement do not and will not result in the grant of any rights to any Person under the Certificate of Incorporation, Bylaws or other governing instruments of any VTE Entity or restrict or impair the ability of Premiere or any of its Subsidiaries to vote, or otherwise to exercise the rights of a stockholder with respect to, shares of any VTE Entity that may be directly or indirectly acquired or controlled by them.

               5.26  INVESTMENT INTENTION, ETC. Each Stockholder is acquiring
                     -------------------------
the shares of Premiere Common Stock to be issued pursuant to this Agreement for investment only, for such Stockholder's own account and not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof or participation therein. Except as set forth in Section
5.26 of the VTE Disclosure Memorandum, each Stockholder is an "accredited investor" as such term is defined in Rule 501(a) under the 1933 Act. Each Stockholder has such knowledge and experience in business and financial matters and with respect to investments in securities to enable the Stockholder to understand and evaluate the risks of an investment in the Premiere Common Stock to be acquired by the Stockholder in the Merger and to form an investment decision with respect thereto and is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof. Each Stockholder has previously completed, executed and delivered to Premiere an Investor Questionnaire relating to the transactions contemplated by this Agreement. The responses contained in such Investor Questionnaires are true and complete as of the date of the Questionnaire and the date of this Agreement. Each Stockholder understands that the shares of Premiere Common Stock to be issued pursuant to this Agreement have not been, and will not be, registered under the 1933 Act in reliance upon the representations set forth herein and in the Investor Questionnaires.

          5.27  BOARD  RECOMMENDATION.  The Board of Directors of VTE, at a
                ---------------------
meeting duly called and held, has by unanimous vote of the directors present (who constituted all of the directors then in office) (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, taken together, are fair to and in the best interests of the Stockholders and (ii) resolved to recommend that the holders of the shares of VTE Common Stock approve this Agreement.

          5.28  AMWAY MATTERS.
                -------------

                (a) Amway is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Michigan, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its Assets.

                (b) Amway has the corporate power and authority to execute and deliver this Agreement and the Amway Closing Documents and to perform its obligations under this Agreement and the Amway Closing Documents. This Agreement represents a legal, valid, and binding obligation of Amway, enforceable against Amway in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought) and, upon the execution and delivery by Amway of the Amway Closing Documents, the Amway Closing Documents will constitute the legal, valid, and binding obligations of Amway, enforceable against Amway in accordance with their respective terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

               (c)  [Reserved]

               (d) Amway is the owner of all right, title and interest (legal and beneficial) in and to that number of shares of VTE Common Stock set forth next to its name in Section 5.4(a) of the VTE Disclosure Memorandum, free and clear of all Liens. Amway is the owner of all right, title and interest (legal and beneficial) in and to the Amway Convertible

          Note, free and clear of all Liens. The Amway Convertible Note is convertible into 95.75 Shares of VTE Common Stock and 78.25 shares of VTN Common Stock. Other than the Amway Convertible Note, Amway does not have any Contract or any right or privilege (whether pre-emptive or contractual) capable of becoming a Contract or Equity Right for the purchase, subscription or issuance of any securities of VTE.

               (e)  [Reserved]

               (f)  [Reserved]

               (g) Amway is acquiring the shares of Premiere Common Stock to be issued pursuant to this Agreement for investment only, for its own account and not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof or participation therein. Amway is an "accredited investor" as such term is defined in Rule 501(a) under the 1933 Act. Amway has such knowledge and experience in business and financial matters and with respect to investments in securities to enable Amway to understand and evaluate the risks of an investment in the Premiere Common Stock to be acquired by Amway in the Merger and to form an investment decision with respect thereto and is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof.

                                   ARTICLE 6
                  REPRESENTATIONS AND WARRANTIES OF PREMIERE
                  ------------------------------------------

          Premiere hereby represents and warrants to VTE and the Stockholders as follows:

          6.1  ORGANIZATION, STANDING, AND POWER. Premiere is a corporation duly
               ---------------------------------
organized, validly existing, and in good standing under the Laws of the State of Georgia, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its Assets. Premiere is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Premiere Material Adverse Effect.

          6.2  AUTHORITY; NO BREACH BY AGREEMENT.
               ---------------------------------

               (a) Premiere has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Premiere. This Agreement represents a legal, valid, and binding obligation of Premiere, enforceable against Premiere in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

               (b) Neither the execution and delivery of this Agreement by Premiere, nor the consummation by Premiere of the transactions contemplated hereby, nor compliance by Premiere with any of the provisions hereof, will
     (i) conflict with or result in a breach of any provision of Premiere's Articles of Incorporation or Bylaws or any resolution adopted by the board of directors or shareholders of Premiere or any of its Subsidiaries, or
     (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any Premiere Entity under, any Contract or Permit of any Premiere Entity, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Premiere Material Adverse Effect, or, (iii) subject to receipt of the requisite Consents referred to in Section 9.1(b), constitute or result in a Default under, or require any Consent pursuant to, any Law or Order applicable to any Premiere Entity or any of their respective material Assets (including any Premiere Entity or any VTE Entity becoming subject to or liable for the payment of any Tax or any of the Assets owned by any Premiere Entity or any VTE Entity being reassessed or revalued by any Taxing authority).

               (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the NASD, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Premiere Material Adverse Effect, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by Premiere of the Merger and the other transactions contemplated in this Agreement.

          6.3  CAPITAL STOCK.
               -------------

               (a)  The authorized capital stock of Premiere consists of
     (i)150,000,000 shares of Premiere Common Stock, of which 24,089,769 shares are issued and outstanding as of March 17, 1997, and (ii) 5,000,000 shares of Premiere Preferred Stock, of which no shares are issued and outstanding. All of the issued and outstanding shares of Premiere Capital Stock are, and all of the shares of Premiere Common Stock to be issued in exchange for shares of VTE Common Stock upon consummation of the Merger, when issued in accordance with the terms of this Agreement, will be, duly and validly issued and outstanding and fully paid and nonassessable . None of the outstanding shares of Premiere Capital Stock has been, and none of the shares of Premiere Common Stock to be issued in exchange for shares of VTE Common Stock upon consummation of the Merger will be, issued in violation of any preemptive rights of the current or past stockholders of Premiere.

               (b) Except as set forth in Section 6.3(a), or as provided pursuant to the Premiere 1994 Stock Option Plan or the Premiere 1995 Stock Plan or as disclosed in Section 6.3 of the Premiere Disclosure Memorandum, there are no shares of capital stock or other equity securities of Premiere outstanding and no outstanding Equity Rights relating to the capital stock of Premiere.

          6.4  PREMIERE SUBSIDIARIES.  Premiere has disclosed in Section
               ---------------------
6.4 of the Premiere Disclosure Memorandum all of the Premiere Subsidiaries as of the date of this Agreement that are corporations (identifying its jurisdiction of incorporation, each jurisdiction in which the character of its Assets or the nature or conduct of its business requires it to be qualified and/or licensed to transact business, and the number of shares owned and percentage ownership interest represented by such share ownership) and all of the Premiere Subsidiaries that are general or limited partnerships or other non-corporate entities (identifying the Law under which such entity is organized, each jurisdiction in which the character of its Assets or the nature or conduct of its business requires it to be qualified and/or licensed to transact business, and the amount and nature of the ownership interest therein). Except as disclosed in Section 6.4 of the Premiere Disclosure Memorandum, Premiere or one of its wholly-owned Subsidiaries owns all of the issued and outstanding shares of capital stock (or other equity interests) of each Premiere Subsidiary. No capital stock (or other equity interest) of any Premiere Subsidiary are or may become required to be issued (other than to another Premiere Entity) by reason of any Equity Rights, and there are no Contracts by which any Premiere Subsidiary is bound to issue (other than to another Premiere Entity) additional shares of its capital stock (or other equity interests) or Equity Rights or by which any Premiere Entity is or may be bound to transfer any shares of the capital stock (or other equity interests) of any Premiere Subsidiary (other than to another Premiere Entity). There are no Contracts relating to the rights of any Premiere Entity to vote or to dispose of any shares of the capital stock (or other equity interests) of any Premiere Subsidiary. All of the shares of capital stock (or other equity interests) of each Significant Subsidiary of Premiere held by a Premiere Entity are fully paid and nonassessable and are owned by the Premiere Entity free and clear of any Lien. Each Premiere Subsidiary is a corporation, and is duly organized, validly existing, and (as to corporations) in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease and operate its Assets and to carry on its business as now conducted. Each Premiere Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Premiere Material Adverse Effect.

          6.5  SEC FILINGS; FINANCIAL STATEMENTS.
               ---------------------------------

               (a) Premiere has timely filed and made available to VTE all SEC Documents required to be filed by Premiere since March 5, 1996 (the "Premiere SEC Reports"). The Premiere SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Laws and other applicable Laws and (ii) did not, at the time they were filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Premiere SEC Reports or necessary in order to make the statements in such Premiere SEC Reports, in light of the circumstances under which they were made, not misleading. No Premiere Subsidiary is required to file any SEC Documents.

               (b) Each of the Premiere Financial Statements (including, in each case, any related notes) contained in the Premiere SEC Reports, including any Premiere SEC Reports filed after the date of this Agreement until the Effective Time, complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim statements, as permitted by Form 10-Q of the SEC), and fairly presented in all material respects the consolidated financial position of Premiere and its Subsidiaries as at the respective dates and the consolidated results of operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect.

          6.6  ABSENCE OF UNDISCLOSED LIABILITIES.  No Premiere Entity has
               ----------------------------------
any Liabilities that are reasonably likely to have, individually or in the aggregate, a Premiere Material Adverse Effect, except Liabilities which are accrued or reserved against in the consolidated balance sheet of Premiere as of December 31, 1996, included in the Premiere Financial Statements delivered prior to the date of this Agreement or reflected in the notes thereto and Liability (including contingent Liabilities) described in the Premiere SEC Report. Except as disclosed in the Premiere SEC Reports, no Premiere Entity has incurred or paid any Liability since December 31, 1996, except for such Liabilities incurred or paid (i) in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Premiere Material Adverse Effect or (ii) in connection with the transactions contemplated by this Agreement.

          6.7  ABSENCE OF CERTAIN CHANGES OR EVENTS.  Since December 31,
               ------------------------------------
1996, except as disclosed in the Premiere Financial Statements delivered prior to the date of this Agreement, as disclosed in the Premiere SEC Reports, or as disclosed in Section 6.7 of the Premiere Disclosure Memorandum, (i) there have been no events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Premiere Material Adverse Effect, and (ii) the Premiere Entities have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of Premiere provided in
Article 7.

          6.8  COMPLIANCE WITH LAWS.  Each Premiere Entity has in effect
               --------------------
all Permits necessary for it to own, lease or operate its material Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Premiere Material Adverse Effect, and there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Premiere Material Adverse Effect. Except as disclosed in the Premiere SEC Reports or in Section
6.8 of the Premiere Disclosure Memorandum, none of the Premiere Entities:

               (a) is in Default under its Articles of Incorporation or Bylaws (or other governing instruments); or

               (b) is in Default under any Laws, Orders or Permits applicable to its business or employees conducting its business, except for Defaults which are not reasonably likely to have, individually or in the aggregate, a Premiere Material Adverse Effect; or

               (c) since January 1, 1993, has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any Premiere Entity is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Premiere Material Adverse Effect, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a Premiere Material Adverse Effect, or
     (iii) requiring any Premiere Entity to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business.

          6.9  LEGAL PROCEEDINGS.  Except as disclosed in the Premiere SEC
               -----------------
Reports, there is no Litigation instituted or pending, or, to the Knowledge of Premiere, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any Premiere Entity, or against any director, employee or employee benefit plan of any Premiere Entity, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Premiere Material Adverse Effect, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any Premiere Entity, that are reasonably likely to have, individually or in the aggregate, a Premiere Material Adverse Effect.

          6.10 STATEMENTS TRUE AND CORRECT.   No statement, certificate,
               ---------------------------
instrument or other writing furnished or to be furnished by any Premiere Entity or any Affiliate thereof to VTE pursuant to this Agreement or any other document, agreement or instrument delivered pursuant hereto contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All documents that any Premiere Entity or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

          6.11 ACCOUNTING AND REGULATORY MATTERS.  No Premiere Entity or any
               ---------------------------------
Affiliate thereof has taken or agreed to take any action or has any Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the Merger from qualifying for pooling-of-interests accounting treatment or as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section. In this regard, Premiere shall execute and deliver to VTE's counsel prior to the Effective Date a certificate substantially in the form of Exhibit 5 hereto.

                                   ARTICLE 7
                    CONDUCT OF BUSINESS PENDING CONSUMMATION
                    ----------------------------------------

          7.1  AFFIRMATIVE COVENANTS OF VTE.   From the date of this Agreement
               ----------------------------
until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of Premiere shall have been obtained, and except as otherwise expressly contemplated herein, VTE shall and shall cause each of its Subsidiaries to (a) operate its business only in the usual, regular, and ordinary course, (b) preserve intact its business organization and Assets and maintain its rights and franchises, and (c) knowingly take no action which would (i) adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentences of
Section 9.1(b) or 9.1(c), or (ii) adversely affect the ability of any Party to perform its covenants and agreements under this Agreement.

          7.2  NEGATIVE COVENANTS OF VTE.  From the date of this Agreement until
               -------------------------
the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of Premiere shall have been obtained, and except as otherwise expressly contemplated herein, in the VTN Merger Agreement, or in the MPI Purchase Agreement or as disclosed in Section 7.2 of the VTE Disclosure Memorandum, VTE covenants and agrees that it will not do or agree or commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following:

               (a) amend the Certificate of Incorporation, Bylaws or other governing instruments of any VTE Entity; or

               (b) incur any additional debt obligation or other obligation for borrowed money (other than indebtedness of a VTE Entity to another VTE Entity) in excess of an aggregate of $25,000 (for the VTE Entities on a consolidated basis) except in the ordinary course of the business of VTE Subsidiaries consistent with past practices, or impose, or suffer the imposition, on any Asset of any VTE Entity of any Lien or permit any such Lien to exist (other than in connection with Liens in effect as of the date hereof that are disclosed in the VTE Disclosure Memorandum); or

               (c) repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any VTE Entity, or declare or pay any dividend or make any other distribution in respect of VTE's capital stock; or

               (d) except for this Agreement, or pursuant to the exercise of stock options outstanding as of the date hereof and pursuant to the terms thereof in existence on the date hereof, issue, sell, pledge, encumber, authorize the issuance of, enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of VTE Common Stock or any other capital stock of any VTE Entity, or any stock appreciation rights, or any option, warrant, or other Equity Right; or

               (e) adjust, split, combine or reclassify any capital stock of any VTE Entity or issue or authorize the issuance of any other securities in respect of or in substitution for shares of VTE Common Stock, or sell, lease, mortgage or otherwise dispose of or otherwise encumber (x) any shares of capital stock of any VTE Subsidiary (unless any such shares of stock are sold or otherwise transferred to another VTE Entity) or (y) any Asset other than in the ordinary course of business for reasonable and adequate consideration; or

               (f) except for purchases of U.S. Treasury securities or U.S. Government agency securities, which in either case have maturities of three years or less, purchase any securities or make any material investment, either by purchase of stock of securities, contributions to capital, Asset transfers, or purchase of any Assets, in any Person other than a wholly owned VTE Subsidiary, or otherwise acquire direct or indirect control over any Person; or

               (g) grant any increase in compensation or benefits to the employees or officers of any VTE Entity, except in accordance with past practice or as required by Law; pay any severance or termination pay or any bonus other than pursuant to written policies or written Contracts in effect on the date of this Agreement; and enter into or amend any severance agreements with officers of any VTE Entity; grant any material increase in fees or other increases in compensation or other benefits to directors of any VTE Entity except in accordance with past practice; or voluntarily accelerate the vesting of any stock options or other stock-based compensation or employee benefits or other Equity Rights; or

               (h) enter into or amend any employment Contract between any VTE Entity and any Person (unless such amendment is required by Law) that the VTE Entity does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Effective Time; or

               (i) adopt any new employee benefit plan of any VTE Entity or terminate or withdraw from, or make any material change in or to, any existing employee benefit plans of any VTE Entity other than any such change that is required by Law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan, or make any distributions from such employee benefit plans, except as required by Law, the terms of such plans or consistent with past practice; or

               (j) make any significant change in any Tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in Tax Laws or regulatory accounting requirements or GAAP; or

               (k) commence any Litigation other than in accordance with past practice, settle any Litigation involving any Liability of any VTE Entity for material money damages or restrictions upon the operations of any VTE Entity; or

               (l) enter into, modify, amend or terminate any material Contract (including any loan Contract with an unpaid balance exceeding $10,000, any Franchise Agreement and any SRA) or waive, release, compromise or assign any material rights or claims.

          7.3  COVENANTS OF PREMIERE.  From the date of this Agreement until the
               ---------------------
earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of VTE shall have been obtained, and except as otherwise expressly contemplated herein, Premiere covenants and agrees that it shall (a) continue to conduct its business and the business of its Subsidiaries in a manner designed, in its reasonable judgment, to enhance the long-term value of the Premiere Common Stock and the business prospects of the Premiere Entities and to the extent consistent therewith use all reasonable efforts to preserve intact the Premiere Entities' core businesses and goodwill with their respective employees, and (b) take no action which would (i) materially adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentences of Section 9.1(b) or 9.1(c), or (ii) materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement; provided, that the foregoing shall not prevent any Premiere Entity from acquiring any Assets or other businesses or from discontinuing or disposing of any of its Assets or business if such action is, in the reasonable judgment of Premiere, desirable in the conduct of the business of Premiere and its Subsidiaries. Premiere further covenants and agrees that it will not, without the prior written consent of VTE, which consent shall not be unreasonably withheld, amend the Articles of Incorporation or Bylaws of Premiere, in each case, in any manner adverse to the holders of VTE Common Stock as compared to rights of holders of Premiere Common Stock generally as of the date of this Agreement.

          7.4  ADVERSE CHANGES IN CONDITION.  Each Party agrees to give written
               ----------------------------
notice promptly to the other Party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (i) is reasonably likely to have, individually or in the aggregate, a VTE Material Adverse Effect or a Premiere Material Adverse Effect, as applicable, or (ii) would cause or constitute a material breach of any of its representations, warranties, or covenants contained herein, and to use its reasonable efforts to prevent or promptly to remedy the same.

          7.5  REPORTS.  Each Party and its Subsidiaries shall file all reports
               -------
required to be filed by it with Regulatory Authorities between the date of this Agreement and the Effective Time and shall deliver to the other Party copies of all such reports promptly after the same are filed. If financial statements are contained in any such reports filed with the SEC, such financial statements will fairly present the consolidated financial position of the entity filing such statements as of the dates indicated and the consolidated results of operations, changes in stockholders' equity, and cash flows for the periods then ended in accordance with GAAP (subject in the case of interim financial statements to normal recurring year-end adjustments that are not material). As of their respective dates, such reports filed with the SEC will comply in all material respects with the Securities Laws and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statements contained in any other reports to another Regulatory Authority shall be prepared in accordance with Laws applicable to such reports.

                                   ARTICLE 8
                             ADDITIONAL AGREEMENTS
                             ---------------------

          8.1  [RESERVED]

          8.2. EXCHANGE LISTING.  Premiere shall use its best efforts to list,
               ----------------
prior to the Effective Time, on the Nasdaq National Market the shares of Premiere Common Stock to be issued to the holders of VTE Common Stock pursuant to the Merger, and Premiere shall give all notices and make all filings with the NASD required in connection with the transactions contemplated herein.

          8.3  APPLICATIONS; ANTITRUST NOTIFICATION. Premiere shall prepare and
               ------------------------------------
file, and VTE and the Stockholders shall cooperate in the preparation and, where appropriate, filing of, applications with all Regulatory Authorities having jurisdiction over the transactions contemplated by this Agreement seeking the requisite Consents necessary to consummate the transactions contemplated by this Agreement. To the extent required by the HSR Act, each of the Parties will promptly file with the United States Federal Trade Commission and the United States Department of Justice the notification and report form required for the transactions contemplated hereby and any supplemental or additional information which may reasonably be requested in connection therewith pursuant to the HSR Act and will comply in all material respects with the requirements of the HSR Act. The Parties shall deliver to each other copies of all filings, correspondence and orders to and from all Regulatory Authorities in connection with the transactions contemplated hereby.

          8.4  FILINGS WITH STATE OFFICES.  Upon the terms and subject to
               --------------------------
the conditions of this Agreement, Premiere, Sub and VTE shall execute and file the Certificate of Merger with the Secretary of State of the State of Delaware in connection with the Closing.

          8.5  AGREEMENT AS TO EFFORTS TO CONSUMMATE.  Subject to the terms and
               -------------------------------------
conditions of this Agreement, each Party agrees to use, and to cause its Subsidiaries to use, its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to consummate and make effective, as soon as reasonably practicable after the date of this Agreement, the transactions contemplated by this Agreement, including using its reasonable efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in Article 9; provided, that nothing herein shall preclude either Party from exercising its rights under this Agreement. Each Party shall use, and shall cause each of its Subsidiaries to use, its reasonable efforts to obtain all Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement.

          8.6  INVESTIGATION AND CONFIDENTIALITY.
               ---------------------------------

               (a) Prior to the Effective Time, each Party shall keep the other Party advised of all material developments relevant to its business and to consummation of the Merger and shall permit the other Party to make or cause to be made such investigation of the business and properties of it and its Subsidiaries and of their respective financial and legal conditions as the other Party reasonably requests, provided that such investigation shall be reasonably related to the transactions contemplated hereby and shall not interfere unnecessarily with normal operations. No investigation by a Party shall affect the representations and warranties of the other Party.

               (b) In addition to the Parties' respective obligations under the Confidentiality Agreement, which is hereby reaffirmed and adopted, and incorporated by reference herein each Party shall, and shall cause its advisers and agents to, maintain the confidentiality of all confidential information furnished to it by the other Party concerning its and its Subsidiaries' businesses, operations, and financial positions and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement. If this Agreement is terminated prior to the Effective Time, each Party shall promptly return or certify the destruction of all documents and copies thereof, and all work papers containing confidential information received from the other Party.

               (c) VTE shall use its reasonable efforts to exercise its rights under confidentiality agreements entered into with Persons which were considering an Acquisition Proposal with respect to VTE to preserve the confidentiality of the information relating to the VTE Entities provided to such Persons and their Affiliates and Representatives.

          8.7  PRESS RELEASES.   Prior to the Effective Time,  VTE and
               --------------
Premiere shall consult with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement or any other transaction contemplated hereby; provided, that nothing in this Section
8.7 shall be deemed to prohibit any Party from making any disclosure which its outside counsel deems necessary or advisable in order to satisfy such Party's disclosure obligations imposed by Law. If any such press release or other public disclosure contains a reference to Amway or any Amway marks, then no such press release shall be issued or other public disclosure made without the prior written consent of Amway, which consent shall not be unreasonably withheld.

          8.8  CERTAIN  ACTIONS.  Except with respect to this Agreement and the
               ----------------
transactions contemplated hereby, no VTE Entity nor any Stockholder nor any Affiliate thereof nor any Representatives thereof retained by any VTE Entity shall directly or indirectly solicit any Acquisition Proposal by any Person. Except to the extent the Board of Directors of VTE, after having consulted with and considered the advice of outside counsel, reasonably determines in good faith that the failure to take such actions would constitute a breach of fiduciary duties of the members of such Board of Directors to VTE's stockholder under applicable law, no VTE Entity, any Stockholder or any Affiliate or Representative thereof shall furnish any non-public information that it is not legally obligated to furnish, negotiate with respect to, or enter into any Contract with respect to, any Acquisition Proposal, but VTE may communicate information about such an Acquisition Proposal to its stockholders if and to the extent that it is required to do so in order to comply with its legal obligations as advised by outside counsel. Each Stockholder and/or VTE shall promptly advise Premiere following the receipt of any Acquisition Proposal and the details thereof, and advise Premiere of any developments with respect to such Acquisition Proposal promptly upon the occurrence thereof. Each Stockholder and VTE shall (i) immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any of the foregoing, and (ii) direct and use its reasonable efforts to cause all of its Affiliates and Representatives not to engage in any of the foregoing.

          8.9  STOCKHOLDER RELEASES.  Except as set forth in Section 8.9 of the
               --------------------
VTE Disclosure Memorandum and except, as to Amway, for matters arising under the Amway Reseller Agreement, each Stockholder, effective upon the Closing, hereby releases, remises, and forever discharges each VTE Entity, VTN, VTNLP and their respective Representatives, Affiliates, and insurers, and their respective successors and assigns, and each of them (hereinafter individually and collectively, the "Releasees") of and from any and all claims, demands, debts, accounts, covenants, agreements, obligations, costs, expenses, actions or causes of action of every nature, character or description, now accrued or which may hereafter accrue, without limitation of law, equity or otherwise, based in whole or in part on any facts, conduct, activities, transactions, events or occurrences known or unknown, which have or allegedly have existed, occurred, happened, arisen or transpired from the beginning of time to the Effective Time (the "Released Claims"). Each Stockholder represents and warrants that no Released Claim released herein has been assigned, expressly, impliedly, or by operation of Law, and that all Released Claims of such Stockholder released herein are owned by such Stockholder, who has the sole authority to release them. Each Stockholder agrees that such holder shall forever refrain and forebear from commencing, instituting or prosecuting any lawsuit action or proceeding, judicial, administrative, or otherwise, or otherwise attempting to collect or enforce any Released Claims which are released and discharged herein.

          8.10 ACCOUNTING TREATMENT. Each of the Parties undertakes and agrees
               --------------------
to use its reasonable efforts to cause the Merger, and to take no action which would be reasonably likely to cause the Merger not, to qualify for treatment as a pooling of interests for accounting purposes.

          8.11  STATE TAKEOVER LAWS. Each VTE Entity and each Stockholder shall
                -------------------
take all necessary steps to exempt the transactions contemplated by this Agreement from, or if necessary to challenge the validity or applicability of, any applicable Takeover Law, including Section 203 of the DGCL.

          8.12  CHARTER PROVISIONS. Each VTE Entity shall take all necessary
                ------------------
action to ensure that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated hereby do not and will not result in the grant of any rights to any Person under the Certificate of Incorporation, Bylaws or other governing instruments of any VTE Entity or restrict or impair the ability of Premiere or any of its Subsidiaries to vote, or otherwise to exercise the rights of a stockholder with respect to, shares of any VTE Entity that may be directly or indirectly acquired or controlled by them.

          8.13  TAX RETURNS. Premiere agrees that it will not permit or cause
                -----------
VTE to file an amended federal or state income Tax Return, or any other Tax Return for which Premiere intends to seek indemnification, with respect to any taxable year or period ending on or before the Closing Date without delivering a copy of such amended Tax Return to the Escrow Committee at least five (5) days prior to the proposed filing thereof.

          8.14  NONCOMPETITION, NONSOLICITATION AND NONDISCLOSURE.
                -------------------------------------------------

                (a)  VTE and each Stockholder (other than Amway) acknowledges:

                     (i) that each Stockholder has substantial special expertise and experience in the Business Activities and possesses substantial contacts with suppliers and customers of VTE, and that such expertise, experience and contacts have been built up over a number of years, including such Stockholder's period of ownership of VTE Common Stock;

                     (ii) that each Stockholder will be well-compensated under this Agreement for the expertise, knowledge and contacts he or she has obtained, as well as the goodwill that he or she has built up in VTE, and that this Section 8.14 is being executed as an integral part of such Stockholder's sale of all of his or her VTE Common Stock to Premiere pursuant to the Merger, an express element of which includes the sale of the goodwill such Stockholder's ownership and service has generated, and for which sale such Stockholder will receive substantial remuneration hereunder;

                     (iii) that each Stockholder has occupied a position of trust and responsibility with VTE in which he or she has had access to a substantial amount of VTE Confidential Information and VTE Trade Secrets, and that Premiere is entering into this Agreement in reliance upon such Stockholder's agreement not to use or disclose such VTE Trade Secrets and VTE Confidential Information, not to compete against Premiere or any Affiliate, and not to solicit Premiere's or any such Affiliates' customers during the time periods set forth in this Agreement;

                     (iv) that each Stockholder's special experience and his or her close identification with goodwill of VTE, the harm caused by such Stockholder's violation of the provisions of this Section 8.14 cannot reasonably or adequately be compensated solely by damages in an action at law;

                     (v) that each Stockholder is capable of competing with and substantially harming Premiere and its Affiliates and has more than adequate capital, experience, customer contract, supplier contact, name recognition and industry reputation to start a competing business, which would deprive Premiere of all or substantially all of its bargained for goodwill and other consideration in the transactions contemplated in this Agreement; and

                     (vi) that the terms of this Section 8.14 are necessary to protect Premiere's legitimate business interests and its rights in the VTE Trade Secrets and VTE Confidential Information and that Stockholder's competition with Premiere or any of its Affiliates or other violation of the covenants set forth below would cause substantial and irreparable harm to Premiere.

                (b) For three (3) years immediately following the Effective Time, if Premiere or any of its Affiliates continues to carry on the Business Activities of VTE, no Stockholder (other than Amway) shall, directly or indirectly, by himself or herself or in conjunction with any person, firm or corporation other than Premiere, engage in Business Activities, or help anyone else engage in the Business Activities, within the Restricted Territory. Notwithstanding anything contained herein to the contrary, a Stockholder may own up to two percent (2%) of the shares of a publicly-held corporation which competes with Premiere or any of its Affiliates, provided none of his or her other relationships with such corporation violate the terms of this Section 8.14 (provided that this restriction shall not apply to Amway).

                (c) For three (3) years immediately following the Effective Time, no Stockholder (other than Amway) shall, for himself or herself or on behalf of others, use or disclose any VTE Confidential Information or VTE Trade Secrets except in the furtherance of the business of Premiere or any of its Affiliates. No Stockholder (other than Amway) shall use or disclose any VTE Trade Secrets at any time while the information remains a VTE Trade Secret. Nothing in this provision shall limit the protections available to Premiere under any federal, state or local statute or legal principle governing confidential information or trade secrets.

                (d) If a Stockholder (other than Amway) violates any portion of this Section 8.14, such Stockholder shall forfeit all compensation due to such Stockholder under the General Escrow Agreement or the Specific Escrow Agreement.

                (e) Each Stockholder (other than Amway) acknowledges that his or her agreement not to compete with Premiere or any of its Affiliates is necessarily of a special, unique and extraordinary nature, and that the loss arising from a breach thereof cannot reasonably be compensated by money damages and will cause Premiere and any such Affiliate irreparable harm. Accordingly, upon the failure of any Stockholder (other than Amway) to comply with the terms of this Section 8.14 at any time, Premiere and any such Affiliate shall be entitled to injunctive or other extraordinary relief in case of such breach, such injunctive or other extraordinary relief to be cumulative to, but not in limitation of, any other remedies to which Premiere or any such Affiliate may be entitled.

                (f) Premiere and the Stockholders (other than Amway) intend that Premiere have the broadest possible protection from unfair competition by the Stockholders (other than Amway) with Premiere or any of its Affiliates, consistent with public policy. Accordingly, should any court of competent jurisdiction determine that, consistent with the established precedent of the forum state, the public policy of such state requires a more limited restriction in duration, geographical area, nature of restricted activity, or any combination thereof, it would be in furtherance of the intentions of the parties hereto for the court to so interpret and construe the terms of this Agreement, or to modify the Agreement, to apply to only such more limited restrictions to an appropriate degree.

          8.15  EMPLOYMENT AGREEMENT. Each Stockholder listed in Section 9.1(i)
                --------------------
of the VTE Disclosure Memorandum shall execute and deliver to Premiere at Closing the relevant Employment Agreement referred to in Section 9.1(i).

          8.16  NATIONAL CITY BANK PAYMENT. Upon the Closing, Premiere will pay,
                --------------------------
or cause VTE to pay, the entire balance outstanding at such time on VTE's line of credit and demand note with National City Bank.

          8.17  AMWAY CONVERTIBLE NOTE. At Closing, Amway shall convert the
                ----------------------
Amway Convertible Note into 95.75 shares of VTE Common Stock and 78.25 shares of VTN Common Stock; provided, however, that if the Average Closing Price (without regard to the Average Closing Price Limitations) is less than $19.85, Amway shall not be required to convert the Amway Convertible Note, but, in that event, VTE shall pay in full the Amway Convertible Note at Closing and, in either event, Amway shall release in full any other rights or remedies that it has by reason of the Amway Convertible Note.


                                   ARTICLE 9
               CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE
               -------------------------------------------------

          9.1  CONDITIONS TO OBLIGATIONS OF EACH PARTY. The respective
               ---------------------------------------
obligations of each Party to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section 12.6:

                (a)  [RESERVED]

                (b)  REGULATORY APPROVALS. All waiting periods required by HSR
                     --------------------
     shall have expired.

                (c)  CONSENTS AND APPROVALS. VTE shall have obtained the
                     ----------------------
     Consents required for consummation of the Merger or for the preventing of any Default under any Contract or Permit of VTE set forth on Section 5.2(b) of the VTE Disclosure Memorandum. No Consent so obtained which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner which in the reasonable judgment of the Board of Directors of Premiere would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement that, had such condition or requirement been known, such Party would not, in its reasonable judgment, have entered into this Agreement.

                (d)  LEGAL PROCEEDINGS. No court or governmental or regulatory
                     -----------------
     authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) or taken any other action which prohibits, restricts or makes illegal consummation of the transactions contemplated by this Agreement.

                (e)  EXCHANGE LISTING. The shares of Premiere Common Stock
                     ----------------
     issuable pursuant to the Merger shall have been approved for listing on the Nasdaq National Market.

                (f)  POOLING LETTERS. Each of the Parties shall have received
                     ---------------
     letters, dated as of the Effective Time, addressed to Premiere, in form and substance reasonably acceptable to Premiere, from Arthur Andersen LLP, acting as auditors for Premiere, to the effect that the Merger will qualify for pooling-of-interests accounting treatment. Each of the Parties also shall have received letters, dated as of the Effective Time, addressed to Premiere, in form and substance reasonably acceptable to Premiere, from Arthur Andersen LLP, acting as auditors for VTE, to the effect that such firm is not aware of any matters relating to VTE and its Subsidiaries which would preclude the Merger from qualifying for pooling-of-interests accounting treatment.

                (g)  [RESERVED]

                (h)  REGISTRATION RIGHTS. Premiere and each of the Stockholders,
                     -------------------
     so desiring, shall have executed and delivered the Stock Restriction and Registration Rights Agreement, in the form attached hereto as Exhibit

                (i)  VTN MERGER. Sub II and VTN shall have consummated the VTN
                     ----------
     Merger.

                (j)  MPI PURCHASE. Premiere shall have consummated the purchase
                     ------------
of the Partner Interest from MPI pursuant to the MPI Purchase Agreement.

          9.2   CONDITIONS TO OBLIGATIONS OF PREMIERE. The obligations of
                -------------------------------------
Premiere to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Premiere pursuant to Section 12.6(a):

                (a)  REPRESENTATIONS AND WARRANTIES. For purposes of this
                     ------------------------------
     Section 9.2(a), the accuracy of the representations and warranties of VTE and the Stockholders set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). All other representations and warranties of VTE and the Stockholders contained in this Agreement or any agreement, certificate or instrument entered into or delivered in connection herewith shall be true and correct in all material respects.

                (b)  PERFORMANCE OF AGREEMENTS AND COVENANTS. Each and all of
                     ---------------------------------------
     the agreements and covenants of VTE and the Stockholders to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

                (c)  CERTIFICATES. VTE shall have delivered to Premiere (i) a
                     ------------
     certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions set forth in Section 9.1 as relates to VTE and in Section 9.2(a), 9.2(b) and 9.2(h) have been satisfied, (ii) certified copies of resolutions duly adopted by VTE's Board of Directors and stockholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as Premiere and its counsel shall request, and (iii) a certificate or certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, in form and substance satisfactory to Premiere and containing such supporting information as Premiere may request, relating to the calculation of the adjustments, if any, to the VTE Purchase Price as contemplated in Section 3.1(d)(ii)(A)-(E).

                (d)  OPINIONS OF COUNSEL. Premiere shall have received an
                     -------------------
     opinion of Benesch, Friedlander, Coplan & Aronoff, counsel to VTE, in form and substance reasonably satisfactory to Premiere. Premiere shall also have received opinions from counsel to each of the Stockholders (other than Amway) and an opinion of counsel to Amway, each dated as of the Closing, in each case containing customary opinions relating to organization, authority and enforceability.

                (e)  [RESERVED]

                (f)  [RESERVED]

                (g)  CLAIMS LETTERS. Each of the directors and officers of VTE
                     --------------
     and the other Persons listed in Section 9.2(g) of the VTE Disclosure Memorandum shall have executed and delivered to Premiere letters in substantially the form of Exhibit 7.

                (h)  STOCKHOLDERS' EQUITY. VTE's stockholders' equity as of the
                     --------------------
     Closing shall not be less than VTE's stockholders' equity as of December 31, 1996, excluding for purposes of the calculation of such stockholders' equity the effects of (i) all costs, fees and charges, including fees and charges of VTE's accountants, counsel and financial advisors, whether or not accrued or paid, that are related to the transactions contemplated by this Agreement and (ii) any reductions in VTE's stockholders' equity resulting from any actions or changes in policies of VTE taken at the request of Premiere or actions contemplated by this Agreement to occur on or before the Closing.

                (i)  OWNERSHIP AGREEMENTS. VTE shall have used its commercially
                     --------------------
     reasonable best efforts to have each of the persons identified in Section 9.2(i) of the VTE Disclosure Memorandum execute and deliver to VTE and Premiere agreements, in form and substance reasonably satisfactory to Premiere, confirming in or transferring to VTE certain Intellectual Property Rights as described in Section 9.2(i) of the VTE Disclosure Memorandum.

                (j)  [RESERVED]     (K)  STOCK REPURCHASES. VTE shall have
                                         -----------------
     repurchased from the Persons listed on Section 5.16(ix) of the VTE Disclosure Memorandum the outstanding VTE Common Stock held by such Persons pursuant to rights under and in accordance with the terms of existing Contracts for repurchase or redemption of such VTE Common Stock as described in Section 5.16(ix) of the VTE Disclosure Memorandum.

                (l)  [RESERVED]

                (m)  [RESERVED]

                (n)  GRAND SOLUTION DOCUMENTS. VTE, VTNLP, NAP and the
                     ------------------------
     Franchisees shall have executed and delivered the Grand Solution Documents in the forms attached as Exhibit 8.

                (o)  EMPLOYMENT, SEVERANCE AND NONCOMPETITION AGREEMENTS. Each
                     ---------------------------------------------------
     of the Persons identified in Section 9.2(o) of the VTE Disclosure Memorandum shall have executed and delivered to Premiere, and Premiere shall have executed and delivered to such Persons, an employment or severance and noncompetition agreement, in form and substance reasonably satisfactory to the Persons and Premiere (collectively, the "Employment Agreements").

          9.3   CONDITIONS TO OBLIGATIONS OF VTE AND THE STOCKHOLDERS. The
                -----------------------------------------------------
obligations of VTE and the Stockholders to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by VTE pursuant to Section 12.6(b):

                (a)  REPRESENTATIONS AND WARRANTIES. For purposes of this
                     ------------------------------
     Section 9.3(a), the accuracy of the representations and warranties of Premiere set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of Premiere set forth in this Agreement shall be true and correct in all material respects..

                (b)  PERFORMANCE OF AGREEMENTS AND COVENANTS. Each and all of
                     ---------------------------------------
     the agreements and covenants of Premiere to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

                (c)  CERTIFICATES. Premiere shall have delivered to VTE (i) a
                     ------------
     certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions set forth in Section 9.1 as relates to Premiere and in
     Section 9.3(a) and 9.3(b) have been satisfied, and (ii) certified copies of resolutions duly adopted by Premiere's Board of Directors and, if required, Premiere's shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as VTE and its counsel shall request.

                (d)  OPINION OF COUNSEL. VTE shall have received an opinion of
                     ------------------
     Alston & Bird LLP, counsel to Premiere, dated as of the Effective Time, containing customary opinions relating to organization, authority and enforceability.

                                  ARTICLE 10
                                INDEMNIFICATION
                                ---------------

          10.1  AGREEMENT OF INDEMNITORS TO INDEMNIFY. Subject to the terms and
                -------------------------------------
conditions of this Article 10, Indemnitors jointly and severally agree to indemnify, defend, and hold harmless Indemnitees, and each of them, from, against, for and in respect of any and all Losses asserted against, or paid, suffered or incurred by, an Indemnitee and resulting from, based upon, or arising out of:

                (a) the inaccuracy, untruth, incompleteness or breach of any representation or warranty of (i) any Indemnitor or VTE contained in or made pursuant to this Agreement or in any certificate, Schedule, or Exhibit furnished by Indemnitors in connection herewith or (ii) VTN or any Stockholder of VTN in the VTN Merger Agreement; provided that for purposes of this Section 10.1(a) any qualification of such representations and warranties by reference to the materiality of matters stated therein or as to matters having or not having a "Material Adverse Effect,", and any limitation of such representations and warranties as being "to the knowledge of," or "known to" or words of similar effect, shall be disregarded, in determining any inaccuracy, untruth, incompleteness or breach thereof;

                (b) a breach of or failure to perform any covenant or agreement of (i) Indemnitors or VTE made in this Agreement or (ii) VTN or the Stockholders of VTN in the VTN Merger Agreement; and

                (c) any claim by a current or former Franchisee (or beneficiary of an SRA) related to the ownership, control, operation, administration or other rights to the Network or VTNLP, including without limitation any claim based on the sale or provision of Network services or right to control access to the Network to the extent such claim is based on a right purportedly in existence as of the Effective Time;.

                (d) any claim arising out of or related to the matters set forth in Sections 5.9(a) and 5.15(b) of the VTE Disclosure Memorandum and Sections 5.9(a) and 5.15(b) of the VTN Disclosure Memorandum;

                (e) any claim arising out of or related to the matters set forth in Section 5.11(c) of the VTE Disclosure Memorandum and Section 5.11(c) of the VTN Disclosure Memorandum;

                (f) any claim by an officer or director or former officer or director of VTE for indemnification under the by-laws of VTE or any Subsidiary of VTE or pursuant to any Contract relating to a claim brought against such officer or director in such capacity relating to any act or omission or alleged act or omission occurring in whole or in part on or prior to the Effective Time; and

                (g) any claim by any member of the board of directors or trustees of the NAP or the Franchisee Association pursuant to the indemnification letter attached as Section 10.1(g) of the VTE Disclosure Memorandum.

          10.2  PROCEDURES FOR INDEMNIFICATION.
                ------------------------------

                (a) An Indemnification Claim shall be made by an Indemnitee by delivery of a written notice to the Stockholder Representative requesting indemnification and specifying the basis on which indemnification is sought and the amount of asserted Losses and, in the case of a Third Party Claim, containing (by attachment or otherwise) such other information as such Indemnitee shall have concerning such Third Party Claim.

                (b) If the Indemnification Claim involves a Third Party Claim the procedures set forth in Section 10.3 shall be observed by the Indemnitee and the Stockholder Representative.

                (c) If the Indemnification Claim involves a matter other than a Third Party Claim, the Stockholder Representative shall have 30 days to object to such Indemnification Claim by delivery of a written notice of such objection to such Indemnitee specifying in reasonable detail the basis for such objection. Failure to timely so object shall constitute a final and binding acceptance of the Indemnification Claim by the Stockholder Representative on behalf of all Indemnitors, and the Indemnification Claim shall be paid in accordance with subsection (d) hereof. If an objection is timely interposed by the Stockholder Representative and the dispute is not resolved by such Indemnitee and the Stockholder Representative within 30 days from the date the Indemnitee receives such objection, such dispute shall be resolved by arbitration as provided in Section 10.7.

                (d) Upon determination of the amount of an Indemnification Claim, whether by agreement between the Stockholder Representative and the Indemnitee or by an arbitration award or by any other final adjudication, the Indemnitors shall pay the amount of such Indemnification Claim within ten days of the date such amount is determined.

          10.3  THIRD PARTY CLAIMS. The obligations and liabilities of the
                ------------------
parties hereunder with respect to a Third Party Claim shall be subject to the following terms and conditions:

                (a) The Indemnitee shall give the Stockholder Representative written notice of a Third Party Claim promptly after receipt by the Indemnitee of notice thereof, and the Stockholder Representative, on behalf of the Indemnitors, may undertake the defense, compromise and settlement thereof by representatives of its own choosing reasonably acceptable to the Indemnitee. The failure of the Indemnitee to notify the Stockholder Representative of such claim shall not relieve the Indemnitors of any liability that they may have with respect to such claim except to the extent the Stockholder Representative demonstrates that the defense of such claim is prejudiced by such failure. The assumption of the defense, compromise and settlement of any such Third Party Claim by the Stockholder Representative shall be an acknowledgment of the obligation of the Indemnitors to indemnify the Indemnitee with respect to such claim hereunder. If the Indemnitee desires to participate in, but not control, any such defense, compromise and settlement, it may do so at its sole cost and expense. If, however, the Stockholder Representative fails or refuses to undertake the defense of such Third Party Claim within ten (10) days after written notice of such claim has been given to the Stockholder Representative by the Indemnitee, the Indemnitee shall have the right to undertake the defense, compromise and settlement of such claim with counsel of its own choosing. In the circumstances described in the preceding sentence, the Indemnitee shall, promptly upon its assumption of the defense of such claim, make an Indemnification Claim as specified in Section 10.2 which shall be deemed an Indemnification Claim that is not a Third Party Claim for the purposes of the procedures set forth herein.

                (b) If, in the reasonable opinion of the Indemnitee, any Third Party Claim or the litigation or resolution thereof involves an issue or matter which could have a material adverse effect on the business, operations, assets, properties or prospects of the Indemnitee (including, without limitation, the administration of the tax returns and responsibilities under the tax laws of the Indemnitee), the Indemnitee shall have the right to control the defense, compromise and settlement of such Third Party Claim undertaken by the Stockholder Representative, and the costs and expenses of the Indemnitee in connection therewith shall be included as part of the indemnification obligations of the Indemnitors hereunder. If the Indemnitee shall elect to exercise such right, the Stockholder Representative shall have the right to participate in, but not control, the defense, compromise and settlement of such Third Party Claim at its sole cost and expense. Any compromise or settlement of such Third Party Claim shall be subject to the approval of the Stockholder Representative, which approval shall not be unreasonably withheld, conditioned or delayed.

                (c) No settlement of a Third Party Claim involving the asserted liability of the Indemnitors under this Article shall be made without the prior written consent by or on behalf of the Stockholder Representative, which consent shall not be unreasonably withheld or delayed. Consent shall be presumed in the case of settlements of $20,000 or less where the Stockholder Representative has not responded within five business days of notice of a proposed settlement. If the Stockholder Representative assumes the defense of such a Third Party Claim, (a) no compromise or settlement thereof may be effected by the Stockholder Representative without the Indemnitee's consent unless (i) there is no finding or admission of any violation of law or any violation of the rights of any person and no effect on any other claim that may be made against the Indemnitee, (ii) the sole relief provided is monetary damages that are paid in full by the Indemnitors, and (iii) the compromise or settlement includes, as an unconditional term thereof, the giving by the claimant or the plaintiff to the Indemnitee of a release, in form and substance satisfactory to the Indemnitee, from all liability in respect of such Third Party Claim, and (b) the Indemnitee shall have no liability with respect to any compromise or settlement thereof effected without its consent.

               (d) In connection with the defense, compromise or settlement of any Third Party Claim, the parties to this Agreement shall execute such powers of attorney as may reasonably be necessary or appropriate to permit participation of counsel selected by any party hereto and, as may reasonably be related to any such claim or action, shall provide access to the counsel, accountants and other representatives of each party during normal business hours to all properties, personnel, books, tax records, contracts, commitments and all other business records of such other party related to the Third Party Claim and will furnish to such other party copies of all such documents as may reasonably be requested (certified, if requested).

          10.4  LIMITATIONS AS TO AMOUNT. Indemnitors shall have no liability
                ------------------------
with respect to the matters described in Section 10.1 until the total of all Losses with respect thereto exceeds $50,000, in which event Indemnitors shall be obligated to indemnify the Indemnitees as provided in this Article 10 for all such Losses. The Indemnitors shall not be liable for Losses relating to a claim for indemnification under (i) Section 10.1(a) or 10.1(b) in excess of the Escrow, as defined in the General Escrow Agreement (the "General Escrow"), on deposit with the Escrow Agent pursuant to the General Escrow Agreement, and (ii) Sections 10.1(c), 10.1(d), 10.1(e), 10.1(f) or 10.1(g) in excess of the Escrow, as defined in the Specific Escrow Agreement (the "Specific Escrow"), and the General Escrow on deposit with the Escrow Agent pursuant to the Specific

Escrow Agreement and the General Escrow Agreement (all such shares of Premiere Common Stock included in the General Escrow and the Specific Escrow, collectively, the "Escrow Shares"). Pursuant to the terms and conditions of the Specific Escrow Agreement and the General Escrow Agreement, any payment of any indemnity to any Indemnitee in accordance with this Article 10 shall be made solely and exclusively out of, and shall be limited to, the Escrow Shares and shall be subject to any additional provisions, including those relating to order or priority of claims, in the Specific Escrow Agreement and the General Escrow Agreement.

          10.5  TAX EFFECT AND INSURANCE. The liability of the Indemnitors with
                ------------------------
respect to any Indemnification Claim shall be reduced by the tax benefit actually or reasonably anticipated to be realized and any insurance proceeds received by the Indemnitees as a result of any Losses upon which such Indemnification Claim is based, and shall include any tax detriment actually suffered by the Indemnitees as a result of such Losses. The amount of any such tax benefit or detriment shall be determined by taking into account the effect, if any and to the extent determinable, of timing differences resulting from the acceleration or deferral of items of gain or loss resulting from such Losses and shall otherwise be determined so that payment by the Indemnitors of the Indemnification Claim, as adjusted to give effect to any such tax benefit or detriment, will make the Indemnitee as economically whole as is reasonably practical with respect to the Losses upon which the Indemnification Claim is based. Any dispute as to the amount of such tax benefit or detriment shall be resolved by arbitration as provided in Section 10.8 of this Agreement.

          10.6  SUBROGATION. Upon payment in full of any Indemnification Claim,
                -----------
whether such payment is effected by set-off or otherwise, or the payment of any judgment or settlement with respect to a Third Party Claim, the Indemnitors shall be subrogated to the extent of such payment to the rights of the Indemnitee against any person or entity with respect to the subject matter of such Indemnification Claim or Third Party Claim.

          10.7  ARBITRATION. All disputes arising under this Article 10 (other
                -----------
than claims in equity) shall be resolved by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Arbitration shall be by a single arbitrator experienced in the matters at issue and selected by the Stockholder Representative and Premiere in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitration shall be held in such place in Atlanta, Georgia as may be specified by the arbitrator (or any place agreed to by the Stockholder Representative, Premiere and the arbitrator). The decision of the arbitrator shall be final and binding as to any matters submitted under this Article 10; provided, however, if necessary, such decision and satisfaction procedure may be enforced by either the Stockholder Representative or Premiere in any court of record having jurisdiction over the subject matter or over any of the parties to this Agreement. All costs and expenses incurred in connection with any such arbitration proceeding (including reasonable attorneys fees) shall be borne by the party against which the decision is rendered, or, if no decision is rendered, such costs and expenses shall be borne equally by the Indemnitors as one party and the Indemnitees as the other party. If the arbitrator's decision is a compromise, the determination of which party or parties bears the costs and expenses incurred in connection with any such arbitration proceeding shall be made by the arbitrator on the basis of the arbitrator's assessment of the relative merits of the parties' positions.

          10.8 EXCLUSIVITY. After the Closing, to the extent permitted by Law, the indemnities set forth in this Article 10 shall be the exclusive remedy of the Indemnitees for any misrepresentation, breach of warranty or nonfulfillment or failure to be performed of any covenant or agreement contained in this Agreement, and the parties shall not be entitled to a rescission of this Agreement or to any further rights or claims of any nature whatsoever in respect hereof, all of which the Indemnitees hereby waive; provided, however, that nothing herein limits, and the Indemnitees do not waive, any right or remedy based on any claim for fraud, which liability based on any claim of fraud, if any, shall be several and not joint.

                                   ARTICLE 11
                                  TERMINATION
                                  -----------

          11.1  Termination. Notwithstanding any other provision of this
                -----------
Agreement, and notwithstanding the approval of this Agreement by the stockholders of VTE or, if required, the Shareholders of Premiere, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

                (a)  By mutual consent of Premiere and VTE; or

                (b) By either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a material breach by the other Party of any representation or warranty contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach; or

                (c) By either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a material breach by the other Party of any covenant or agreement contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach; or

                (d) By either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement relating to Consents of Regulatory Authorities or approval of Stockholders) in the event any Consent of any Regulatory Authority required for consummation of the Merger and the other transactions contemplated hereby shall have been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal; or

               (e) By either Party in the event that the Merger shall not have been consummated by June 30, 1997, if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this Section 11.1(e); or

                     (f) By either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event that any of the conditions precedent to the obligations of such Party to consummate the Merger cannot be satisfied or fulfilled, or have not been waived in writing, by the date specified in Section 11.1(e); or

                     (g) By either Party if the Average Closing Price is less than $19.50, unless, in the event the terminating party is VTE, Premiere, within forty eight (48) hours after receipt of written notice from VTE of its election to terminate pursuant to this Section 11.1(g) agrees to adjust the Exchange Ratio to the quotient obtained by dividing
        (i) the product of (A) the Exchange Ratio determined pursuant to Section 3.1(c) (including the application of the Average Closing Price Limitations), multiplied by (B) $19.50, by (ii) the Average Closing Price (without application of the Average Closing Price Limitations) (the "Adjusted Exchange Ratio"), in which event the Firm Exchange Ratio shall be the product of (A) either (1) .77 if the Amway Convertible Note is converted or (2) .71 if the Amway Convertible Note is not converted and (B) the Adjusted Exchange Ratio, and the General Escrow Exchange Ratio shall be the product of .1 and the Adjusted Exchange Ratio and the Specific Exchange Ratio shall be the product of (C) either (3) .13 if the Amway Convertible Note is converted or (4) .19 if the Amway Convertible Note is not converted and (D) the Adjusted Exchange Ratio.

               11.2  EFFECT OF TERMINATION.   In  the  event  of  the
                     ---------------------
termination and abandonment of this Agreement pursuant to Section 11.1, this Agreement shall become void and have no effect, except that (i) the provisions of this Section 11.2 and Article 12 and Section 8.6(b) shall survive any such termination and abandonment, and (ii) a termination pursuant to Sections 11.1(b), 11.1(c) or 11.1(f) shall not relieve the breaching Party from Liability for an uncured willful breach of a representation or warranty or any breach of any covenant or agreement contained in this Agreement, nor release the other Party for any liability for any breach of any covenant or agreement contained in this Agreement.

                                  ARTICLE 12
                                 MISCELLANEOUS

               12.1  DEFINITIONS.
                     -----------

                     (a) Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

                     "1933 ACT" shall mean the Securities Act of 1933, as amended.

                     "1934 ACT" shall mean the Securities Exchange Act of 1934, as amended.

                     "ACQUISITION PROPOSAL" with respect to a Party shall mean any tender offer or exchange offer or any proposal for a merger, acquisition of all of the stock or assets of, or other business combination involving the acquisition of such Party or any of its Subsidiaries or the acquisition of a substantial equity interest in, or a substantial portion of the assets of, such Party or any of its Subsidiaries.

                     "AFFILIATE" of a Person shall mean: (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person;
          (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person; or (iii) any other Person for which a Person described in clause (ii) acts in any such capacity.

                     "AGREEMENT" shall mean this Agreement and Plan of Merger, including the Exhibits delivered pursuant hereto and incorporated herein by reference.

                     "AMWAY" shall mean Amway Corporation, a Michigan corporation and a Stockholder of VTE.

                     "AMWAY CLOSING DOCUMENTS" shall mean the General Escrow Agreement, Specific Escrow Agreement and the Registration Rights Agreement.

                     "AMWAY CONVERTIBLE NOTE" shall mean the Revolving Credit Note dated December 16, 1994 made by VTE and VTNLP to Amway in the principal amount of $5,000,000, and the related Credit Agreement dated December 16, 1994 among VTE, VTNLP, VTN and Amway, as amended and supplemented thereafter.

                     "AMWAY RESELLER AGREEMENT" shall mean the Service and Reseller Agreement dated September 28, 1990, between Amway and VTE, as amended by First Amendment to Service and Reseller Agreement dated March 19, 1996 and Second Amendment to Service and Reseller Agreement dated June 25, 1996.

                     "ASSETS" of a Person shall mean all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

                     "BUSINESS ACTIVITIES" shall mean the provision of interactive voice messaging services.

                     "CERTIFICATE OF MERGER" shall mean the Certificate of Merger to be executed by VTE and filed with the Secretary of State of the State of Delaware relating to the Merger as contemplated by
          Section 1.1.

                     "CLOSING DATE" SHALL mean the date on which the Closing occurs.

                     "CODE" shall mean the Internal Revenue Code of 1986, as amended.

                     "CONFIDENTIALITY AGREEMENT" shall mean that certain Confidentiality Agreement, dated January ,1997, between VTE and Premiere.

                     "CONSENT" shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

                     "CONSOLIDATED INDEBTEDNESS OF VTE" shall mean the aggregate outstanding balance of principal and accrued and unpaid interest under funded debt and capital lease obligations of VTE and its Subsidiaries stated on a consolidated basis in accordance with GAAP.

                     "Contract" shall mean any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding, or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets or business.

                     "DEFAULT" shall mean (i) any breach or violation of, default under any Contract, Law, Order, or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of, or default under any Contract, Law, Order, or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right of any Person to exercise any remedy or obtain any relief under, terminate or revoke, suspend, cancel, or modify or change the current terms of, or renegotiate, or to accelerate the maturity or performance of, or to increase or impose any Liability under, any Contract, Law, Order, or Permit.

                     "DGCL" shall mean the Delaware General Corporation Law.

                     "ENVIRONMENTAL LAWS" shall mean all Laws relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface, or subsurface strata) and which are administered, interpreted, or enforced by the United States Environmental Protection Agency and state and local agencies with jurisdiction over, and including common law in respect of, pollution or protection of the environment, including the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. 9601 et seq. ("CERCLA"), the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq. ("RCRA"), and other Laws relating to emissions, discharges, releases, or threatened releases of any Hazardous Material, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of any Hazardous Material.

                     "EQUITY RIGHTS" shall mean all arrangements, calls, commitments, Contracts, options, rights to subscribe to, scrip, understandings, warrants, or other binding obligations of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of a Person or by which a Person is or may be bound to issue additional shares of its capital stock or other Equity Rights.

                     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                     "EXHIBITS" 1 through 8, inclusive, shall mean the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached hereto.

                     "FRANCHISE" shall mean the rights granted by VTE relating to the ownership and/or operation of one or more Service Centers in one or more Sales Territories within a Protected Territory pursuant to a Franchise Agreement.

                     "FRANCHISE AGREEMENT" shall mean a franchise or license agreement and all amendments, supplements and modifications thereto entered into by VTE with any Franchisee relating to a Franchise.

                     "FRANCHISE OFFERING CIRCULAR" shall mean a franchise offering circular used by VTE to offer and sell Franchises.

                     "FRANCHISEE" shall mean any holder of a Franchise.

                     "GAAP" shall mean generally accepted accounting principles, consistently applied during the periods involved.

                     "GBCC" shall mean the Georgia Business Corporation Code.

                     "HAZARDOUS MATERIAL" shall mean (i) any hazardous substance, hazardous material, hazardous waste, regulated substance, or toxic substance (as those terms are defined by any applicable Environmental Laws) and (ii) any chemicals, pollutants, contaminants, petroleum, petroleum products, or oil (and specifically shall include asbestos requiring abatement, removal, or encapsulation pursuant to the requirements of governmental authorities and any polychlorinated biphenyls).

                     "HSR ACT" shall mean Section 7A of the Clayton Act, as added by Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

                     "HUB" shall mean a site which houses switching and routing equipment used for accepting voice message packet data from the Service Centers via the T1 local loop and transmitting that packet data to other Hubs or to Service Centers. There are currently twelve Hubs, one located in each of ten U.S. cities, plus an eleventh Hub in Toronto, Canada and a twelfth Hub in Sydney, Australia.

                     "INDEMNIFICATION CLAIM" shall mean a claim for indemnification under Article 10.

                     "INDEMNITEES" shall mean Premiere, VTE and their respective officers, directors, stockholders, controlling persons, Affiliates and Representatives.

                     "INDEMNITORS" shall mean the Stockholders.

                     "INTELLECTUAL PROPERTY RIGHT" shall mean: (a) any patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, customer list, system, computer software or computer program (including any source or object codes therefor or documentation relating thereto), invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset; and (b) any right to use or exploit any of the foregoing.

                     "INVESTOR QUESTIONNAIRES" shall mean the investor questionnaires relating to various matters under the Securities Laws completed by Stockholders and delivered to Premiere prior to the date hereof.

                     "KNOWLEDGE" as used with respect to a Person (including references to such Person being aware of a particular matter) shall mean the personal knowledge after due inquiry of those facts that are known or should reasonably have been known after due inquiry and, as used with respect to a Person that is a corporation or other business entity, after due inquiry by the chairman, president, chief financial officer, chief accounting officer, chief operating officer, general counsel, any assistant or deputy general counsel, or any senior, executive or other vice president of such Person and the knowledge of any such persons obtained or which would have been obtained from a reasonable investigation.

                     "LAW" shall mean any code, law (including common law), ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities, or business, including those promulgated, interpreted or enforced by any Regulatory Authority.

                     "LIABILITY" shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

                     "LIEN" shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any ad-verse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than
          (i) Liens for current property Taxes not yet due and payable, and
          (iii) Liens which do not materially impair the use of or title to the Assets subject to such Lien.

                     "LITIGATION" shall mean any action, arbitration, cause of action, claim, complaint, criminal prosecution, governmental or other examination or investigation, hearing, administrative or other proceeding relating to or affecting a Party, its business, its Assets (including Contracts related to it), or the transactions contemplated by this Agreement.

                     "LOSSES" shall mean any and all demands, claims, actions or causes of action, assessments, losses, diminution in value, damages (including special and consequential damages), liabilities, costs, and expenses, including interest, penalties, cost of investigation and defense, and reasonable attorneys' and other professional fees and expenses.

                     "MATERIAL" for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

                     "MPI" shall mean Merchandising Productions, Inc., a Delaware corporation and wholly-owned subsidiary of Amway and the sole limited partner of VTNLP.

                     "MPI PURCHASE AGREEMENT" shall mean the Purchase and Sale Agreement of even date between Premiere and MPI.

                     "NAP AGREEMENT" shall mean an agreement executed by a Franchisee and VTE in which the Franchisee agrees to be bound by the bylaws of the NAP Board.

                     "NAP BOARD" shall mean the Board of Directors of the NAP.

                     "NAP" shall mean the National Accounts Program of VTE, an Ohio unincorporated association.

                     "NASD" shall mean the National Association of Securities Dealers, Inc.

                     "NASDAQ NATIONAL MARKET" shall mean the National Market System of the National Association of Securities Dealers Automated Quotations System.

                     "NETWORK" shall mean the digital frame relay network owned by VTNLP and managed by VTE which includes the NIBs, the Hubs, all equipment associated with the NIBs and Hubs, all connections between the NIBs and the Hubs, and all connections between the Hubs.

                     "NIB" shall mean a Network interface box, developed by VTE and utilized by VTE, VTN, VTNLP and the Franchisees.

                     "OPERATING PROPERTY" shall mean any property owned, leased, or operated by the Party in question or by any of its Subsidiaries or in which such Party or Subsidiary holds a security interest or other interest (including an interest in a fiduciary capacity), and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

                     "ORDER" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency, or Regulatory Authority.

                     "PARTICIPATION FACILITY" shall mean any facility or property in which the Party in question or any of its Subsidiaries participates in the management and, where required by the context, said term means the owner or operator of such facility or property, but only with respect to such facility or property.

                     "PARTNER INTEREST" shall have the meaning set forth in the MPI Purchase Agreement.

                     "PARTY" shall mean either VTE or Premiere, and "Parties" shall mean both VTE and Premiere.

                     "PERMIT" shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets, or business.

                     "PERSON" shall mean a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

                     "PREMIERE CAPITAL STOCK" shall mean, collectively, the Premiere Common Stock, the Premiere Preferred Stock and any other class or series of capital stock of Premiere.

                     "PREMIERE COMMON STOCK" shall mean the $0.01 par value common stock of Premiere.

                     "PREMIERE DISCLOSURE MEMORANDUM" shall mean the written information entitled "Premiere Technologies, Inc. Disclosure Memorandum" delivered prior to the date of this Agreement to VTE describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made. Information disclosed with respect to one Section shall not be deemed to be disclosed for purposes of any other Section not specifically referenced with respect thereto.

                     "PREMIERE ENTITIES" shall mean, collectively, Premiere and all Premiere Subsidiaries.

                     "PREMIERE FINANCIAL STATEMENTS" shall mean (i) the consolidated balance sheets (including related notes and schedules, if any) of Premiere as of December 31, 1996 and 1995, and the related statements of operations, changes in stockholders' equity, and cash flows (including related notes and schedules, if any) for each of the three fiscal years ended December 31, 1996, 1995 and 1994, as filed by Premiere in SEC Documents, and (ii) the consolidated balance sheets of Premiere (including related notes and schedules, if any) and related statements of operations, changes in stockholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to December 31, 1996.

                     "PREMIERE MATERIAL ADVERSE EFFECT" shall mean an event, change or occurrence which, individually or together with any other event, change or occurrence, has a material adverse impact on (i) the financial position, business, or results of operations of Premiere and its Subsidiaries, taken as a whole, or (ii) the ability of Premiere to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that "Material Adverse Effect" shall not be deemed to include the impact of (a) changes in Laws of general applicability or interpretations thereof by courts or governmental authorities, (b) changes in generally accepted accounting principles, (c) actions and omissions of Premiere (or any of its Subsidiaries) taken with the prior informed written Consent of VTE in contemplation of the transactions contemplated hereby, and (d) the direct effects of compliance with this Agreement on the operating performance of Premiere, including expenses incurred by Premiere in consummating the transactions contemplated by this Agreement.

                     "PREMIERE PREFERRED STOCK" shall mean the $0.01 par value preferred stock of Premiere.

                     "PREMIERE STOCK PLANS" shall mean the existing stock option and other stock-based compensation plans of Premiere designated as follows: Premiere Technologies, Inc. 1994 Stock Option Plan and Premiere Technologies, Inc. Amended and Restated 1995 Stock Plan.

                     "PREMIERE SUBSIDIARIES" shall mean the Subsidiaries of Premiere, which shall include the Premiere Subsidiaries described in
          Section 6.4 and any corporation or other organization acquired as a Subsidiary of Premiere in the future and held as a Subsidiary by Premiere at the Effective Time.

                     "PROTECTED TERRITORY" shall mean the territory in which a Franchisee solicits and provides services and products to customers for digital voice messaging services as such territory is defined in the applicable Franchise Agreement.

                     "PROXY STATEMENT" shall mean the proxy statement used by VTE to solicit the approval of its stockholders of the transactions contemplated by this Agreement.

                     "RELIABLY HANDLING" as used in this section shall mean delivering a complete voice mail message to electronic storage at the Service Center which hosts the voice messaging service of the intended recipient of the message so that the intended recipient may listen to the message within an average of forty-five (45) minutes of the time the message was recorded by the sender.

                     "REGULATORY AUTHORITIES" shall mean, collectively, the SEC, the NASD, the Federal Trade Commission, the United States Department of Justice, and all other federal, state, county, local or other governmental or regulatory agencies, authorities (including self-regulatory authorities), instrumentalities, commissions, boards or bodies having jurisdiction over the Parties and their respective Subsidiaries.

                     "RELATED PERSON" shall mean, with regard to any Stockholder or any director, officer or employee of any VTE Entity, his or her spouse, parent, sibling, child, aunt, uncle, niece, nephew, in-law, grandparent and grandchild (including by adoption or remarriage) and any trustees or other fiduciaries for the benefit of such relatives.

                     "REPRESENTATIVE" shall mean any investment banker, financial advisor, attorney, accountant, consultant, or other representative engaged by a Person.

                     "RESTRICTED TERRITORY" shall mean the geographic area consisting of the territory within a fifty (50) mile radius of each Service Center operated by VTE or a Franchisee immediately prior to the execution of this Agreement. The Parties further agree that the "Restricted Territory" extends only to the area in which VTE is doing business directly, or has licensed a Franchisee to do business, at the time of this Agreement and is only as broad as necessary to protect the interest of Premiere in the business of VTE.

                     "SALES TERRITORY" shall mean the geographic areas into which a Protected Territory is divided under the relevant Franchise Agreement.

                     "SEC DOCUMENTS" shall mean all forms, proxy statements, registration statements, reports, schedules, and other documents filed, or required to be filed, by a Party or any of its Subsidiaries with any Regulatory Authority pursuant to the Securities Laws.

                     "SECURITIES LAWS" shall mean the 1933 Act, the 1934 Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

                     "SERVICE CENTER" shall mean a site owned or operated by a VTE Entity or a Franchisee which houses one or more Centigram voice mail servers used to store messages for retrieval by users within the local service area of the Service Center, as well as one or more NIBs and routers used to transmit voice message packet data to a Hub via the T1 local loop.

                     "SRA" shall mean a service representative agreement executed by VTE and a service representative relating to the provision of services on behalf of VTE with respect to certain Franchises.

                     "STOCKHOLDERS' REPRESENTATIVE shall mean the Escrow Committee established under the General Escrow Agreement and the Specific Escrow Agreement

                     "STOCKHOLDERS' CLOSING DOCUMENTS" shall mean the General Escrow Agreement, the Specific Escrow Agreement, the Employment Agreements, the Releases, and the Noncompetition Agreements.

                     "STOCKHOLDERS' MEETING" shall mean the meeting of the stockholders of VTE to be held pursuant to Section 8.1, including any adjournment or adjournments thereof.

                     "SUB COMMON STOCK" shall mean the no par value common stock of Sub.

                     "SUBSIDIARIES" shall mean all those corporations, associations, or other business entities of which the entity in question either (i) owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent (provided, there shall not be included any such entity the equity securities of which are owned or controlled in a fiduciary capacity), (ii) in the case of partnerships, serves as a general partner, (iii) in the case of a limited liability company, serves as a managing member, or (iv) otherwise has the ability to elect a majority of the directors, trustees or managing members thereof.

                     "SURVIVING CORPORATION" shall mean VTE as the surviving corporation resulting from the Merger.

                     "SUNTRUST" shall mean SunTrust Bank of Atlanta, as Exchange Agent or as Escrow Agent under the General Escrow Agreement and the Specific Escrow Agreement, as applicable.

                     "SYSTEM" as used in this section shall mean the entire voice messaging system currently operated by VTE, VTN, VTNLP and the Franchisees, including but not limited to the Network, all of the Service Centers, and all connections between the Network and the Service Centers.

                     "TAX RETURN" shall mean any report, return, information return, or other information required to be supplied to a taxing authority in connection with Taxes, including any return of an affiliated or combined or unitary group that includes a Party or its Subsidiaries.

                     "TAX" OR "TAXES" shall mean any federal, state, county, local, or foreign taxes, however denominated, including income, gross receipts, excise, employment, sales, use, transfer, license, payroll, franchise, severance, stamp, occupation, windfall profits, environmental, federal highway use, commercial rent, customs duties, capital stock, paid-up capital, profits, withholding, Social Security, single business and unemployment, disability, real property, personal property, registration, ad valorem, value added, alternative or add-on minimum, estimated, or other tax or governmental fee of any kind whatsoever, imposes or required to be withheld by the United States or any state, county, local or foreign government or subdivision or agency thereof, including any interest, penalties, and additions imposed thereon or with respect thereto.

                     "THIRD PARTY CLAIM" shall mean any Litigation that is initiated against an Indemnitee by a Person other than an Indemnitor and which, if prosecuted, could result in a Loss for which the Indemnitee is entitled to indemnification under Article 10.

                     "UNIFORM FRANCHISE OFFERING CIRCULAR GUIDELINES" shall mean the written guidelines for the preparation of franchise offering circulars as adopted by the North American Securities Administrator Association on April 25, 1993.

                     "VTE COMMON STOCK" shall mean the no par value common stock of VTE.

                     "VTE CONFIDENTIAL INFORMATION" means information, other than VTE Trade Secrets, which relates to VTE, VTE's business, or VTE's suppliers or customers that is not generally known by persons not employed by VTE and which Stockholder has learned as a consequence of his or her relationship to VTE. Such information includes, without limitation, to the extent it is not considered a VTE Trade Secret, financial information, strategic plans and forecasts, marketing plans and forecasts, franchisee lists, customer lilts including NAP customers, customer pricing and order data, supplier lists, or technical information relating to the VTE's products or services. "VTE Confidential Information" shall not include information which has become generally available to the public by the act of one who has the right to disclose such information without violating a legal right of Premiere or VTE.

                     "VTE DISCLOSURE MEMORANDUM" shall mean the written information entitled "Voice-Tel Enterprises, Inc. Disclosure Memorandum" delivered prior to the date of this Agreement to Premiere describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made. Information disclosed with respect to one Section shall not be deemed to be disclosed for purposes of any other Section not specifically referenced with respect thereto.

                     "VTE ENTITIES" shall mean, collectively, VTE and all VTE Subsidiaries.

                     "VTE FINANCIAL STATEMENTS" shall mean (i) the consolidated balance sheets (including related notes and schedules, if any) of VTE as of December 31, 1996, and 1995, and the related statements of income, changes in stockholders' equity, and cash flows (including related notes and schedules, if any) for each of the three fiscal years ended December 31, 1996, 1995 and 1994, and (ii) the consolidated balance sheets of VTE (including related notes and schedules, if any) and related statements of income, changes in stockholders' equity, and cash flows (including related notes and schedules, if any) with respect to periods ended subsequent to December 31, 1996.

                     "VTE INTELLECTUAL PROPERTY RIGHT" shall mean any Intellectual Property Right used by any VTE Entity in the course of its business.

                     "VTE MATERIAL ADVERSE EFFECT" shall mean an event, change or occurrence which, individually or together with another event, change or occurrence, has a material adverse impact on (i) the financial position, business, or results of operations of VTE and its Subsidiaries, taken as a whole, or (ii) the ability of VTE to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that "VTE Material Adverse Effect: shall not be deemed to include the impact of (a) changes in Laws of general applicability or interpretations thereof by courts or governmental authorities, (b) changes in generally accepted accounting principles, (c) actions and omissions of VTE (or any of its Subsidiaries) taken with the prior and informed written Consent of Premiere in contemplation of the transactions contemplated hereby, and (d) the direct effects of compliance with this Agreement on the operating performance of VTE, including expenses incurred by VTE in consummating the transactions contemplated by this Agreement.

                     "VTE PRODUCTS AND SERVICES" shall mean the interactive voice messaging services and related equipment provided by the VTE Entities to customers in the course of their business operations.

                     "VTE STOCK PLAN" shall mean the existing stock option plan of VTE designated as follows: 1991 Non-Qualified and Incentive Stock Option Plan of Voice-Tel Enterprises, Inc.

                     "VTE SUBSIDIARIES" shall mean the Subsidiaries of VTE, which shall include the VTE Subsidiaries described in Section 5.5 and any corporation or other organization acquired as a Subsidiary of VTE in the future and held as a Subsidiary by VTE at the Effective Time.

                     "VTE TRADE SECRETS" shall mean all secret, proprietary or confidential information regarding VTE or its business, including any and all information not generally known to, or ascertainable by, persons not employed by VTE, the disclosure or knowledge of which would permit those persons to derive actual or potential economic value therefrom or to cause economic or financial harm to VTE. "VTE Trade Secrets" shall not including information that has become generally available to the public by the act of one who has the right to disclose such information without violating a legal right of Premiere or VTE.

                     "VTN" shall mean VTN, Inc., an Ohio corporation and the sole general partner of VTNLP.

                     "VTNLP" shall mean Voice-Tel Network Limited Partnership, a Delaware limited partnership.

                     "VTN MERGER" shall be the merger of PTEK Merger Corporation II ("Sub II") with and into VTN pursuant to the VTN Merger Agreement.

                     "VTN MERGER AGREEMENT" shall mean the Agreement and Plan of Merger of even date herewith among Premiere, Sub II and VTN.

                     "VTN PURCHASE PRICE" shall have the meaning set forth in the VTN Merger Agreement.

                     (b) The terms set forth below shall have the meanings ascribed thereto in the referenced sections:

          Average Closing Price                                        Section 3.1(c)
          Closing                                                      Section 1.2
          Per Share Purchase Price                                     Section 3.1(c)
          Takeover Laws                                                Section 5.23
          Average Closing Price Limitations                            Section 3.1(c)
          Base Exchange Ratio                                          Section 3.1(c)
          Effective Time                                               Section 1.3
          Employment Agreements                                        Section 9.1(k)
          ERISA Affiliate                                              Section 5.15(b)
          Escrow Shares                                                Section 10.4
          Exchange Agent                                               Section 4.1
          Exchange Ratio                                               Section 3.1(c)
          Firm Exchange Ratio                                          Section 3.1(c)
          General Escrow                                               Section 10.4
          General Escrow Agreement                                     Section 4.3
          General Escrow Exchange Ratio                                Section 3.1(c)
          Merger                                                       Section 1.1
          Noncompetition Agreements                                    Section 9.2(k)
          Premiere SEC Reports                                         Section 6.5(a)
          Specific Escrow                                              Section 10.4
          Specific Escrow Agreement                                    Section 4.3
          Specific Escrow Exchange Ratio                               Section 3.1(c)
          Tax Opinion                                                  Section 9.1(h)
          Voting Agreements                                            Section 5.25
          VTE Benefit Plans                                            Section 5.15
          VTE Contracts                                                Section 5.16
          VTE ERISA Plan                                               Section 5.15
          VTE Stock Options                                            Section 3.6
          VTE Pension Plan                                             Section 5.15

                     (c) Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation."

               12.2  EXPENSES.
                     --------

                     (a) Except as otherwise provided in this Section 12.2, each of the Parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel.

                     (b) Nothing contained in this Section 12.2 shall constitute or shall be deemed to constitute liquidated damages for the willful breach by a Party of the terms of this Agreement or otherwise limit the rights of the nonbreaching Party.

               12.3  BROKERS AND  FINDERS.  Except for Salomon  Brothers Inc.
                     --------------------
as to VTE and except for Robertson, Stephens & Company as to Premiere, each of the Parties represents and warrants that neither it nor any of its officers, directors, employees, or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions, or finders' fees in connection with this Agreement or the transactions contemplated hereby. In the event of a claim by any broker or finder based upon his or its representing or being retained by or allegedly representing or being retained by VTE or any Stockholder or by Premiere, each of VTE and the Stockholders and Premiere, as the case may be, agrees to indemnify and hold the other Party harmless of and from any Liability in respect of any such claim.

               12.4  ENTIRE AGREEMENT. Except as otherwise expressly provided
                     ----------------
herein, this Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral (except, as to Section 8.6(b), for the Confidentiality Agreement). Nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

               12.5  AMENDMENTS.  To the extent permitted by Law, this Agreement
                     ----------
may be amended by a subsequent writing signed by each of the Parties upon the approval of each of the Parties, whether before or after stockholder approval of this Agreement has been obtained; provided, that after any such approval by the holders of VTE Common Stock, there shall be made no amendment that reduces or modifies in any material respect the consideration to be received by holders of VTE Common Stock, to the extent that Section 251(d) of the DGCL requires further approval by such stockholders, without the further approval of such stockholders.

               12.6  WAIVERS.
                     -------

                     (a) Prior to or at the Effective Time, Premiere, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by VTE or the Stockholders, to waive or extend the time for the compliance or fulfillment by VTE or the Stockholders of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Premiere under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Premiere.

                     (b) Prior to or at the Effective Time, VTE, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by Premiere, to waive or extend the time for the compliance or fulfillment by Premiere of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of VTE and the Stockholders under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of VTE.

                     (c) The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

               12.7  ASSIGNMENT.  Except as expressly contemplated hereby,
                     ----------
neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

               12.8  Notices.  All notices or other communications which are
                     -------
required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

               VTE or
               any Stockholder
               (other than Amway):      Voice-Tel Enterprises, Inc.
                                        Four Commer Park Sq., No 800
                                        23200 Chagrin Boulevard
                                        Cleveland, Ohio 44122
                                        Telecopy Number: (216} 360-4410

                                        Attention: Alan J. Carter, Chairman

               Copy to Counsel:         Benesch, Friedlander, Coplan & Aronoff
                                        2300 BP America Building
                                        200 Public Square
                                        Cleveland, Ohio 44114
                                        Telecopy Number: (216 363-4588

                                        Attention: Michael Wager, Esq.

               Amway:                   Amway Corporation
                                        7575 Fulton Street Exit
                                        Ada, Michigan 49335-0001

                                        Attention: Tom Edwards

               Copy to Counsel:         Jones, Day, Reavis & Pogue
                                        North Point
                                        901 Lakeside Avenue
                                        Cleveland, Ohio 44114

                                        Attention: Thomas C. Daniels, Esq.

               Premiere:                Premiere Technologies, Inc.
                                        The Lenox Building, Suite 400
                                        3399 Peachtree Road, NE
                                        Atlanta, Georgia 30326
                                        Telecopy Number: (404) 262-8450

                                        Attention: Boland T. Jones, President

               Copy to Counsel:         Alston & Bird LLP
                                        One Atlantic Center
                                        1201 West Peachtree Street
                                        Atlanta, Georgia 30309
                                        Telecopy Number:  (404) 881-7777
                                        Attention: Jeffrey A. Allred, Esq.

               12.9  Governing Law. This Agreement shall be governed by and
                     -------------
construed in accordance with the Laws of the State of Georgia, without regard to any applicable conflicts of Laws.

               12.10 COUNTERPARTS.  This Agreement may be executed in two or
                     ------------
more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

               12.11 CAPTIONS; ARTICLES AND SECTIONS. The captions contained in
                     -------------------------------
this Agreement are for reference purposes only and are not part of this Agreement. Unless otherwise indicated, all references to particular Articles or Sections shall mean and refer to the referenced Articles and Sections of this Agreement.

               12.12 INTERPRETATIONS. Neither this Agreement nor any uncertainty
                     ---------------
or ambiguity herein shall be construed or resolved against any party, whether under any rule of construction or otherwise. No party to this Agreement shall be considered the draftsman. The parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by all parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all parties hereto.

               12.13 ENFORCEMENT OF AGREEMENT. The Parties hereto agree that
                     ------------------------
irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

               12.14 SEVERABILITY. Any term or provision of this Agreement which
                     ------------
is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

               12.15 SURVIVAL. All representations, warranties and agreements
                     --------
contained in this Agreement or in any certificate delivered pursuant to this Agreement shall survive the Closing notwithstanding any investigation conducted with respect thereto or any knowledge acquired as to the accuracy or inaccuracy of any such representation or warranty.

               IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written.

                                             PREMIERE TECHNOLOGIES, INC.

                                             By:  /s/ Patrick G. Jones
                                                --------------------------------
                                                  Senior Vice President

                                             PTEK MERGER CORPORATION

                                             By:  /s/ Patrick G. Jones
                                                --------------------------------
                                                  Senior Vice President

                                             VOICE-TEL ENTERPRISES, INC.

                                             By:  /s/ Alan J. Carter
                                                --------------------------------
                                                  Chairman

                                             By:  /s/ Martin J. Huebschman
                                                --------------------------------
                                                  President

                      [SIGNATURES CONTINUED ON NEXT PAGE]

                                   THE STOCKHOLDERS:

                                   AMWAY CORPORATION,

                                   a Michigan corporation

                                        By:  /s/ Tom Edwards
                                           -------------------------------------
                                            Title:  Vice President-Corporate
                                                    Marketing

                                   VOICE-TEL OF OHIO,
                                   an Ohio general partnership

                                   By:  Carter Voice, Inc.
                                        an Ohio corporation, general
                                        partner

                                        By:  /s/ Warren E. Carter II
                                           -------------------------------------
                                             Title: President

                                   By:  Widdoes Enterprises, Inc.
                                        an Ohio corporation, general
                                        partner

                                        By:  /s/ Thomas G. Widdoes
                                           -------------------------------------
                                             Title: President

                                   VIRGINIA VOICE, INC.
                                        a Virginia corporation,

                                        By:  /s/ Alan J. Carter
                                           -------------------------------------
                                           Title: President

                                   /s/ Charles M. Feuer                   (SEAL)
                                   ---------------------------------------
                                   Charles M. Feuer

                                   /s/ Martin J. Huebschman               (SEAL)
                                   ---------------------------------------
                                   Martin J. Huebschman

                                   /s/ William H. Stephens                (SEAL)
                                   ---------------------------------------
                                   William H. Stephens

                                                                       EXHIBIT 1



                           GENERAL ESCROW AGREEMENT

     This GENERAL ESCROW AGREEMENT (the "General Escrow Agreement"), dated as of April __, 1997, is made and entered into by and among Premiere Technologies, Inc., a Georgia corporation ("Premiere"); Voice-Tel Enterprises, Inc., a Delaware corporation ("VTE"); VTN, Inc., an Ohio corporation ("VTN"); and the holders of all classes of common stock of VTE and VTN executing this Agreement (the "Stockholders" and, individually, a "Stockholder"), __________________, __________________, and ______________, as attorneys-in-fact, representatives and agents (collectively, the "Escrow Committee") of each of the Stockholders; and [SunTrust Bank of Atlanta, a Georgia bank] (the "Escrow Agent").
Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Acquisition Agreements (as defined below).


                                   RECITALS
                                   --------

     A. Premiere, VTE, the stockholders of VTE and PTEK Merger Corporation, a wholly owned subsidiary of Premiere ("Sub"), are parties to an Agreement and Plan of Merger dated as of March __, 1997 (the "VTE Agreement"), pursuant to which Sub will merge with and into VTE (the "VTE Merger"), with Sub surviving the VTE Merger and continuing the business operations of VTE as a wholly owned subsidiary of Premiere. Pursuant to Section 3.1(c)(ii) of the VTE Agreement, the stockholders of VTE (other than any VTE Entity, any Premiere Entity and stockholders who perfect their statutory dissenters' rights) will, by virtue of the VTE Merger, receive, in exchange for each share of VTE Common Stock, ________ shares of Premiere Common Stock , or an aggregate of _______ shares of Premiere Common Stock. Pursuant to the terms of Section 4.3 of the VTE Agreement, shares of Premiere Common Stock to be issued pursuant to Section 3.1(c)(ii) of the VTE Agreement will be held and disbursed by the Escrow Agent in accordance with the terms and conditions hereof.

     B. Premiere, VTN, the stockholders of VTN and Sub are parties to an Agreement and Plan of Merger dated as of March __, 1997 (the "VTN Agreement" and collectively with the VTE Agreement, the "Acquisition Agreements"), pursuant to which Sub will merge with and into VTN (the "VTN Merger"), with Sub surviving the VTN Merger and continuing the business operations of VTN as a wholly owned subsidiary of Premiere. Pursuant to Section 3.1(c)(ii) of the VTN Agreement, the stockholders of VTN (other than any VTN Entity, any Premiere Entity and stockholders who perfect their statutory dissenters' rights) will, by virtue of the VTN Merger, receive, in exchange for each share of VTE Common Stock, ________ shares of Premiere Common Stock, or an aggregate of _______ shares of Premiere Common Stock. Pursuant to the terms of Section 4.3 of the VTN Agreement, shares of Premiere Common Stock to be issued pursuant to Section 3.1(c)(ii) of the VTN Agreement will be held and disbursed by the Escrow Agent in accordance with the terms and conditions hereof.

     C. Former holders of VTE Common Stock and former holders of VTN Common Stock will be jointly and severally liable for Losses (as defined below), and any such liability will be satisfied solely from the Escrow Shares (as defined below).

     D. The Escrow Committee has been constituted as agent for and on behalf of the Stockholders, to undertake certain obligations herein.

     E. The parties hereto desire to set forth the terms and conditions relating to the Escrow Shares (the "Escrow").

     F. Pursuant to Section 3.1(c)(iii) of the Acquisition Agreements, additional shares of Premiere Common Stock to be issued pursuant to the Acquisition Agreements have contemporaneously herewith been deposited with the Escrow Agent pursuant to the Specific Escrow Agreement (as defined in the Acquisition Agreements) (the "Specific Escrow").

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and in the Acquisition Agreements, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


                                   AGREEMENT
                                   ---------

     1.   Establishment of Escrow.  Pursuant to the Acquisition Agreements, on
          -----------------------
the Closing Date Premiere shall deposit in escrow with the Escrow Agent on behalf of the Stockholders a single stock certificate representing ________ shares of Premiere Common Stock, equal to ten percent (10%) of the shares otherwise allocable to the Stockholders pursuant to the VTE Agreement and the VTN Agreement (the "Escrow Shares"), which shall be registered in the name of the Escrow Agent as nominee for the beneficial owners of such shares. The Escrow Agent shall deliver a receipt therefor to the Escrow Committee. The parties hereto agree and acknowledge that the Stockholders are the beneficial owners of the Escrow Shares and that the aforementioned stock certificate is registered in the name of the Escrow Agent only as a matter of administrative convenience. The Escrow Shares shall be held and distributed by the Escrow Agent in accordance with the terms and conditions of this General Escrow Agreement. A list showing the pro rata interest of the Stockholders in the Escrow Shares is set forth in Exhibit A attached hereto.
                              ---------

     2.   Escrow Period.  The Escrow shall commence on the Closing Date and,
          -------------
subject to the provisions of Section 5(c), shall terminate on the date that is the earlier of (i) one year from the date of the Effective Time or (ii) the date of issuance of the first independent auditors' report on the consolidated financial statements of Premiere which reflect at least thirty (30) days of post-merger combined results of Premiere, VTE and VTN subsequent to the Effective Time (the "Escrow Period").

     3.   Application of Escrow Shares to Claims.
          --------------------------------------

          (a) If Premiere shall have suffered any Losses for which it is entitled to indemnification from the Stockholders, VTE or VTN pursuant to Sections 10.1(a), 10.1(b), 10.1(c), 10.1(d), 10.1(e), 10.1(f) or 10.1(g) of any
of the Acquisition Agreements ("Losses"), it shall promptly give written notice of the Indemnification Claim to the Escrow Committee in accordance with Section
10.2 of the appropriate Acquisition Agreement, with a duplicate copy delivered to the Escrow Agent. If the Indemnification Claim involves a Third Party Claim, the procedures set forth in Section 10.3 of the appropriate Acquisition Agreement shall be observed by Premiere and the Escrow Committee. If the Indemnification Claim involves a matter other than a Third Party Claim and no objection is made by the Escrow Committee pursuant to Section 3(b) below, the Escrow Agent shall deliver out of the Escrow to Premiere within ten
(10) calendar days after the expiration of the thirty (30) calendar day notice period set forth in Section 3(b) below a number of Escrow Shares (rounded up to the nearest whole number) equal to the amount of the Losses set forth in such notice of claim divided by the Average Closing Price (as such term is defined in the Acquisition Agreements; provided that such Average Closing Price shall be appropriately adjusted upon the occurrence of any of the events described in
Section 6 of this Agreement).. Notwithstanding anything to the contrary in this Escrow Agreement, (i) the Escrow Agent shall not make any payment to Premiere from the Escrow until claims by Premiere for Losses under this General Escrow Agreement and the Specific Escrow Agreement that are due and payable exceed $50,000, in which event the Escrow Agent shall satisfy all such claims from the Escrow without regard to such limitation, and (ii) the Escrow Agent shall not make any payment to Premiere from the Escrow for a claim under Section 10.1(e) of the Acquistion Agreements until all amounts available for satisfaction of such a claim under the Specific Escrow have been used to satisfy the claim.

          (b) If the Escrow Committee objects to the validity of any claim for Losses it shall give written notice to Premiere within thirty (30) calendar days following receipt of notice of such claim, with a duplicate copy to the Escrow Agent, that it does not consent to the delivery of any of the Escrow Shares out of Escrow to Premiere for application to such claim. In such case, the Escrow Agent shall continue to hold the Escrow Shares in Escrow until the rights of Premiere and the Stockholders with respect thereto have been agreed upon among the Escrow Committee and Premiere or until such rights are finally determined in accordance with Section 3(c) below. The Escrow Agent may rely on (1) any memorandum of Premiere and the Escrow Committee or (ii) any determination by any arbitration panel as provided in Section 3(c) below. In any such resolution to determine the number of Escrow Shares to be delivered out of Escrow, the Escrow Agent shall, as soon as practicable following receipt of a copy of such determination, deliver Escrow Shares from the Escrow in accordance with the terms thereof.

          (c) In case the Escrow Committee shall so object in writing to any claim or claims by Premiere, Premiere and the Escrow Committee shall attempt for thirty (30) calendar days to agree upon the rights of the respective parties with respect to such claim. If the Escrow Committee and Premiere should so agree, a memorandum setting forth such agreement shall be prepared and signed by the Escrow Committee and a duly authorized representative of Premiere and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum signed by such parties and shall distribute Escrow Shares from the Escrow in accordance with the terms thereof. If no such agreement can be reached within such thirty (30) day period, either Premiere or a majority of the Escrow Committee may, by written notice to the other, demand arbitration of the matter unless the amount of the Losses is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by a single arbitrator experienced in the matters at issue and selected by the Escrow Committee and Premiere in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitration shall be held in such place in Atlanta, Georgia as may be specified by the arbitrator (or any place agreed to by the Escrow Committee, Premiere and the arbitrator). The decision of the arbitrator shall be final and binding as to any matters submitted under this Section 3(c); provided, however, if necessary, such decision and satisfaction procedure may be enforced by either the Escrow Committee or Premiere in any court of record having jurisdiction over the subject matter or over any of the parties to this Agreement. All costs and expenses incurred in connection with any such arbitration proceeding (including reasonable attorneys' fees) shall be borne by the party against which the decision is rendered, or, if no decision is rendered, such costs and expenses shall be borne equally by the Stockholders as one party and Premiere as the other party. If the arbitrator's decision is a compromise, the determination of which party or parties bear the costs and expenses incurred in connection with any such arbitration proceeding shall be made by the arbitrator on the basis of the arbitrator's assessment of the relative merits of the parties' positions.

     4.   Escrow Committee.
          ----------------

          (a) Upon consummation of the transactions contemplated by the Acquisition Agreements and in consideration of the issuance of the Escrow Shares, each Stockholder shall be deemed to have irrevocably appointed the Escrow Committee as his or its attorneys-in-fact to give and receive notices and communications, to authorize delivery to Premiere of Escrow Shares from the Escrow in satisfaction of claims by Premiere, to object to such deliveries, to negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claim, and to take all actions necessary or appropriate in the judgment of the Escrow Committee for the accomplishment of the foregoing. No further documentation shall be required to evidence such appointment, and such power of attorney shall be coupled with an interest, thereby confirming such appointment as irrevocable. Notices or communications to or from the Escrow Committee shall constitute notice to or from each Stockholder. A decision, act, consent or instruction of the Escrow Committee shall constitute a decision of all Stockholders for whom shares of Premiere Common Stock otherwise issuable to them are deposited in the Escrow and shall be final, binding and conclusive upon each such Stockholder, and the Escrow Agent and Premiere may rely upon any "properly authorized" decision, act, consent or instruction of the Escrow Committee as being the decision, act, consent or instruction of each and every such Stockholder. The Escrow Agent and Premiere are hereby relieved from any liability to any person for any acts done by them in accordance with such properly authorized decision, act, consent or instruction of the Escrow Committee. The Escrow Committee shall be empowered to act by majority vote with respect to all matters arising under this Escrow Agreement during the term of this Escrow Agreement, and for the purposes of this Agreement, a "properly authorized" decision, act, consent or instruction of the Escrow Committee is one that is approved by at least a majority of the members of the Escrow Committee. No bond shall be required of the Escrow Committee, and members of the Escrow Committee shall receive no compensation for their services.

          (b) Neither the Escrow Committee nor any member thereof shall be liable to anyone whatsoever by reason of any error of judgment or for any act done or step taken or omitted by them in good faith or for any mistake of fact or law for anything which he may do or refrain from doing in connection herewith unless caused by or arising out of his own gross negligence or willful misconduct, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Stockholders shall indemnify and hold the Escrow Committee and each member thereof harmless from any and all liability and expense (including, without limitation, attorneys' fees) which may arise out of any action taken or omitted by them or any one of them as an Escrow Committee member in accordance with this Escrow Agreement including, without limitation, any claims, demands, suits, investigations, proceedings or actions by a third party, as the same may be amended, modified or supplemented, except such liability and expense as may result from the gross negligence or willful misconduct of the Escrow Committee.

          (c) The Escrow Committee may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties.

          (d) Except as provided herein, the Escrow Committee is hereby authorized and directed to disregard any and all notices and warnings that may be given by any person, corporation or entity except the final order, judgment or decree of any court or arbitration panel made, filed, entered or issued, whether with or without jurisdiction, from which no further appeal may be taken and the Escrow Committee is hereby authorized to comply with and obey any and all such final orders, judgments and decrees of any court or arbitration panel made, filed, entered or issued, whether with or without jurisdiction.

          (e) If any member of the Escrow Committee shall die, become disabled or otherwise be unable to fulfill its responsibilities hereunder, the remaining member or members of the Escrow Committee shall select a replacement member or members from among the Stockholders.

          (f) The Escrow Committee shall have reasonable access to information about Premiere, VTE, VTN and VTNLP and reasonable assistance of their officers, directors, partners and employees for purpose of performing its duties and exercising its rights hereunder, provided that the Escrow Committee shall treat confidentially and not disclose any nonpublic information from or about Premiere, VTE and VTN to anyone (except on a need-to-know basis to individuals who agree to treat such information confidentially).

          (g) The Escrow Committee shall be deemed to be the "Stockholder Representative" under each of the Acquisition Agreements.

     5.   The Escrow Agent. The reasonable fees and expenses of the Escrow Agent
          ----------------
in connection with its execution and performance of this Escrow Agreement as set forth on Exhibit B hereto shall be borne by Premiere and the Stockholders
         ---------
equally. The Escrow Agent shall be entitled to such rights and shall perform such duties of the Escrow Agent as set forth herein, including but not limited to the following (collectively, the "Duties"):

          (a) The Escrow Agent shall hold and safeguard the Escrow during the Escrow Period, shall treat such Escrow as an escrow fund in accordance with the terms of this Escrow Agreement and not as the property of Premiere, and shall hold and dispose of the Escrow only in accordance with the terms of this Escrow Agreement.

          (b) The Escrow Agent shall distribute to the Stockholders all material relating to a vote of holders of Premiere Common Stock that the Escrow Agent receives from the Premiere or any third party, and the Stockholders shall, in such Stockholder's sole discretion, vote such shares and execute such documents as may be necessary to permit such shares to be voted by the Stockholders in accordance with their respective beneficial interests. The Escrow Agent shall have no right to vote the Escrow Shares, except to the extent so directed to do so by the beneficial owner of the respective shares.

          (c) Promptly following termination of the Escrow Period as set forth in Section 2 hereof, the Escrow Agent shall deliver to SunTrust Bank, Atlanta, Trust Company Tower, 25 Park Place, Atlanta, Georgia 30303 Attn: Letitia Ratford, the transfer agent of the

Premiere Common Stock (the "Transfer Agent"), the certificate representing the Escrow Shares with instructions for the Transfer Agent to issue to each Stockholder a new certificate, subject to Section 5(d) hereof, in the name of each Stockholder representing each Stockholder's pro rata portion of the Escrow Shares at the time of such distribution based on Exhibit A to this Escrow
                                                 ---------
Agreement, provided, however, that in the event that there are claims by Premiere for Losses outstanding at the time of the termination of the Escrow Period, the Escrow Agent shall retain an amount of such Escrow Shares sufficient in the reasonable judgment of Premiere, subject to the objection of the Escrow Committee and subsequent resolution of the matter in the manner provided in
Section 3 above, to satisfy any unsatisfied claims for Losses specified in any notice by Premiere theretofore delivered to the Escrow Committee and Escrow Agent prior to termination of the Escrow Period with respect to facts and circumstances existing prior to expiration of the Escrow Period, and to pay expenses as provided in this Escrow Agreement. As soon as all such claims have been fully resolved, the Escrow Agent shall deliver to the Stockholders any and all of the Escrow Shares and other property remaining in the Escrow and not required to satisfy such claims and expenses. Each Stockholder shall receive that number of Escrow Shares which bears the same relationship to the total number of Escrow Shares in the Escrow and available for distribution as the number of Escrow Shares set forth opposite the name of each such Stockholder on Exhibit A hereto bears to the total number of Escrow Shares on Exhibit A as
---------                                                      ---------
calculated by the Escrow Agent.

          (d) The Stockholders shall have no right to receive, and the Escrow Agent shall not distribute to the Stockholders, fractional Escrow Shares. In the event that the distribution of any Stockholder's pro rata share of the Escrow Shares would, but for this Section 5(d), result in such Stockholder receiving fractional shares of Premiere Common Stock, (i) the Escrow Agent shall instruct the Transfer Agent to issue a certificate in such Stockholder's name for his or pro rata share of Escrow Shares rounded down to the nearest whole share, (ii) the Escrow Agent shall instruct the Transfer Agent to issue an additional certificate representing, in the aggregate, all fractional share interests at the time of such distribution and the Escrow Agent shall thereupon deliver such certificate to Premiere, (iii) Premiere shall deliver to the Escrow Agent an amount of cash representing, the aggregate market value (based on the closing sale price of Premiere Common Stock on the day of the termination of the Escrow Period or, if such day is not a business day, the business day immediate preceding such date, as reported in the Wall Street Journal) of such fractional share interests as of the time of such distribution, and (iv) the Escrow Agent shall deliver to each applicable Stockholder cash or a check representing such Stockholder's fractional share interest. Premiere agrees to cause all necessary Form 1099 information reports to be filed and hereby indemnifies the Escrow Agent against all costs resulting from the failure to file such reports.

          6.   Replacement of Escrow Shares.  Premiere shall promptly notify the
               ----------------------------
Escrow Agent of any fundamental corporate change that will result in the elimination of the Premiere Common Stock.

          (a)  Distribution. Any cash dividends, dividends payable in securities
               ------------
or other distributions of any kind (but excluding any shares of Premiere Common Stock received upon a stock split or stock dividend accounted for as a stock split) shall be distributed promptly by the Escrow Agent to the beneficial holder of the Escrow Shares to which such distribution relates. Any shares of Premiere Common Stock received by the Escrow Agent upon a stock split or stock dividend accounted for as a stock split made in respect of any securities in the Escrow shall be added to the Escrow and become a part thereof. Any provision hereof or in the Acquisition Agreements concerning the distribution of Premiere Common Stock shall be adjusted to appropriately reflect any stock split or reverse stock split or stock dividend accounted for as a stock split.

          (b)  All Cash or All Stock Merger or Consolidation or Share Exchange.
               ---------------------------------------------------------------
If, prior to the distribution of all Escrow Shares from the Escrow, the Escrow Agent receives notice from Premiere that Premiere intends to merge, consolidate or engage in a share exchange with another corporation which is not an affiliate of Premiere in a merger or consolidation involving a payment to stockholders of Premiere (including the Stockholders) of an amount payable either entirely in cash or entirely in capital stock of the surviving corporation or the parent of the surviving corporation (the surviving corporation being an entity other than Premiere) or an exchange of shares, and the Premiere Common Stock will no longer be outstanding following the effective time of such merger or consolidation (because Premiere is not the surviving corporation) or the Premiere Common Stock is owned by the acquiring corporation as a result of such share exchange, as the case may be, then the Escrow Agent shall treat the amounts received by it (as the recordholder of the Escrow Shares) as follows:

               (i) If the consideration received is cash, the Escrow Agent shall retain in escrow and invest in investments as directed by the Escrow Committee the cash received pursuant to transaction described in subparagraph
(b) of this Section 6; or

               (ii) If the consideration received is capital stock of the surviving company, the shares of capital stock received pursuant to the transactions described in subparagraph (b) of this Section 6 will be retained in escrow.

          (c)  Other Transactions. In the event there occurs at any time or from
               ------------------
time to time prior to the distribution of all shares of Premiere Common Stock from the Escrow any fundamental corporate change that affects the outstanding shares of Premiere Common Stock, other than the transaction described in subparagraph (b) above (including, without limitation, a merger or consolidation involving a payment to Stockholders of a combination of cash and capital stock of the surviving corporation), then the Escrow Agent shall hold the amounts received by it (as the record holder of the Escrow Shares) until it receives written direction from the Escrow Committee and Premiere (or its successors) as to the appropriate disposition of such amounts so received. In addition, for purposes of this Escrow Agreement, in the event of a fundamental corporate change resulting in the elimination of the Premiere Common Stock, defined terms relating to or derived from the Premiere Common Stock shall relate to or derive from the security or other assets replacing such Premiere Common Stock.

     7.   Ownership of Escrow Shares. The Stockholders shall have all indicia of
          --------------------------
ownership of the Escrow Shares while they are held in Escrow, including the right to vote the Escrow Shares, the right to receive dividends (subject to the limitations set forth in Section 6) and the obligation to pay all taxes, assessments, and charges with respect thereto, but excluding the right to sell, transfer, pledge or hypothecate or otherwise dispose of any Escrow Shares. Except as contemplated hereunder, no Escrow Shares or any beneficial interest therein may be pledged, sold, assigned or transferred, including by operation of law, other than by will or by the laws of descent or distribution in the event of the death of a Stockholder, by a Stockholder or be taken or reached by any legal or equitable process in satisfaction of any debt or other liability of such Stockholder, prior to the delivery to the Stockholder of the Escrow Shares by the Escrow Agent.

     8.   Exculpatory Provisions of Escrow Agent.
          --------------------------------------

          (a) The Escrow Agent shall be obligated only for the performance of such Duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable for other parties' forgeries or fraudulent acts. The Escrow Agent shall not be liable for any act done or omitted hereunder as escrow agent except for breach of this Escrow Agreement, gross negligence or misconduct. The Escrow Agent shall, in no case or event be liable for any representations or warranties of VTN or VTE or the Stockholders. Any act done or omitted pursuant to the advice or opinion of counsel shall be conclusive evidence of the good faith of the Escrow Agent.

          (b) The Escrow Agent is hereby authorized and directed to disregard any and all notices and warnings that may be given by any person, firm or corporation except the final order, judgment or decree of any court or arbitration panel made, filed, entered or issued, whether with or without jurisdiction, from which no further appeal may be taken and the Escrow Agent is hereby authorized to comply with and obey any and all such final orders, judgments and decrees of any court or arbitration panel made, filed, entered or issued, whether with or without jurisdiction. If the Escrow Agent shall comply with or obey any such order, judgment or decree of any court, the Escrow Agent shall not be liable to any of the parties hereto, or to any other person, firm association or corporation, by reason of any such compliance or obedience even if any such order, judgment or decree may be subsequently revised, modified, annulled, set aside or vacated.

          (c) The Escrow Agent shall not be liable for the outlawing of any rights under any statute of limitations with respect to the Acquisition Agreements or any documents deposited with the Escrow Agent.

     9.   Resignation and Removal of the Escrow Agent.  The Escrow Agent may
          -------------------------------------------
resign as Escrow Agent at any time with or without cause by giving at least thirty (30) calendar days' prior written notice to each of Premiere and the Escrow Committee, such resignation to be effective thirty calendar (30) days following the date such notice is given. In addition, Premiere and the Escrow Committee may jointly remove the Escrow Agent as escrow agent at any time with or without cause, by an instrument (which may be executed in counterparts) given to the Escrow Agent, which instrument shall designate the effective date of such removal. In the event of any such resignation or removal a successor escrow agent shall be appointed by the Escrow Committee and Premiere. Any such successor escrow agent shall deliver to Premiere and the Escrow Committee a written instrument accepting such appointment and thereupon it shall succeed to all the rights and duties of the escrow agent hereunder and shall be entitled to receive the assets in the Escrow.

     10.  Further Instruments.  If the Escrow Agent reasonably requires other or
          -------------------
further instruments in connection with performance of the Duties, the necessary parties hereto agree to furnish such instruments.

     11.  Disputes.  It is understood and agreed that should any dispute arise
          --------
with respect to the delivery and/or ownership or right of possession of the securities or funds held by the Escrow Agent hereunder, the Escrow Agent is authorized and directed to act in accordance with and in reliance upon, the terms hereof. The Escrow Agent may hold all documents and funds and may wait for settlement of any dispute by final appropriate proceedings. Furthermore, the Escrow Agent may in its reasonable judgment, file an action of interpleader requiring the parties hereto to answer and litigate any claims and right among themselves, in which case, the Escrow Agent is authorized to deposit with the clerk of the court all documents, securities and funds held in Escrow, except that the Escrow Agent may withhold all reasonable costs, reasonable expenses, reasonable charges and reasonable attorney fees incurred by the Escrow Agent due to the interpleader action. Upon initiating such interpleader action, tile Escrow Agent shall be fully released and discharged of and from all obligations of this Escrow Agreement.

     12.  Indemnification.  Through the Escrow or otherwise, in consideration of
          ---------------
the Escrow Agent's acceptance of this appointment, the other parties hereto, jointly and severally, agree to indemnify and hold the Escrow Agent harmless as to any liability incurred by it to any person, firm or corporation by reason of its having accepted such appointment or in carrying out the terms hereof and the Acquisition Agreements, and to reimburse the Escrow Agent for all its reasonable costs and expenses, including, among other things, attorneys' fees and expenses, incurred by reason of any matter as to which an Indemnity is paid; provided,
                                                                   --------
however, that no indemnity need be paid in case of the Escrow Agent's gross
-------
negligence, willful misconduct or breach of this Escrow Agreement.

     13.  Notices.  Any notice or other communication required or permitted
          -------
hereunder shall be in writing, and shall be given by registered mail, postage prepaid, personal delivery, telecopier (confirmed by mail as aforesaid) or courier service such as Federal Express addressed as follows:


                    If to Premiere, to:

                         Premiere Technologies, Inc.
                         The Lenox Building, Suite 400
                         3399 Peachtree Road, NE
                         Atlanta, Georgia 30326
                         Attn: Boland T. Jones, President

                    with a copy to:

                         Alston & Bird LLP
                         One Atlantic Center
                         1201 West Peachtree Street
                         Atlanta, Georgia 30309
                         Attn: Jeffrey A. Allred, Esq.

                    If to VTE or VTN, to:

                         Voice-Tel
                         Enterprises, Inc.
                         Four Commerce Square, Suite 800
                         23200 Chagrin Boulevard
                         Cleveland, Ohio 44122
                         Attn:  Martin J. Huebschman, President

                    With a copy to:

                         Benesch, Friedlander, Coplan & Aronoff
                         2300 BP America Building
                         Cleveland, Ohio 44144
                         Attn: Michael Wager, Esq.

                    If to the Escrow Committee, to:

                         ______________________________
                         ______________________________
                         ______________________________
                         Attn: ________________________


                    With a copy to:

                         ______________________________
                         ______________________________
                         ______________________________
                         Attn: _________________


                    If to Escrow Agent to:

                         [SunTrust Bank]
                         ___________________
                         ___________________
                         ___________________
                         Attn: ______________

Each of the parties hereto shall be entitled to specify a different address by giving notice as aforesaid. Such notices and communications shall be deemed effective (i) three (3) business days after being sent, if sent by registered mail (postage prepaid) from one location in the United States to another location therein, (ii) on the date delivered, if delivered personally or transmitted by confirmed facsimile or (iii) one (1) business day after being sent if sent by overnight courier service.

     14.  Headings.  Section headings are not to be considered part of this
          --------
Escrow Agreement, are included solely for convenience and reference and are not intended to be full or accurate descriptions of the contents of Sections to which they relate.

     15.  Governing Law.  The validity, construction and interpretation of this
          -------------
Escrow Agreement shall be governed by the laws of the State of Georgia applicable to contracts made in and to be performed wholly within that state.

     16.  Counterparts.  This Escrow Agreement may be executed simultaneously in
          ------------
two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

     17.  Amendments.  This Escrow Agreement may only be amended by an
          ----------
instrument in writing signed by each of the parties hereto.

     18.  Business Day.  For purposes of this Escrow Agreement a "business day"
          ------------
is a day on which the Escrow Agent is open for business and shall not include a Saturday, Sunday, or legal holiday. Notwithstanding anything to the contrary in this Escrow Agreement no action shall be required of the Escrow Agent, Premiere, or any party receiving notice pursuant to the terms of this Escrow Agreement except on a business day and in the event an action is required on a day which is not a business day, such action shall be required to be performed on the next succeeding day which is a business day.

                                        PREMIERE:

                                        PREMIERE TECHNOLOGIES, INC.,
                                        a Georgia corporation


                                        By:__________________________________
                                           Name:_____________________________
                                           Title:____________________________

                                        VTE:

                                        VOICE-TEL ENTERPRISES, INC., a
                                        Delaware corporation


                                        By:__________________________________
                                           Name:_____________________________
                                           Title:____________________________

                                        VTN:

                                        VTN, Inc., an Ohio corporation


                                        By:__________________________________
                                           Name:_____________________________
                                           Title:____________________________

                                        STOCKHOLDERS

                                                                       EXHIBIT A

                       PRO RATA INTERESTS OF STOCKHOLDERS





 Name          # of Escrow Shares                 Pro Rata Interest
------         ------------------

                                                                       EXHIBIT 2

                           SPECIFIC ESCROW AGREEMENT

     This SPECIFIC ESCROW AGREEMENT (the "Specific Escrow Agreement"), dated as of April __, 1997, is made and entered into by and among Premiere Technologies, Inc., a Georgia corporation ("Premiere"); Voice-Tel Enterprises, Inc., a Delaware corporation ("VTE"); VTN, Inc., an Ohio corporation ("VTN"); and the holders of all classes of common stock of VTE and VTN executing this Agreement (the "Stockholders" and, individually, a "Stockholder"), __________________, __________________, and ______________, as attorneys-in-fact, representatives and agents (collectively, the "Escrow Committee") of each of the Stockholders; and [SunTrust Bank of Atlanta, a Georgia bank] (the "Escrow Agent"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Acquisition Agreements (as defined below).


                                    RECITALS
                                    --------

     A. Premiere, VTE, the stockholders of VTE and PTEK Merger Corporation, a wholly owned subsidiary of Premiere ("Sub"), are parties to an Agreement and Plan of Merger dated as of March __, 1997 (the "VTE Agreement"), pursuant to which Sub will merge with and into VTE (the "VTE Merger"), with VTE surviving the VTE Merger and continuing the business operations of VTE as a wholly owned subsidiary of Premiere. Pursuant to Section 3.1(c)(iii) of the VTE Agreement, the stockholders of VTE (other than any VTE Entity, any Premiere Entity and stockholders who perfect their statutory dissenters' rights) will, by virtue of the VTE Merger, receive, in exchange for each share of VTE Common Stock, ________ shares of Premiere Common Stock, or an aggregate of ________ shares of Premiere Common Stock. Pursuant to the terms of Section 4.3 of the VTE Agreement, shares of Premiere Common Stock to be issued pursuant to Section 3.1(c)(iii) of the VTE Agreement will be held and disbursed by the Escrow Agent in accordance with the terms and conditions hereof.

     B. Premiere, VTN, the stockholders of VTN and Sub are parties to an Agreement and Plan of Merger dated as of March __, 1997 (the "VTN Agreement" and collectively with the VTE Agreement, the "Acquisition Agreements"), pursuant to which Sub will merge with and into VTN (the "VTN Merger"), with VTE surviving the VTN Merger and continuing the business operations of VTN as a wholly owned subsidiary of Premiere. Pursuant to Section 3.1(c)(iii) of the VTN Agreement, the stockholders of VTN (other than any VTN Entity, any Premiere Entity and stockholders who perfect their statutory dissenters' rights) will, by virtue of the VTN Merger, each receive, in exchange for each share of VTN Common Stock, ________ shares of Premiere Common Stock, or an aggregate of ________ shares of Premiere Common Stock. Pursuant to the terms of Section 4.3 of the VTN Agreement, shares of Premiere Common Stock to be issued pursuant to Section 3.1(c)(iii) of the VTN Agreement will be held and disbursed by the Escrow Agent in accordance with the terms and conditions hereof.

     C. Former holders of VTE Common Stock and former holders of VTN Common Stock will be jointly and severally liable for Losses (as defined below), and any such liability will be satisfied solely from the Escrow Shares (as defined below).

     D. The Escrow Committee has been constituted as agent for and on behalf of the Stockholders, to undertake certain obligations herein.

     E. The parties hereto desire to set forth the terms and conditions relating to the Escrow Shares (the "Escrow").

     F. Pursuant to Section 3.1(c)(ii) of the Acquisition Agreements additional shares of Premiere Common Stock to be issued pursuant to the Acquisition Agreements have contemporaneously herewith been deposited with the Escrow Agent pursuant to the General Escrow Agreement (as defined in the Acquisition Agreements) (the "General Escrow").

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and in the Acquisition Agreements, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


                                   AGREEMENT
                                   ---------

     1.   Establishment of Escrow.  Pursuant to the Acquisition Agreements, on
          -----------------------
the Closing Date Premiere shall deposit in escrow with the Escrow Agent on behalf of the Stockholders a single stock certificate representing ________ shares of Premiere Common Stock, equal to ______ percent (______%) of the shares otherwise allocable to the Stockholders pursuant to the VTE Agreement and the VTN Agreement (the "Escrow Shares"), which shall be registered in the name of the Escrow Agent as nominee for the beneficial owners of such shares. The Escrow Agent shall deliver a receipt therefor to the Escrow Committee. The parties hereto agree and acknowledge that the Stockholders are the beneficial owners of the Escrow Shares and that the aforementioned stock certificate is registered in the name of the Escrow Agent only as a matter of administrative convenience. The Escrow Shares shall be held and distributed by the Escrow Agent in accordance with the terms and conditions of this Specific Escrow Agreement. A list showing the pro rata interest of the Stockholders in the Escrow Shares is set forth in Exhibit A attached hereto.
                              ---------

     2.   Escrow Period.  The Escrow shall commence on the Closing Date and,
          -------------
subject to the provisions of Sections 5(c), 5(d),and5(e), shall terminate on the third anniversary of the date of this Agreement (the "Escrow Period").

     3.   Application of Escrow Shares to Claims.
          --------------------------------------

     (a) If Premiere shall have suffered any Losses for which it is entitled to indemnification from the Stockholders, VTE, or VTN pursuant to Section 10.1(c), 10.1(d), 10.1(e), 10.1(f) or 10.1(g) of any of the Acquisition Agreements ("Losses"), it shall promptly give written notice of the Indemnification Claim to the Escrow Committee in accordance with Section 10.2 of the appropriate Acquisition Agreement, with a duplicate copy delivered to the Escrow Agent. If the Indemnification Claim involves a Third Party Claim, the procedures set forth in Section 10.3 of the appropriate Acquisition Agreement shall be observed by Premiere and the Escrow Committee. If the Indemnification Claim involves a matter other than a Third Party Claim and no objection is made by the Escrow Committee pursuant to Section 3(b) below, the Escrow Agent shall deliver out of the Escrow to Premiere the following within ten (10) calendar days after the expiration of the thirty (30) calendar day notice period set forth in Section 3(b) below a number of Escrow Shares (rounded up to the nearest whole number) equal to the amount of the Losses set forth in such notice of claim divided by the Average Closing Price (as such term is defined in the Acquisition Agreements; provided that such Average Closing Price shall be appropriately adjusted upon the occurrence of any of the events described in Section 6 of this Agreement). Notwithstanding anything to the contrary in this Escrow Agreement, the Escrow Agent shall not make any payment to Premiere from the Escrow until claims by Premiere for Losses under this Specific Escrow Agreement and the General Escrow Agreement that are due and payable exceed $50,000, in which event the Escrow Agent shall satisfy all such claims from the Escrow without regard to such limitation.

          (b) If the Escrow Committee objects to the validity of any claim for Losses it shall give written notice to Premiere within thirty (30) calendar days following receipt of notice of such claim, with a duplicate copy to the Escrow Agent, that it does not consent to the delivery of any of the Escrow Shares out of Escrow to Premiere for application to such claim. In such case, the Escrow Agent shall continue to hold the Escrow Shares in Escrow until the rights of Premiere and the Stockholders with respect thereto have been agreed upon among the Escrow Committee and Premiere or until such rights are finally determined in accordance with Section 3(c) below. The Escrow Agent may rely on (1) any memorandum of Premiere and the Escrow Committee or (ii) any determination by any arbitration panel as provided in Section 3(c) below. In any such resolution to determine the number of Escrow Shares to be delivered out of Escrow, the Escrow Agent shall, as soon as practicable following receipt of a copy of such determination, deliver Escrow Shares from the Escrow in accordance with the terms thereof.

          (c) In case the Escrow Committee shall so object in writing to any claim or claims by Premiere, Premiere and the Escrow Committee shall attempt for thirty (30) calendar days to agree upon the rights of the respective parties with respect to such claim. If the Escrow Committee and Premiere should so agree, a memorandum setting forth such agreement shall be prepared and signed by the Escrow Committee and a duly authorized representative of Premiere and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum signed by such parties and shall distribute Escrow Shares from the Escrow in accordance with the terms thereof. If no such agreement can be reached within such thirty (30) day period, either Premiere or a majority of the Escrow Committee may, by written notice to the other, demand arbitration of the matter unless the amount of the Losses is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by a single arbitrator experienced in the matters at issue and selected by the Escrow Committee and Premiere in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitration shall be held in such place in Atlanta, Georgia as may be specified by the arbitrator (or any place agreed to by the Escrow Committee, Premiere and the arbitrator). The decision of the arbitrator shall be final and binding as to any matters submitted under this Section 3(c); provided, however, if necessary, such decision and satisfaction procedure may be enforced by either the Escrow Committee or Premiere in any court of record having jurisdiction over the subject matter or over any of the parties to this Agreement. All costs and expenses incurred in connection with any such arbitration proceeding (including reasonable attorneys' fees) shall be borne by the party against which the decision is rendered, or, if no decision is rendered, such costs and expenses shall be borne equally by the Stockholders as one party and Premiere as the other party. If the arbitrator's decision is a compromise, the determination of which party or parties bear the costs and expenses incurred in connection with any such arbitration proceeding shall be made by the arbitrator on the basis of the arbitrator's assessment of the relative merits of the parties' positions.

     4.   Escrow Committee.
          ----------------

          (a) Upon consummation of the transactions contemplated by the Acquisition Agreements and in consideration of the issuance of the Escrow Shares, each Stockholder shall be deemed to have irrevocably appointed the Escrow Committee as his or its attorneys-in-fact to give and receive notices and communications, to authorize delivery to Premiere of Escrow Shares from the Escrow in satisfaction of claims by Premiere, to object to such deliveries, to negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claim, and to take all actions necessary or appropriate in the judgment of the Escrow Committee for the accomplishment of the foregoing. No further documentation shall be required to evidence such appointment, and such power of attorney shall be coupled with an interest, thereby confirming such appointment as irrevocable. Notices or communications to or from the Escrow Committee shall constitute notice to or from each Stockholder. A decision, act, consent or instruction of the Escrow Committee shall constitute a decision of all Stockholders for whom shares of Premiere Common Stock otherwise issuable or payable to them are deposited in the Escrow and shall be final, binding and conclusive upon each such Stockholder, and the Escrow Agent and Premiere may rely upon any "properly authorized" decision, act, consent or instruction of the Escrow Committee as being the decision, act, consent or instruction of each and every such Stockholder. The Escrow Agent and Premiere are hereby relieved from any liability to any person for any acts done by them in accordance with such properly authorized decision, act, consent or instruction of the Escrow Committee. The Escrow Committee shall be empowered to act by majority vote with respect to all matters arising under this Escrow Agreement during the term of this Escrow Agreement, and for the purposes of this Agreement, a "properly authorized" decision, act, consent or instruction of the Escrow Committee is one that is approved by at least a majority of the members of the Escrow Committee. No bond shall be required of the Escrow Committee, and members of the Escrow Committee shall receive no compensation for their services.

          (b) Neither the Escrow Committee nor any member thereof shall be liable to anyone whatsoever by reason of any error of judgment or for any act done or step taken or omitted by them in good faith or for any mistake of fact or law for anything which he may do or refrain from doing in connection herewith unless caused by or arising out of his own gross negligence or willful misconduct, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Stockholders shall indemnify and hold the Escrow Committee and each member thereof harmless from any and all liability and expense (including, without limitation, attorneys' fees) which may arise out of any action taken or omitted by them or any one of them as an Escrow Committee member in accordance with this Escrow Agreement including, without limitation, any claims, demands, suits, investigations, proceedings or actions by a third party, as the same may be amended, modified or supplemented, except such liability and expense as may result from the gross negligence or willful misconduct of the Escrow Committee.

          (c) The Escrow Committee may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties.

          (d) Except as provided herein, the Escrow Committee is hereby authorized and directed to disregard any and all notices and warnings that may be given by any person, corporation or entity except the final order, judgment or decree of any court or arbitration panel made, filed, entered or issued, whether with or without jurisdiction, from which no further appeal may be taken and the Escrow Committee is hereby authorized to comply with and obey any and all such final orders, judgments and decrees of any court or arbitration panel made, filed, entered or issued, whether with or without jurisdiction.

          (e) If any member of the Escrow Committee shall die, become disabled or otherwise be unable to fulfill its responsibilities hereunder, the remaining member or members of the Escrow Committee shall select a replacement member or members from among the Stockholders.

          (f) The Escrow Committee shall have reasonable access to information about Premiere, VTE, VTN and VTNLP and the reasonable assistance of their officers, directors, partners and employees for purpose of performing its duties and exercising its rights hereunder, provided that the Escrow Committee shall treat confidentially and not disclose any nonpublic information from or about Premiere, VTE, VTN and VTNLP to anyone (except on a need-to-know basis to individuals who agree to treat such information confidentially).

          (g) The Escrow Committee shall be deemed to be the "Stockholder Representative" under each of the Acquisition Agreements.

     5.   The Escrow Agent.  The reasonable fees and expenses of the Escrow
          ----------------
Agent in connection with its execution and performance of this Escrow Agreement as set forth on Exhibit B hereto shall be borne by Premiere and the Stockholders
                ---------
equally. The Escrow Agent shall be entitled to such rights and shall perform such duties of the Escrow Agent as set forth herein, including but not limited to the following (collectively, the "Duties"):

          (a) The Escrow Agent shall hold and safeguard the Escrow during the Escrow Period, shall treat such Escrow as an escrow fund in accordance with the terms of this Escrow Agreement and not as the property of Premiere, and shall hold and dispose of the Escrow only in accordance with the terms of this Escrow Agreement.

          (b) The Escrow Agent shall distribute to the Stockholders all material relating to a vote of holders of Premiere Common Stock that the Escrow Agent receives from the Premiere or any third party, and the Stockholders shall, in such Stockholder's sole discretion, vote such shares and execute such documents as may be necessary to permit such shares to be voted by the Stockholders in accordance with their respective beneficial interests. The Escrow Agent shall have no right to vote the Escrow Shares, except to the extent so directed to do so by the beneficial owner of the respective shares.

          (c) If at any time following the date of execution of this Agreement and prior to the expiration of the Escrow Period all claims arising out of or related to the matters set forth in Section 5.11(c) of the VTE Disclosure Memorandum shall have been resolved to Premiere's satisfaction and all claims for Losses in respect thereof shall have been distributed to Premiere in accordance with Section 3, then the Escrow Agent shall distribute to each of the Stockholders the number of Escrow Shares (rounded up to the nearest whole number) equal to (i) the sum of (A) $3,000,000 multiplied by such Stockholder's pro rata interest in the Escrow Shares, less (B) the Distributed Value with respect to claims for Losses asserted by Premiere prior to the event giving rise to the rights under this Section 5(d) multiplied by such Stockholder's pro rata interest in the

Escrow Shares, divided by (ii) the Average Closing Price; provided, however, that the amount distributed shall be reduced by the amount of any outstanding and unresolved claims by Premiere for Losses (which amounts shall be determined in a manner consistent with, and shall be subject to later distribution in a manner consistent with, the provisions of Section 5(e)), multiplied by such Stockholder's pro rata interest in the Escrow Shares, divided by (ii) the Average Closing Price. "Distributed Value" shall mean the number of Escrow Shares distributed to Premiere in accordance with Section 3 multiplied by the Average Closing Price.

          (d)  [RESERVED]

          (e) Promptly following termination of the Escrow Period as set forth in Section 2 hereof, the Escrow Agent shall deliver to SunTrust Bank, Atlanta, Trust Company Tower, 25 Park Place, Atlanta, Georgia 30303 Attn: Letitia Ratford, the transfer agent of the Premiere Common Stock (the "Transfer Agent"), the certificate representing the Escrow Shares with instructions for the Transfer Agent to issue to each Stockholder a new certificate, subject to
Section 5(f) hereof, in the name of each Stockholder representing each Stockholder's pro rata portion of the Escrow Shares at the time of such distribution based on Exhibit A to this Escrow Agreement, provided, however,
                      ---------
that in the event that there are claims by Premiere for Losses outstanding at the time of the termination of the Escrow Period, the Escrow Agent shall retain an amount of such Escrow Shares sufficient in the reasonable judgment of Premiere, subject to objection of the Escrow Committee and the subsequent resolution of the matter in the manner provided in Section 3 above, to satisfy any unsatisfied claims for Losses specified in any notice by Premiere theretofore delivered to the Escrow Committee and Escrow Agent prior to termination of the Escrow Period with respect to facts and circumstances existing prior to expiration of the Escrow Period, and to pay expenses as provided in this Escrow Agreement. As soon as all such claims have been fully resolved, the Escrow Agent shall deliver to the Stockholders any and all of the Escrow Shares and other property remaining in the Escrow and not required to satisfy such claims and expenses. Each Stockholder shall receive that number of Escrow Shares which bears the same relationship to the total number of Escrow Shares in the Escrow and available for distribution as the number of Escrow Shares set forth opposite the name of each such Stockholder on Exhibit A hereto
                                                               ---------
bears to the total number of Escrow Shares on Exhibit A as calculated by the
                                              ---------
Escrow Agent.

          (f) The Stockholders shall have no right to receive, and the Escrow Agent shall not distribute to the Stockholders, fractional Escrow Shares. In the event that the distribution of any Stockholder's pro rata share of the Escrow Shares would, but for this Section 5(f), result in such Stockholder receiving fractional shares of Premiere Common Stock, (i) the Escrow Agent shall instruct the Transfer Agent to issue a certificate in such Stockholder's name for his or pro rata share of Escrow Shares rounded down to the nearest whole share, (ii) the Escrow Agent shall instruct the Transfer Agent to issue an additional certificate representing, in the aggregate, all fractional share interests at the time of such distribution and the Escrow Agent shall thereupon deliver such certificate to Premiere, (iii) Premiere shall deliver to the Escrow Agent an amount of cash representing, the aggregate market value (based on the closing sale price of Premiere Common Stock on the day of the termination of the Escrow Period or, if such day is not a business day, the business day immediate preceding such date, as reported in the Wall Street Journal) of such fractional share interests as of the time of such distribution, and (iv) the Escrow Agent shall deliver to each applicable Stockholder cash or a check representing such Stockholder's fractional share interest. Premiere agrees to cause all necessary Form 1099 information reports to be filed and hereby indemnifies the Escrow Agent against all costs resulting from the failure to file such reports.

     6.   Replacement of Escrow Shares.  Premiere shall promptly notify the
          ----------------------------
Escrow Agent of any fundamental corporate change that will result in the elimination of the Premiere Common Stock.

     (a)  Distribution.  Any cash dividends, dividends payable in securities or
          ------------
other distributions of any kind (but excluding any shares of Premiere Common Stock received upon a stock split or stock dividend accounted for as a stock split) shall be distributed promptly by the Escrow Agent to the beneficial holder of the Escrow Shares to which such distribution relates. Any shares of Premiere Common Stock received by the Escrow Agent upon a stock split or stock dividend accounted for as a stock split made in respect of any securities in the Escrow shall be added to the Escrow and become a part thereof. Any provision hereof or in the Acquisition Agreements concerning the distribution of Premiere Common Stock shall be adjusted to appropriately reflect any stock split or reverse stock split or stock dividend accounted for as a stock split.

     (b)  All Cash or All Stock Merger or Consolidation or Share Exchange.  If,
          ---------------------------------------------------------------
prior to the distribution of all Escrow Shares from the Escrow, the Escrow
Agent receives notice from Premiere that Premiere intends to merge, consolidate or engage in a share exchange with another corporation which is not an affiliate of Premiere in a merger or consolidation involving a payment to stockholders of Premiere (including the Stockholders) of an amount payable either entirely in cash or entirely in capital stock of the surviving corporation or the parent of the surviving corporation (the surviving corporation being an entity other than Premiere) or an exchange of shares, and the Premiere Common Stock will not longer be outstanding following the effective time of such merger or consolidation (because Premiere is not the surviving corporation) or the Premiere Common Stock is owned by the acquiring corporation as a result of such share exchange, as the case may be, then the Escrow Agent shall treat the amounts received by it (as the recordholder of the Escrow Shares) as follows:

          (i) If the consideration received is cash, the Escrow Agent shall retain in escrow and invest in investments as directed by the Escrow Committee the cash received pursuant to transaction described in subparagraph (b) of this
Section 6; or

          (ii) If the consideration received is capital stock of the surviving company, the shares of capital stock received pursuant to the transactions described in subparagraph (b) of this Section 6 will be retained in escrow.

     (c)  Other Transactions.  In the event there occurs at any time or from
          ------------------
time to time prior to the distribution of all shares of Premiere Common Stock from the Escrow any fundamental corporate change that affects the outstanding shares of Premiere Common Stock, other than the transaction described in subparagraph (b) above (including, without limitation, a merger or consolidation involving a payment to Stockholders of a combination of cash and capital stock of the surviving corporation), then the Escrow Agent shall hold the amounts received by it (as the record holder of the Escrow Shares) until it receives written direction from the Escrow Committee and Premiere (or its successors) as to the appropriate disposition of such amounts so received. In addition, for purposes of this Escrow Agreement, in the event of a fundamental corporate change resulting in the elimination of the Premiere Common Stock, defined terms relating to or derived from the Premiere Common Stock shall relate to or derive from the security or other assets replacing such Premiere Common Stock.

     7.   Ownership of Escrow Shares.  The Stockholders shall have all indicia
          --------------------------
of ownership of the Escrow Shares while they are held in Escrow, including the right to vote the Escrow Shares, the right to receive dividends (subject to the limitations set forth in Section 6) and the obligation to pay all taxes, assessments, and charges with respect thereto, but excluding the right to sell, transfer, pledge or hypothecate or otherwise dispose of any Escrow Shares. Except as contemplated hereunder, no Escrow Shares or any beneficial interest therein may be pledged, sold, assigned or transferred, including by operation of law, other than by will or by the laws of descent or distribution in the event of the death of a Stockholder, by a Stockholder or be taken or reached by any legal or equitable process in satisfaction of any debt or other liability of such Stockholder, prior to the delivery to the Stockholder of the Escrow Shares by the Escrow Agent.

     8.   Exculpatory Provisions of Escrow Agent.
          --------------------------------------

          (a) The Escrow Agent shall be obligated only for the performance of such Duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable for other parties' forgeries or fraudulent acts. The Escrow Agent shall not be liable for any act done or omitted hereunder as escrow agent except for breach of this Escrow Agreement, gross negligence or misconduct. The Escrow Agent shall, in no case or event be liable for any representations or warranties of VTN or , VTE or the Stockholders. Any act done or omitted pursuant to the advice or opinion of counsel shall be conclusive evidence of the good faith of the Escrow Agent.

          (b) The Escrow Agent is hereby authorized and directed to disregard any and all notices and warnings that may be given by any person, firm or corporation except the final order, judgment or decree of any court or arbitration panel made, filed, entered or issued, whether with or without jurisdiction, from which no further appeal may be taken and the Escrow Agent is hereby authorized to comply with and obey any and all such final orders, judgments and decrees of any court or arbitration panel made, filed, entered or issued, whether with or without jurisdiction. If the Escrow Agent shall comply with or obey any such order, judgment or decree of any court, the Escrow Agent shall not be liable to any of the parties hereto, or to any other person, firm association or corporation, by reason of any such compliance or obedience even if any such order, judgment or decree may be subsequently revised, modified, annulled, set aside or vacated.

          (c) The Escrow Agent shall not be liable for the outlawing of any rights under any statute of limitations with respect to the Acquisition Agreements or any documents deposited with the Escrow Agent.

     9.   Resignation and Removal of the Escrow Agent.  The Escrow Agent may
          -------------------------------------------
resign as Escrow Agent at any time with or without cause by giving at least thirty (30) calendar days' prior written notice to each of Premiere and the Escrow Committee, such resignation to be effective thirty calendar (30) days following the date such notice is given. In addition, Premiere and the Escrow Committee may jointly remove the Escrow Agent as escrow agent at any time with or without cause, by an instrument (which may be executed in counterparts) given to the Escrow Agent, which instrument shall designate the effective date of such removal. In the event of any such resignation or removal a successor escrow agent shall be appointed by the Escrow Committee and Premiere. Any such successor escrow agent shall deliver to Premiere and the Escrow Committee a written instrument accepting such appointment and thereupon it shall succeed to all the rights and duties of the escrow agent hereunder and shall be entitled to receive the assets in the Escrow.

     10.  Further Instruments.  If the Escrow Agent reasonably requires other or
          -------------------
further instruments in connection with performance of the Duties, the necessary parties hereto agree to furnish such instruments.

     11.  Disputes.  It is understood and agreed that should any dispute arise
          --------
with respect to the delivery and/or ownership or right of possession of the securities or funds held by the Escrow Agent hereunder, the Escrow Agent is authorized and directed to act in accordance with and in reliance upon, the terms hereof. The Escrow Agent may hold all documents and funds and may wait for settlement of any dispute by final appropriate proceedings. Furthermore, the Escrow Agent may in its reasonable judgment, file an action of interpleader requiring the parties hereto to answer and litigate any claims and right among themselves, in which case, the Escrow Agent is authorized to deposit with the clerk of the court all documents, securities and funds held in Escrow, except that the Escrow Agent may withhold all reasonable costs, reasonable expenses, reasonable charges and reasonable attorney fees incurred by the Escrow Agent due to the interpleader action. Upon initiating such interpleader action, tile Escrow Agent shall be fully released and discharged of and from all obligations of this Escrow Agreement.

     12.  Indemnification.  Through the Escrow or otherwise, in consideration of
          ---------------
the Escrow Agent's acceptance of this appointment, the other parties hereto, jointly and severally, agree to indemnify and hold the Escrow Agent harmless as to any liability incurred by it to any person, firm or corporation by reason of its having accepted such appointment or in carrying out the terms hereof and the Acquisition Agreements, and to reimburse the Escrow Agent for all its reasonable costs and expenses, including, among other things, attorneys' fees and expenses, incurred by reason of any matter as to which an Indemnity is paid; provided,
                                                                   --------
however, that no indemnity need be paid in case of the Escrow Agent's gross
-------
negligence, willful misconduct or breach of this Escrow Agreement.

     13.  Notices.  Any notice or other communication required or permitted
          -------
hereunder shall be in writing, and shall be given by registered mail, postage prepaid, personal delivery, telecopier (confirmed by mail as aforesaid) or courier service such as Federal Express addressed as follows:

               If to Premiere, to:

                    Premiere Technologies, Inc.
                    The Lenox Building, Suite 400
                    3399 Peachtree Road, NE
                    Atlanta, Georgia 30326
                    Attn: Boland T. Jones, President
               with a copy to:

                    Alston & Bird LLP
                    One Atlantic Center
                    1201 West Peachtree Street
                    Atlanta, Georgia 30309
                    Attn: Jeffrey A. Allred, Esq.

               If to VTE or VTN to:

                    Voice-Tel Enterprises, Inc.
                    Four Commerce
                    Square, Suite 800
                    23200 Chagrin Boulevard
                    Cleveland, Ohio 44122
                    Attn:  Martin J. Huebschman, President

               With a copy to:

                    Benesch, Friedlander, Coplan & Aronoff
                    2300 BP America Building
                    Cleveland, Ohio 44144
                    Attn: Michael Wager, Esq.

               If to the Escrow Committee, to:

                    ___________________
                    ___________________
                    ___________________
                    Attn: _____________

               With a copy to:

                    ___________________
                    ___________________
                    ___________________
                    Attn: _____________

               If to Escrow Agent to:

                    [SunTrust Bank]
                    ___________________
                    ___________________
                    ___________________
                    Attn: _____________


Each of the parties hereto shall be entitled to specify a different address by giving notice as aforesaid. Such notices and communications shall be deemed effective (i) three (3) business days after being sent, if sent by registered mail (postage prepaid) from one location in the United States to another location therein, (ii) on the date delivered, if delivered personally or transmitted by confirmed facsimile or (iii) one (1) business day after being sent if sent by overnight courier service.

     14.  Headings.  Section headings are not to be considered part of this
          --------
Escrow Agreement, are included solely for convenience and reference and are not intended to be full or accurate descriptions of the contents of Sections to which they relate.

     15.  Governing Law.  The validity, construction and interpretation of this
          -------------
Escrow Agreement shall be governed by the laws of the State of Georgia applicable to contracts made in and to be performed wholly within that state.

     16.  Counterparts.  This Escrow Agreement may be executed simultaneously in
          ------------
two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

     17.  Amendments.  This Escrow Agreement may only be amended by an
          ----------
instrument in writing signed by each of the parties hereto.

     18.  Business Day.  For purposes of this Escrow Agreement a "business day"
          ------------
is a day on which the Escrow Agent is open for business and shall not include a Saturday, Sunday, or legal holiday. Notwithstanding anything to the contrary in this Escrow Agreement no action shall be required of the Escrow Agent, Premiere, or any party receiving notice pursuant to the terms of this Escrow Agreement except on a business day and in the event an action is required on a day which is not a business day, such action shall be required to be performed on the next succeeding day which is a business day.

                                        PREMIERE:

                                        PREMIERE TECHNOLOGIES, INC.,
                                        a Georgia corporation


                                        By:_____________________________________
                                           Name:________________________________
                                           Title:_______________________________

                                        VTE:

                                        VOICE-TEL ENTERPRISES, INC., a
                                        Delaware corporation


                                        By:_____________________________________
                                           Name:________________________________
                                           Title:_______________________________

                                        VTN:

                                        VTN, Inc., an Ohio corporation



                                        By:_____________________________________
                                           Name:________________________________
                                           Title:_______________________________

                                                                       EXHIBIT A

                      PRO RATA INTERESTS OF STOCKHOLDERS



     Name          # of Escrow Shares        Pro Rata Interest
     ----          ------------------

                                                                       EXHIBIT 4

                          REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of ____________, 1997, by and among Premiere Technologies, Inc., a Georgia corporation (the "Company"), those stockholders of Voice-Tel Enterprises, Inc., a Delaware corporation ("VTE"), appearing as signatories hereto, those shareholders of VTN, Inc., an Ohio corporation ("VTN"), appearing as signatories hereto (each of the stockholders of VTE and shareholders of VTN, a "VTE/VTN Stockholder" and collectively, the "VTE/VTN Stockholders"), and those stockholders or other equity owners of franchisees of VTE ("Franchisees") that execute Adoption Agreements in the form attached hereto as Exhibit A (each such stockholder or owner, a "Franchisee Stockholder" and collectively, the "Franchisee Stockholders" and collectively with the VTE/VTN Stockholders, the "Stockholders").

                                 R E C I T A L S
                                 ---------------

     WHEREAS, pursuant to the terms of an Agreement and Plan of Merger, dated as of April __, 1997 (as the same may be amended, the "VTE Acquisition Agreement"), by and among the Company, PTEK Merger Corporation, a Delaware corporation ("Sub"), VTE, and the stockholders of VTE, Sub shall be merged with and into VTE (the "VTE Acquisition"), with the result that each of the outstanding shares of no par value common stock of VTE ("VTE Common Stock") will be converted into the right to receive shares of the $0.01 par value common stock of the Company (the "Company Common Stock");

     WHEREAS, pursuant to the terms of an Agreement and Plan of Merger, dated as of April __, 1997 (as the same may be amended, the "VTN Acquisition Agreement"), by and among the Company, PTEK Merger Corporation II, an Ohio corporation ("Sub II"), VTN and the shareholders of VTN, Sub II will be merged with and into VTN (the "VTN Acquisition"), with the result that each of the outstanding shares of the no par value common stock of VTN ("VTN Common Stock") will be converted into the right to receive shares of Company Common Stock (the VTE Acquisition and the VTN Acquisition are collectively called the "Acquisition" and the VTE Acquisition Agreement and the VTN Acquisition Agreement are collectively called the "Acquisition Agreement");

     WHEREAS, the Company has agreed, as a condition precedent to VTE's and VTN's obligations under the Acquisition Agreement, to grant the VTE/VTN Stockholders certain registration rights; and

     WHEREAS, the Company has agreed to acquire certain Franchisees pursuant to the terms a Transfer Agreement between each such Franchisee, the stockholders or other equity owners of such Franchisee and the Company (collectively, the "Franchisee Acquisition Agreements"); and

     WHEREAS, the Company has agreed, as a condition precedent to the consummation of the transactions contemplated in the Franchisee Acquisition Agreements, to grant the Franchisee Stockholders certain registration rights; and

     WHEREAS, the Company and the Stockholders desire to define the aforementioned registration rights on the terms and subject to the conditions herein set forth.

     NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the parties hereby agree as follows:

     1.   DEFINITIONS
          -----------

     As used in this Agreement, the following terms have the respective meanings set forth below:

     Affiliate:  shall mean, for any Person, (i) any other Person controlling,
     ---------
controlled by or under common control with such Person and (ii) any partner of any such Person which is a partnership.

     Amway Entity:  shall mean Amway Corporation and any Affiliate thereof.
     ------------

     Commission:  shall mean the Securities and Exchange Commission or any other
     ----------
federal agency at the time administering the Securities Act;

     Effective Date: shall mean the date on which the Acquisition is
     --------------
consummated;

     Exchange Act:  shall mean the Securities Exchange Act of 1934, as amended;
     ------------

     Holder:  shall mean any holder of Registrable Securities;
     ------

     Initiating  Holder:  shall mean any Amway Entity or any other Holder or
     ------------------
Holders who in the aggregate are Holders of more than 10% of the then outstanding Registrable Securities;

     Other Stockholders: shall mean Persons who, by virtue of an agreement with
     ------------------
the Company, are entitled to include their Securities in any registration effected under Section 3.

     Person: shall mean an individual, partnership, joint stock company, limited
     ------
liability company, corporation, trust or unincorporated organization, and a government or agency or political subdivision thereof;

     register, registered and registration: shall mean a registration effected
     --------  ----------     ------------
by preparing and filing a registration statement in compliance with the Securities Act (and any post-effective amendments filed or required to be filed) and the declaration or ordering of effectiveness of such registration statement;

     Registrable Securities: shall mean (A) the shares of Company Common Stock
     ----------------------
issued to the Stockholders under the Acquisition Agreement and the Franchisee Acquisition Agreements, and (B) any securities of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares of Company Common Stock referred to in clause (A); provided, that Registrable Securities shall not include (i) securities with respect to which a registration statement with respect to the sale of such securities has become effective under the Securities Act and all such securities have been disposed of in accordance with such registration statement, (ii) such securities as are actually sold pursuant to Rule 144, or (iii) such securities as are acquired by the Company or any of its subsidiaries;

     Registration Expenses: shall mean all expenses incurred by the
     ---------------------
Company in compliance with Sections 3(a), (b), (c) and (d) hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, fees and expenses of one counsel for all the Holders, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company);

     Rule 144: shall mean Rule 144 (or any successor provision thereto) under
     --------
the Securities Act.

     Rule 145: shall mean Rule 145 (or any successor provision thereto) under
     --------
the Securities Act.

     Security, Securities: shall have the meaning set forth in Section 2(1) of
     --------------------
the Securities Act;

     Securities Act: shall mean the Securities Act of 1933, as amended; and
     --------------

     Selling  Expenses:  shall mean all underwriting discounts and selling
     -----------------
commissions applicable to the sale of Registrable Securities and all fees and disbursements of counsel for each of the Holders other than fees and expenses of one counsel for all the Holders.

     2.   [Reserved]
          ----------

     3.   REGISTRATION RIGHTS
          -------------------

          (a)  Requested Registration.
               ----------------------

               (i)  Request for Registration. If the Company shall receive from
                    ------------------------
an Initiating Holder, at any time (x) after July 15, 1997 and (y) before the end of the nine month period following the Effective Time (the "Demand Period"), a written request (a "Registration Request") that the Company effect any registration with respect to Registrable Securities held by such Initiating Holder, the Company shall:

                    (A) promptly give written notice of the proposed registration, qualification or compliance to all other Holders; and

                    (B) use its commercially reasonable efforts to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act) as may be so requested as soon as practicable, but in any event no later than ninety (90) days from the date of the request and as would permit or facilitate the sale and distribution of all such Registrable Securities as are specified in such request, together with (i) all of the Registrable Securities of any Stockholder joining in such request as specified in a written request received by the Company within twenty (20) business days after written notice from the Company is given under Section 3(a)(i)(A) above; provided, however, that no registration requested under this Section 3(a) shall become effective unless and until financial results covering at least thirty (30) days of combined operations of the Company, VTE and the Franchisees have been published within the meaning of Section 201.01 of the Commission's Codification of Financial Reporting Policies; provided further, that the Company shall not be obligated to effect, or take any action to effect, any such registration pursuant to this Section 3(a):

                         (u) Other than by means of an underwriting in accordance with Section 3(a)(ii);

                         (v) Other than pursuant to a registration statement on Form S-3;

                         (w) Unless the Company has received audited financial statements with respect to any business acquired or to be acquired to the extent required by Rule 3-05 of Regulation S-X for so long as it takes to obtain such statements, provided that the Company shall use all commercially reasonable efforts to obtain such statements;

                         (x) If the Company, within ten (10) business days of the receipt of the request of the Initiating Holders, gives notice of its bona fide intention to effect the filing of a registration statement with the Commission and to cause such registration statement to become effective within ninety (90) days of receipt of such request, provided that the Company actively employs, in good faith, all commercially reasonable efforts to cause such registration statement to become effective within such ninety (90) day period; provided,
          --------
          however, that the periods during which the Company shall not be
          -------
          required to effect a registration in accordance with this Section 3(a) together with any periods of suspension under Section 3(g) hereof may not exceed ninety (90) days in the aggregate;

                         (y) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder;

                         (z) After the Company has effected one (1) such registration in accordance with this Section 3(a) (in the aggregate for all Holders) and such registration has been declared or ordered effective and the sales of such Registrable Securities thereunder shall have closed.

                    Notwithstanding any other provision of this Agreement, provided any Registration Request is made at any time during the Demand Period, a postponement or deferral of such requested registration in accordance with Sections 3(a)(i) or 3(g) shall only postpone or defer the requested registration, regardless of the expiration of the Demand Period.

                    (ii)   Underwriting. The Holders whose shares are to be
                           ------------
included in a registration in accordance with this Section 3(a) and the Company shall enter into underwriting and related agreements in customary form with the representative of the underwriter or underwriters selected for such underwriting by the Initiating Holders and reasonably acceptable to the Company. Such underwriting agreement shall contain representations and warranties by the Company and other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions. The Company shall cooperate fully with the Holders and the underwriters in connection with any underwritten offering.

                    If any Holder or holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

                    (iii)  Cut-Back. Notwithstanding any other provision of this
                           --------
Section 3(a), if the managing underwriter advises the Company and the Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, the securities of the Company held by Other Stockholders shall be excluded from such registration to the extent so required by such limitation, unless and to the extent prohibited by the terms of any registration rights or other agreement in effect with such Other Stockholder. If, after the exclusion of such shares, still further reductions are still required, the number of shares included in the registration by each Holder shall be reduced on a pro rata basis (based on the number of shares held by such Holder), by such minimum number of shares as is necessary to comply with such request; provided, that there shall be no reduction in the number of shares included in the registration by any Holder until all shares of Other Stockholders have been excluded from such registration, unless and to the extent prohibited by the terms of any registration rights or other agreement in effect with such Other Stockholder. No Registrable Securities or any other securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. If any Other Stockholder who has requested inclusion in such registration as provided above disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the underwriter and the Initiating Holder. The securities so withdrawn shall also be withdrawn from registration. If the managing underwriter has not limited the number of Registrable Securities or other securities to be underwritten, the Company and officers and directors of the Company may include its or their securities for its or their own account in such registration if the managing underwriter so agrees and if the number of Registrable Securities and other securities which would otherwise have been included in such registration and underwriting will not thereby be limited.

                    (iv)   Demand Registration Rights of Other Persons. In the
                           -------------------------------------------
event the Company, directly or indirectly, grants any right to, or alters any existing right of, any Person or Persons, by agreement, arrangement or understanding, which enables such Person or Persons to exercise during the Demand Period rights requiring the Company to prepare, or cause to be prepared, on behalf of such Person or Persons or in cooperation with such Person or Persons, a registration statement the form of which is, under the rules and regulations of the Commission, suitable for the sale of any of the Company's securities in a registered public offering, the Company shall notify the Holders of the terms and conditions of such rights granted to such Person. Following receipt of such notification from the Company, if requested by Holders of a majority of the Registrable Securities, in their sole discretion, the Company shall enter into a written agreement with the Holders, which agreement shall amend this Agreement to permit the Holders to exercise during the Demand Period demand registration rights on any more favorable terms and conditions which have been granted to any such Person by the Company.

               (b)  Company Registration.
                    --------------------

                    (i)    Notice of Registration. If at any time prior to the
                           ----------------------
first anniversary of the date of this Agreement (the "Piggyback Period") the Company shall determine to register any of its equity securities, either for its own account or for the account of a security holder or holders, other than (A) a registration relating solely to employee benefit plans, or (B) a registration relating solely to a Rule 145 transaction, the Company shall:

                           (A)  promptly give to each Holder written notice
thereof; and

                           (B)  include in such registration (and any related
qualification laws or other compliance), and related underwriting, if any, all the Registrable Securities specified in a written request or requests, made within twenty (20) days after mailing of such written notice from the Company to any Holder.

                    (ii)   Underwriting. If the registration of which the
                           ------------
Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 3(b)(i). In such event the right of any Holder to registration in accordance with Section 3(b) shall be conditioned upon such Holder's participation in such underwriting, and the inclusion of Registrable Securities in the underwriting shall be limited to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities though such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company.

                    (iii)  Cut-Back. Notwithstanding any other provision of this
                           --------
Section 3(b), if the managing underwriter advises the Company and the Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, the number of shares included in the registration by each Holder and any other holder of securities of the Company whose shares are requested to be included in a registration proposed to be filed by the Company shall be reduced on a pro rata basis (based on the number of shares held by such Holder and other security holder) by such minimum number of shares as is necessary to comply with such request; subject to the terms of any registration rights or other agreement in effect with any Other Stockholder. No Registrable Securities or any other securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. If any Other Stockholder who has requested inclusion in such registration as provided above disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company and the underwriter. The securities so withdrawn shall also be withdrawn from registration.

                    (iv)   Piggyback Registration Rights of Other Persons. In
                           ----------------------------------------------
the event the Company grants any rights, or alters any existing right, to any Person or Persons by agreement, arrangement or understanding which enables such Person to exercise during the Piggyback Period piggyback registration rights, the Company shall, in writing, notify, within ten
(10) calendar days of such action by the Company, the Holders of the terms and conditions of such rights granted to such Person. Notwithstanding anything contained in this Agreement to the contrary, the Company shall not grant during the Piggyback Period any piggyback rights to any Person or Persons, directly or indirectly, by agreement, arrangement or understanding that provide, in the context of any cut back in the number of shares to be included in accordance with piggyback registration rights, that such cut back be made on a pro rata basis other than as provided in Section 3(b)(iii).

                    (v)    Right to Terminate Registration. The Company shall
                           -------------------------------
have the right to terminate or withdraw any registration initiated by it under this Section 3(b) prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

               (c)  Expenses of Registration. Registration Expenses incurred in
                    ------------------------
connection with any registration, qualification or compliance in accordance with this Section 3 shall be borne by the Company, and all Selling Expenses shall be borne by the Holders of the securities registered pro rata on the basis of the number of their shares so registered.

               (d)  Registration Procedures. In the case of each registration
                    -----------------------
effected by the Company pursuant to this Section 3, the Company will keep the Holders, as applicable, advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company shall:

                    (i) keep such registration effective for a period of forty five (45) days or until the Holders, as applicable, have completed the distribution described in the registration statement relating thereto, whichever first occurs;

                    (ii) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriters of such offering;

                    (iii) furnish to each Holder, and to any underwriter before filing with the Commission, copies of any registration statement (including all exhibits) and any prospectus forming a part thereof and any amendments and supplements thereto (including all documents incorporated or deemed incorporated by reference therein prior to the effectiveness of such registration statement and including each preliminary prospectus, any summary prospectus or any term sheet (as such term is used in Rule 434 under the Securities Act)) and any other prospectus filed under Rule 424 under the Securities Act, which documents, other than documents incorporated or deemed incorporated by reference, will be subject to the review of the Holders and any such underwriter for a period of at least five business days, and the Company shall not file any such registration statement or such prospectus or any amendment or supplement to such registration statement or prospectus to which any Holder or any such underwriter shall reasonably object within five business days after the receipt thereof; a Holder or such underwriters, if any, shall be deemed to have reasonably objected to such filing only if the registration statement, amendment, prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission;

                    (iv) furnish to each Holder and to any underwriter, such number of conformed copies of the applicable registration statement and of each amendment and supplement thereto (in each case including all exhibits) and such number of copies of the prospectus forming a part of such registration statement (including each preliminary prospectus, any summary prospectus or any term sheet (as such term is used in Rule 434 under the Securities Act)) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, including without limitation documents incorporated or deemed to be incorporated by reference prior to the effectiveness of such registration, as each of the Holders or any such underwriter, from time to time may reasonably request;

                    (v) to the extent practicable, promptly prior to the filing of any document that is to be incorporated by reference into any registration statement or prospectus forming a part thereof subsequent to the effectiveness thereof, and in any event no later than the date such document is filed with the Commission, provide copies of such document to the Holders, if requested, and to any underwriter, and make representatives of the Company available for discussion of such document and other customary due diligence matters, and include in such document prior to the filing thereof such information as any Holder or any such underwriter reasonably may request;

                    (vi) make available at reasonable times for inspection by the Holders, any underwriter participating in any disposition pursuant to such registration and any attorney or accountant retained by the Holders or any such underwriter, all financial and other records, pertinent corporate documents and properties of the Company and cause the officers, directors and employees of the Company to supply all information reasonably requested by the Holders and any such underwriters, attorneys or accountants in connection with such registration subsequent to the filing of the applicable registration statement and prior to the effectiveness of the applicable registration statement;

                    (vii) use its commercially reasonable efforts (x) to register or qualify all Registrable Securities and other securities covered by such registration under such other securities or blue sky laws of such States of the United States of America where an exemption is not available and as the sellers of Registrable Securities covered by such registration shall reasonably request, (y) to keep such registration or qualification in effect for so long as the applicable registration statement remains in effect, and (z) to take any other action which may be reasonably necessary or advisable to enable such sellers to consummate the disposition in such jurisdictions of the securities to be sold by such sellers, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where it is not so qualified, or to subject itself to taxation in any such jurisdiction, or to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder;

                    (viii) use its commercially reasonable efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other federal or state governmental agencies or authorities as may be necessary in the opinion of counsel to the Company and counsel to the Holders of Registrable Securities to enable the Holders thereof to consummate the disposition of such Registrable Securities;

                    (ix) subject to Section 3(g) hereof, promptly notify each Holder of Registrable Securities covered by a registration statement
          (A) upon discovery that, or upon the happening of any event as a result of which, the prospectus forming a part of such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading,
          (B) of the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or the initiation of proceedings for that purpose, (C) of any request by the Commission for
          (1) amendments to such registration statement or any document incorporated or deemed to be incorporated by reference in any such registration statement, (2) supplements to the prospectus forming a part of such registration statement or (3) additional information, or
          (D) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, and at the request of any such Holder promptly prepare and furnish to it a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                    (x) use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any such registration, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction;

                    (xi) if requested by any Initiating Holder, or any underwriter, promptly incorporate in such registration statement or prospectus, pursuant to a supplement or post effective amendment if necessary, such information as the Initiating Holder and any underwriter may reasonably request to have included therein, including, without limitation, information relating to the "plan of distribution" of the Registrable Securities, information with respect to the principal amount or number of shares of Registrable Securities being sold to such underwriter, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering and make all required filings of any such prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be incorporated in such prospectus supplement or post effective amendment;

                    (xii) furnish to the Holders, addressed to them, an opinion of counsel for the Company, dated the date of the closing under the underwriting agreement, if any, or the date of effectiveness of the registration statement if such registration is not an underwritten offering, and use its commercially reasonable efforts to furnish to the Holders, addressed to them, a "cold comfort" letter signed by the independent certified public accountants who have certified the Company's financial statements included in such registration, covering substantially the same matters with respect to such registration (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities and such other matters as the Holders may reasonably request;

                    (xiii) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of
          Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

                    (xiv) provide promptly to the Holders upon request any document filed by the Company with the Commission pursuant to the requirements of Section 13 and Section 15 of the Exchange Act; and

                    (xv) use its commercially reasonable efforts to cause all Registrable Securities included in any registration pursuant hereto to be listed on each securities exchange on which securities of the same class are then listed, or, if not then listed on any securities exchange, to be eligible for trading in any over-the-counter market or trading system in which securities of the same class are then traded.

          (e)  Indemnification.
               ---------------

               (i) The Company will indemnify each of the Holders, as applicable, each of its officers, directors, members and partners, and each person controlling each of the Holders, with respect to each registration which has been effected pursuant to this Section 3, and each underwriter, if any, and each person who controls any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or any violation by the Company of the Securities Act or the Exchange Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each of the Holders, each of its officers, directors, members and partners, and each person controlling each of the Holders, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by the Holders or underwriter and stated to be specifically for use therein.

               (ii) Each of the Holders will, if Registrable Securities held by it are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter, each Other Stockholder and each of their officers, directors, members and partners, and each person controlling such Other Stockholder against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document made by such Holder, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements by such Holder therein, in light of the circumstances under which they were made, not misleading, and will reimburse the Company and such Other Stockholders, directors, officers, partners, members, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided, however, that the obligations of each of the Holders hereunder and under clause (vi) below shall be limited to an amount equal to the net proceeds to such Holder of securities sold as contemplated herein.

               (iii) Each party entitled to indemnification under this Section 3(d) (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld) and the Indemnified Party may participate in such defense at such party's expense (unless the Indemnified Party shall have reasonably concluded that there may be a conflict of interest between the Indemnifying Party and the Indemnified Party in such action, in which case the fees and expenses of one such counsel for all Indemnified Parties shall be at the expense of the Indemnifying Party), and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 3 unless the

Indemnifying Party is materially prejudiced thereby. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party (which consent shall not be unreasonably withheld or delayed), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

               (iv) If the indemnification provided for in this Section 3(d) is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue (or alleged untrue) statement of a material fact or the omission (or alleged omission) to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

               (v) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with any underwritten public offering contemplated by this Agreement are in conflict with the foregoing provisions, the provisions in such underwriting agreement shall be controlling.

               (vi) The foregoing indemnity agreement of the Company and Holders is subject to the condition that, insofar as they relate to any loss, claim, liability or damage made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the Commission at the time the registration statement in question becomes effective or the amended prospectus filed with the Commission pursuant to Commission Rule 424(b) (the "Final Prospectus"), such indemnity or contribution agreement shall not inure to the benefit of any underwriter or Holder (but only if such Holder was required to deliver such Final Prospectus) if a copy of the Final Prospectus was furnished to the underwriter and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

          (f)  Information by the Holders. Each of the Holders holding
               --------------------------
securities included in any registration shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Section 3.

          (g)  Holdback Agreement; Postponement. Notwithstanding the provisions
               --------------------------------
of Section 3(a), if the Company shall furnish to the Initiating Holder(s) a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company it would be seriously detrimental to the Company and its stockholders for a registration statement to be filed, the Company's obligation to use commercially reasonable efforts to register, qualify or comply under Section 3(a) shall be deferred for a period not to exceed ninety (90) days from the date the Company received the Registration Request.

          (h)  Assignment. The registration rights set forth in Section 3 hereof
               ----------
may be assigned, in whole or in part, to any transferee of Registrable Securities (who shall be considered thereafter to be a Holder (provided that any transferee who is not an affiliate of Stockholder shall be a Holder only with respect to such Registrable Securities so acquired and any stock of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, such Registrable Securities) and shall be bound by all obligations and limitations of this Agreement).

     4.        RULE 144 REPORTING
               ------------------

     With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of restricted securities to the public without registration, the Company agrees to:

     (i) make and keep public information available (as those terms are understood and defined in Rule 144) at all times;

     (ii) use its commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

     (iii) so long as there are outstanding any Registrable Securities, furnish to each Holder, upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.

     5.        INTERPRETATION OF THIS AGREEMENT
               --------------------------------

               (a)  Directly or Indirectly. Where any provision in this
                    ----------------------
Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

               (b)  Governing Law. This Agreement shall be governed by and
                    -------------
construed in accordance with the laws of the State of Georgia.

               (c)  Section Headings. The headings of the sections and
                    ----------------
subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof.

     6.        MISCELLANEOUS
               -------------

               (a)  Notices.
                    -------

                    (i) All communications under this Agreement shall be in writing and shall be delivered by facsimile or by hand or mailed by overnight courier or by registered or certified mail, postage prepaid: .

                           (A)  if to the Company, to Premiere Technologies,
Inc., The Lenox Building, Suite 400, 3399 Peachtree Road, N.E., Atlanta, Georgia 30326, Telecopy (404) 262-8450, Attention: Boland T. Jones, President, or at such other address as it may have furnished in writing to the Stockholders;

                           (B)  if to the VTE/VTN Stockholders, at the addresses
listed on Schedule I hereto, or at such other addresses as may have been furnished to the Company in writing; and

                           (C)  if to the Franchisee Stockholders, at the
addresses listed in the appropriate Adoption Agreement, or at such other addresses as may have been furnished to the Company in writing.

                    (ii) Any notice so addressed shall be deemed to be given: if delivered by hand, on the date of such delivery; if mailed by courier, on the first business day following the date of such mailing; and if mailed by registered or certified mail, on the third business day after the date of such mailing.

               (b)  Reproduction of Documents. This Agreement and all documents
                    -------------------------
relating thereto, including, without limitation, any consents, waivers and modifications which may hereafter be executed may be reproduced by the Stockholder by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and the Stockholders may destroy any original document so reproduced. The parties hereto agree and stipulate that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by the Stockholders in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

               (c)  Successors and Assigns. This Agreement shall inure to the
                    ----------------------
benefit of and be binding upon the successors and assigns of each of the parties.

               (d)  Entire Agreement; Amendment and Waiver. This Agreement
                    --------------------------------------
constitutes the entire understanding of the parties hereto and supersedes all prior understanding among such parties. This Agreement may be amended, and the observance of any term of this Agreement may be waived, with (and only with) the written consent of the Company and the Holders of a majority of the then outstanding Registrable Securities.

               (e)  Counterparts. This Agreement may be executed in one or more
                    ------------
counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

               (f)  No Inconsistent Agreements. The Company will not hereafter
                    --------------------------
enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement.

               (g)  Remedies. Each Holder of Registrable Securities, in addition
                    --------
to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

               (h)  Severability. In the event that any one or more of the
                    ------------
provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended and understood that all of the rights and privileges of each of the Holders shall be enforceable to the fullest extent permitted by law.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

                                        PREMIERE TECHNOLOGIES, INC.

                                        By:__________________________________
                                        Name:________________________________
                                        Title:_______________________________

                                        VTE/VTN STOCKHOLDERS:

                                        _____________________________________
                                        Name:________________________________

                                        _____________________________________
                                        Name:________________________________

                                        _____________________________________
                                        Name:________________________________

                                        _____________________________________
                                        Name:________________________________

                                                                       EXHIBIT A

                               ADOPTION AGREEMENT

     Reference is made to that certain Stock Restriction and Registration Rights Agreement entered into as of ____________, 1997, by and among Premiere Technologies, Inc. ("Premiere"), those stockholders of Voice-Tel Enterprises, Inc. ("VTE") appearing as signatories thereto, those stockholders of VTN, Inc. appearing as signatories thereto and those stockholders or other equity owners of franchisees of VTE that execute Adoption Agreements in the form hereof (the "Registration Rights Agreement").

     WHEREAS, the undersigned is the holder of ______ shares of the common stock, $.01 par value per share, of Premiere (the "Shares"); and

     WHEREAS, Premiere has agreed to grant to the undersigned registration rights with respect to the Shares on the terms and subject to the conditions set forth in the Registration Rights Agreement.

     NOW, THEREFORE, the undersigned hereby agrees to become a party to and be bound by the terms and conditions of the Registration Rights Agreement, effective as of the date hereof.

Date:________________________           _____________________________________
                                        Name:

                                        Address:__________________________
                                                __________________________
                                                __________________________


Acknowledged and Agreed:

PREMIERE TECHNOLOGIES, INC.

_____________________________
By:__________________________
Its:_________________________

                                                                       EXHIBIT 7

                             ______________, 1997

Premiere Technologies, Inc.
The Lenox Building, Suite 400
3399 Peachtree Road, NE
Atlanta, Georgia 30326


     Re: VTN, Inc.

Gentlemen:

          This letter is delivered pursuant to Section 9.(g) of the Agreement and Plan of Merger (the "Merger Agreement"), dated as of ______, 1997, by and among Premiere Technologies, Inc. ("Premiere"), PTEK Merger Corporation, II ("Sub") and VTN, Inc. ("VTN").

          In connection with the proposed acquisition of VTN by Premiere by means of the merger of Sub into VTN (the "Merger") and concerning claims which I may have against VTN or any of its Subsidiaries or Affiliates, in my capacity as an officer or director prior to the Merger, I hereby affirm the following:

               (a) VTN shall retain all liability (to the extent VTN was so liable) for claims for salaries, wages or other compensation, employee benefits, reimbursement of expenses or worker's compensation arising out of employment through the effective date of the Merger;

               (b) In my capacity as an officer or a director, I do not have, and am not aware of, any claims I might have (other than those referred to in paragraph (a) above) against VTN or any of its Subsidiaries or Affiliates; and

               (c) I hereby release VTN, and any of its Subsidiaries and Affiliates, from any and all claims which I may now or hereafter possess against VTN in my capacity as an officer or a director, other than those referred to in paragraph (a) above and in Section 10.1(f) of the Merger Agreement.

          By executing this letter on behalf of Premiere, you shall acknowledge the retention by VTN of the liabilities described in paragraph (a) above.

                                        Sincerely,


                                        ________________________________________
                                        Signature of Officer or Director


                                        ________________________________________
                                        Name of Officer or Director

          On behalf of Premiere, I hereby acknowledge receipt of this letter as of this ______ day of ______, 19__.

                                        PREMIERE TECHNOLOGIES, INC.


                                        By:_____________________________________

                                                                       Exhibit 8

                                   Exhibit E
                                   ---------

        VTE, VTNLP, the NAP and each Franchisee Company shall have entered into the "Grand Solution" agreements substantially in the form attached hereto and as reasonably satisfactory to Premiere which shall provide, among other terms and conditions, that:

        1. VTE owned service centers shall be included as "Participating Franchisees" for purposes of electing the NAP Board of Directors and otherwise be deemed a "Participating Franchisee" as defined in the NAP by-laws, the Franchisee Representatives currently serving on the Board of Directors of the NAP whose franchise rights are acquired by Premiere shall have resigned from the NAP Board of Directors effective upon the Closing, and the Chairman of the NAP Board of Directors will be elected by the Board of Directors and will not be required to be a Franchisee Representative.

        2. In partial consideration for the Participating Franchisee's execution of the Grand Solution documents, the Participating Franchisee shall receive the opportunity to be appointed as a non-exclusive reseller of Premiere products and services within the Participating Franchisee's Protected Territory (which products and services Premiere currently distributes within the Franchisee's Protected Territory) and such Participating Franchisee shall be entitled to a commission of ten percent (10%) on revenues actually received (less applicable taxes). The commission will not be subject to any royalties or system marketing fund fees.

        3. Except as specifically set forth in the Franchisee's Franchise Agreement and its Franchise NAP agreement, each Participating Franchisee shall acknowledge and agree that it has no right to be the exclusive reseller of VTE/VTNLP network messaging or non-messaging services within its Protected Territory and shall otherwise have no right to receive a royalty on non-messaging services sold or distributed by VTE or VTNLP.

        4. The parties will acknowledge and agree that as of March 31, 1997, the Intermin Development Loan owed by the NAp to the Participating Franchisees is $122,639; the Advance owed by the NAP to VTE equals $500,661; and the amount to be paid by VTN to the NAP equals $740,000.